As filed with the Securities and Exchange Commission on May 28, 1996 Registration No. 333-00577





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-1
             Registration Statement Under The Securities Act of 1933
                              --------------------

                             MEDNET, MPC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Nevada                                                 5961
- -------------------------------                     ----------------------------
(State or Other Jurisdiction of                     (Primary Standard Industrial
Incorporation or Organization)                       Classification Code Number)

                                                   871-C Grier Drive
                                                Las Vegas, Nevada  89119
            88-0215949                               (702) 361-3119
- ---------------------------------------  ---------------------------------------
(I.R.S. Employer Identification Number)    (Address, Including Zip Code, and
                                          Telephone Number, Including Area Code,
                                           of Registrant's Principal Executive
                                                          Offices)

                                  M.B. Merryman
                      President and Chief Executive Officer
                                871-C Grier Drive
                             Las Vegas, Nevada 89119
                                 (702) 361-3119
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             Richard T. Beard, Esq.
                             Paul H. Shaphren, Esq.
                        Ballard Spahr Andrews & Ingersoll
                        201 South Main Street, Suite 1200
                            Salt Lake City, UT 84111
                                 (801) 531-3000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     --------------------


Pursuant to Rule 429, this Registration Statement contains a combined prospectus which also relates to Registration Statement on Form S-1, Commission file number 33-94550.

                        CALCULATION OF REGISTRATION FEE



   Title of Each Class                                                Proposed Maximum      Proposed Maximum          Amount of
     of Securities to                                Amount to be    Offering Price Per    Aggregate Offering       Registration
      Be Registered                                  Registered(1)        Share                 Price                   Fee(2)
   -------------------                               -------------   ------------------    ------------------       ------------
Common Stock, $.001
par value to be sold by
selling stockholders
including collateral
shares .....................................            3,811,725           2.3125(3)          $8,814,614(3)        $   3,039.52
Common Stock,
$.001 par value to be
sold by additional
stockholders (4)............................              365,089           2.55(5)            $  930,977(5)        $     321.03
                                                      --------------------------------------------------------------------------

Total ......................................            4,176,814                              $9,745,591               3,360.55
                                                      ==========================================================================


(1) Including such additional shares of Common Stock issuable upon conversion of the Series A Preferred or Convertible Notes, or upon exercise of the Warrants, each as defined herein, as a result of adjustments to the conversion price or exercise price.


(2) The fee is calculated on the basis of 1/29th of 1% of the Proposed Maximum Aggregate Offering Price.


(3) Calculated in accordance with Rule 457(c) on the basis of the last reported sales price of the Registrant's Common Stock on January 24, 1996 as reported by Nasdaq.


(4) These shares are additional shares incorporated for the first time in this Amendment No. 1 to Form S-1.


(5) Calculated in accordance with Rule 457(c) on the basis of the last reported sales price of the Registrant's Common Stock on May 22, 1996 as reported by Nasdaq.


(6) Pursuant to Rule 429(c), the following table lists the amount of securities being carried forward from Registration Statement No. 33-94550 and the amount of registration fee previously paid:



    Title of Each Class                                   Amount of
     of Securities to            Amount to be            Registration
       be Registered              Registered             Fee(1)(2)(3)
- ------------------------         ------------            ------------

Common Stock, $.001
par value for collateral
obligations                       1,000,000               $1,077.59

Common Stock
underlying Warrants or
convertible notes                 1,923,024               $2,072.22

Common Stock for
future acquisitions and
future collateral
obligations                       4,500,000               $4,849.14

Total                            7,423,024(1)             $7,998.95


(1) Includes up to 5,500,000 shares which, with the consent of the Registrant, may be resold by persons who received shares covered by the Registration Statement in connection with acquisitions and who may wish to sell such shares under circumstances requiring or making desirable use of the prospectus herein contained. Such shares have not been included in the calculation of the Registration Fee.


(2) Calculated in accordance with Rule 457(c) on the basis of the last reported sales price of the Registrant's Common Stock on July 11, 1995 as reported by Nasdaq.


(3) The fee is calculated on the basis of 1/29th of 1% of the Proposed Maximum Aggregate Offering Price.

The Registrant hereby amends these Registration Statements on such date or dates as may be necessary to delay their effective date until the Registrant shall file a further amendment which specifically states that these Registration Statements shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                             MEDNET, MPC CORPORATION
                              CROSS REFERENCE SHEET
                    Pursuant to Item 501(b) of Regulation S-K


Item Number                                                         Prospectus Caption


 1.   Forepart of Registration Statement and Outside
      Front Cover Page of Prospectus.......................   Facing Page; Front Cover Page; Cross Reference
                                                                    Sheet
 2.   Inside Front and Outside Back Cover Pages of
      Prospectus...........................................   Inside Front Cover Page

 3.   Summary Information, Risk Factors and Ratio of
      Earnings to Fixed Charges............................   Prospectus Summary; Risk Factors

 4.   Use of Proceeds......................................   Securities Covered by This Prospectus

 5.   Determination of Offering Price......................   *

 6.   Dilution.............................................   *

 7.   Selling Security Holders.............................   Front Cover Page; Securities Covered by This
                                                              Prospectus; Inside Back Cover Page

 8.   Plan of Distribution.................................   Securities Covered by This Prospectus

 9.   Description of Securities to be Registered...........   Description of Securities

10.   Interests of Named Experts and Counsel...............   *


11.   Information with Respect to Registrant...............   Prospectus Summary; Acquisition of Home
                                                              Pharmacy; Risk Factors; Unaudited Combined
                                                              Pro Forma Condensed Consolidated Statements
                                                              of Earnings; Price  Range of Common Stock and
                                                              Dividend Policy Selected Consolidated
                                                              Financial Data; Management's Discussion and
                                                              Analysis of Financial Condition and Results
                                                              of Operations; Business; Directors and
                                                              Executive Officers; Security Ownership of
                                                              Certain Beneficial Owners and Management;
                                                              Certain Relationships and  Related Transactions;
                                                              Legal Proceedings; Legal Matters; Experts;
                                                              Change in Accountants; Consolidated Financial
                                                              Statements


12    Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities.......   *
      --------------------
      *        Inapplicable


Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS


                             MEDNET, MPC CORPORATION
                        8,004,207 Shares of Common Stock



         Certain selling stockholders (the "Selling Stockholders") of Mednet, MPC Corporation (formerly Medi-Mail, Inc.) (the "Company") hereby offer up to 8,004,207 common shares, $.001 par value per share (the "Common Stock"), of the Company. The Common Stock being offered consists of the following for resale by the Selling Stockholders: (i) 322,727 shares currently owned by certain of the Selling Stockholders; (ii) 1,783,330 shares (the "Conversion Shares") issuable on conversion of the Company's 10% Series A Convertible Exchangeable Preferred Stock ("Series A Preferred) or Convertible Notes (as defined herein); (iii) 2,681,972 shares of Common Stock (the "Warrant Shares") issuable by the Company pursuant to the terms of certain outstanding warrants and the conversion on the notes from the Company to Steven M. Lash, Kevin Ellis, Seth Flam and Hassman, L.P. (collectively, the "Warrants"); and (iv) 3,216,178 shares (the "Collateral Shares") of Common Stock offered hereby that have been pledged by the Company to ArcVentures, Inc. ("Arc") as collateral for certain obligations of the Company. An additional 1,774,099 shares ("Acquisition Shares") which the Company originally pledged as Collateral Shares but were not utilized as such may be again pledged to Arc in the future. The Company will not receive any proceeds from the resale of the Conversion Shares, the Warrant Shares or the shares of Common Stock owned by the Selling Stockholders. The exercise or conversion prices of the Warrants range from $2.20 per share to $5.00 per share. Although the Company will receive the exercise price of any or all of the outstanding Warrants which are exercised or converted, up to a maximum of $5,898,428 and $1,950,808 in conversion of debt if all Warrants are exercised or converted, there is no assurance that any of the Warrants will be exercised or converted. The proceeds from the sale of the Collateral Shares will be applied to certain debt obligations of the Company. This Prospectus also relates to such additional shares of Common Stock as may be issuable upon conversion of the Series A Preferred or Convertible Notes, or exercise of the Warrants, as a result of adjustments to conversion price or exercise price in accordance with the terms thereof. To the extent they were not utilized as Collateral Shares, the 1,774,099 Acquisition Shares may be offered and issued from time to time by the Company in connection with future acquisitions of other businesses, properties or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act of 1933, as amended (the "1933 Act"). Any Collateral Shares not sold by Arc pursuant to the Pledge will become Acquisition Shares. This Prospectus may also be used, with the Company's prior consent, by persons or entities who have received or will receive Acquisition Shares in connection with such acquisitions and who wish to offer and sell such shares under circumstances requiring or making desirable its use and by certain transferees of such persons or entities. See "Securities Covered By This Prospectus."



         The Common Stock is traded in the over-the-counter market and quoted on Nasdaq under the symbol MMRX. On April 22, 1996, the last reported sales price of the Common Stock on Nasdaq was $2.56 per share. See "Price Range of Common Stock and Dividend Policy."


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS," BEGINNING ON PAGE 8.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is May 28, 1996.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL.

                              --------------------

                                TABLE OF CONTENTS

AVAILABLE INFORMATION

PROSPECTUS SUMMARY

RISK FACTORS

SECURITIES COVERED BY THIS PROSPECTUS


SELLING STOCKHOLDERS


PLAN OF DISTRIBUTION


PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY


SELECTED CONSOLIDATED FINANCIAL DATA


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS


BUSINESS


DIRECTORS AND EXECUTIVE OFFICERS


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT


TRANSACTIONS WITH RELATED PARTIES


DESCRIPTION OF SECURITIES


LEGAL PROCEEDINGS


LEGAL MATTERS


EXPERTS


CHANGE IN ACCOUNTANTS


INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                               -------------------

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


         This Prospectus constitutes a part of Registration Statements on Form S-1 filed by the Company with the Commission under the 1933 Act (the "Registration Statement"). This Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the shares of Common Stock offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus, including information under "Risk Factors."

                                   The Company

         The Company was incorporated under the laws of the State of Nevada in September, 1985 and changed its name from Medi-Mail, Inc. to Mednet, MPC Corporation in June, 1995. Substantially all of the Company's business is derived from its activities in the managed prescription care industry. The
Company, together with its subsidiaries Medi-Mail, Inc. ("Medi-Mail"), Medi-Claim, Inc. ("Medi-Claim"), Medi-Phar, Inc. ("Medi-Phar") and Family Pharmaceuticals of America, Inc. ("FPA"), acts as an integrated, full service prescription drug benefits manager serving individual members of retirement organizations, fraternal organizations, state employee organizations and commercial organizations ("Affinity Groups"), corporations, self insurance trusts, insurance companies and other benefit plan sponsors ("Third-Party Payors" and collectively with the Affinity Groups, "Payors") throughout the United States. The Company's benefit programs (the "Programs") offer prescription drug benefits to approximately two million individuals ("Participants"), most of whom receive funded benefits through Third-Party Payors and/or are members of an Affinity Group.

         Description of Prescription Benefits Management Business. The Company develops and administers client- specific Programs on behalf of more than 400 Payors throughout the United States. The Company attempts to customize its Programs to meet the Payors' particular benefits strategy combining a number of managed care features to cost effectively manage the Payor's Program. The Programs combine mail-service pharmacy features such as enhanced generic substitution and the convenience of home delivery, with the features of retail network pharmacy such as automated claims adjudication, real time electronic networking of retail pharmacies and card programs. Payors can choose a Program which incorporates on-line electronic claims processing, drug utilization review and an electronic network linking more than 45,000 retail pharmacies in the United States, as well as features of a mail-service pharmacy program. In the alternative, Payors can choose either a mail-service pharmacy program or a network claims processing program to combine with its other existing prescription benefits.


         Mail-service Pharmacy Operations. The Company's mail-service pharmacy program is conducted from its Las Vegas and Chicago locations. The Company services customers throughout the United States. The Company's mail-service pharmacy  program  is  designed  for  convenience  and  to  reduce  prescription medication and over-the-counter pharmaceutical costs to individuals, corporations, labor unions, retirement systems, health and welfare trusts, insurance companies, federal and state employee plans, health maintenance organizations and third-party administrators. The mail service pharmacy program attracts senior citizens, home-bound persons, sight or hearing impaired persons and users of regularly prescribed medications who are interested in the convenience of direct delivery of medication and/or lowering their medication and pharmaceutical expenses. The Company believes that it delivers prescription medication and over-the-counter pharmaceutical products to the homes of customers at lower costs, on average, than are generally available through retail pharmacies. These medications are typically maintenance medications, which must be taken on an ongoing basis for chronic conditions such as high blood pressure, arthritis and heart and thyroid conditions. The Company believes that these conditions account for a majority of prescription medication expenditures in the United States.


         Retail Pharmacy Operations. Through Medi-Phar, the Company operates in-clinic retail pharmacies, located in San Diego, California and Las Vegas, Nevada. Operation of the retail pharmacies provided the Company with a working knowledge of the retail pharmacy business which improved the Company's ability to market and develop its service, primarily the pharmacy network and claims processing system of its subsidiary, Medi-Claim. As the Medi-Claim network has developed, this aspect of the retail pharmacies has become less important. The Company has determined to close five of its retail locations in 1996.

Mednet(R) Claims Processing. The Company's prescription claims administration programs ("Claims Programs") are conducted through Medi-Claim. In November 1994, Medi-Claim acquired substantially all of the assets of Medical Services Agency, Inc. ("MSA"), which operated under the registered service mark of Mednet(R), in exchange for 1,600,000 shares of Common Stock. The Claims Programs are sponsor-specific benefit programs through which Medi-Claim processes and adjudicates paper and electronic prescription drug claims generated through a network of participating retail pharmacies. The pharmacy network includes approximately 45,000 retail pharmacies in the United States, each of which contracts with Medi-Claim to provide prescription dispensing at contracted rates.

         As of April 19, 1996, the Company has 28,593,889 shares of Common Stock outstanding (36,275,369 including the Conversion Shares, the Warrant Shares and the Collateral Shares). In addition to the 267,500 shares of the Series A Preferred Stock, the Company has 37,500 shares of Series C Preferred Stock and 300,000 shares of Series D Preferred Stock.


         The Company's executive offices are located at 871-C Grier Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 361-3119.

         The securities offered hereby involve a high degree of risk. See "Risk Factors".

                                  The Offering

         The Common Stock being offered hereby consists of the following shares which may be resold by the Selling Stockholders:


         (i) 322,727 shares currently owned by the Selling Stockholders;

         (ii) The Conversion Shares, comprising 1,783,330 shares issuable on conversion of the Series A Preferred or Convertible Notes;


         (iii) The Warrant Shares, comprising 2,681,972 shares which the Selling Stockholders may acquire on exercise of warrants; and


         (iv) The Collateral Shares, comprising 3,216,178 shares which have been pledged by the Company to Arc to secure certain obligations arising from the Home Pharmacy acquisition.


         In addition, the Acquisition Shares, comprising 1,774,099 shares which the Company originally pledged to Arc as Collateral Shares may be again utilized as Collateral Shares pledged to Arc or utilized by the Company for future acquisitions following suitable amendment to this Prospectus.


         The following affiliates of the Company are selling securities pursuant to this Registration Statement: Steven F. Mayer will be selling 123,412 Common Shares; Matthew C. Strauss will be selling 50,000 Common Shares; and Edward T. Hanley, Jr. will be selling 222,858 Common Shares. See "Selling Stockholders".

         See "Securities Covered by This Prospectus" and "Plan of Distribution".

                             Summary Financial Data

         Set forth below are summary consolidated financial data for the Company as of and for the periods indicated. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Consolidated Financial Statements and Notes thereto, and other financial statements appearing elsewhere in this Prospectus.




                                                  Three Months Ended
                                                       March 31,                       Year Ended December 31,
                                               --------------------------   -----------------------------------------------
                                                    1996         1995         1995(1)        1994(2)(3)         1993(4)
                                               --------------------------   -------------    -------------    -------------
Statement of Operations Data:
  Net sales                                    $ 25,720,000  $ 28,329,000   $ 114,297,000    $  67,863,000    $  25,224,000
  Cost of sales                                 (21,852,000)  (24,278,000)    (98,253,000)     (58,793,000)     (19,504,000)
  Gross profit                                    3,868,000     4,051,000      16,044,000        9,070,000        5,720,000
  Operating Expense (including amortization)     (3,414,000)   (4,236,000)    (26,859,000)     (14,794,000)     (13,185,000)
  Net other income (expense)                       (422,000)     (552,000)     (2,517,000)         225,000         (761,000)
                                               --------------------------   -----------------------------------------------
  Net income (loss)                            $     32,000  $   (737,000)  $ (13,332,000)   $  (5,499,000)   $  (8,226,000)
                                               ==========================   ===============================================
  Net income (loss) per common share           $       .001  $       (.03)  $        (.53)   $        (.26)   $        (.49)
  Weighted average shares
    outstanding                                  28,762,000    23,817,000      25,383,000       21,353,000       16,675,000

Balance Sheet Data (end of period):
  Working capital                              $ (6,533,000) $  2,749,000  $  (5,138,000)   $   1,420,000    $   1,310,000
  Goodwill and other tangible assets, net        18,034,000     8,882,000      18,582,000        9,308,000        5,406,000
  Total assets                                   44,853,000    22,406,000      41,903,000       22,317,000       13,017,000
  Long-term debt less current
    portion                                       2,123,000     1,824,000       1,422,000          595,000          952,000
  Redeemable Preferred Stock                      5,350,000           --        5,350,000             --               --
  Stockholders' equity                         $  6,538,000  $ 11,443,000   $   9,061,000    $  11,906,000    $   7,028,000

(1) In September, 1995 the Company acquired substantially all the assets of Home Pharmacy. The acquisition was accounted for as a purchase. The Company has elected to consolidate the operations of Home Pharmacy retroactively to January 1, 1995.

(2) In November, 1994 the Company acquired substantially all the assets of Medical Services Agency, Inc. (doing business as Mednet) ("MSA"). The acquisition was accounted for as a purchase. The Company has elected to consolidate the acquisition of MSA retroactively to January 1, 1994 and these amounts include interim results of MSA through September 30, 1994 as determined by management.

(3) In June, 1994 the Company acquired all of the issued and outstanding stock of Family Pharmaceuticals of America, Inc. The acquisition was accounted for as a purchase. The Company has elected to consolidate the acquisition of FPA retroactively to January 1, 1994.

(4) In April, 1993, the Company acquired substantially all the assets of Mail Rx. The acquisition was accounted for as a purchase.

                                  RISK FACTORS

         The Common Stock involves a high degree of risk. Prospective investors should carefully consider the following factors, among others set forth in this Prospectus.


         Continued Operating Losses. As of December 31, 1995, the Company has had net losses accumulating to $33,746,000 since commencement of operations on May 1, 1987, including losses of $13,332,000 in the year ended December 31, 1995. There can be no assurance that the Company will be able to operate at a profit in the future. Until and unless the results of the Company's operations improve, there can be no assurance that the Company will be able to sustain its current rates of growth and increases in sales revenues, or that profitability can be achieved in the foreseeable future, if at all.

         Need for Capital. The continuation and growth of the Company is dependent upon its ability to raise equity capital, as well as an increase in sales to achieve profitability. At March 31, 1996, the Company had working capital of $(6,533,000). The current working capital of the Company without any positive cash flow from operations is not sufficient to fund the existing operations of the Company for any significant period of time. Unless and until the results of the Company's operations improve and sales increase further to result in a positive cash flow, the Company will continue to rely on the sale of equity and debt securities to finance its operations and supplement its working capital position. There can be no assurance that the Company will succeed in obtaining such sales or capital financing. Moreover, there can be no assurance that the costs and conditions associated with raising required capital will be on favorable terms.


         Government Regulation. There are extensive state and federal regulations applicable to the dispensing of prescription medications. Because sanctions may be imposed for violations of these laws, compliance is a significant operational requirement for the Company. The mail-service prescription medication and over-the-counter pharmaceutical business of the Company is conducted from licensed pharmacies located in Las Vegas, Nevada and Chicago, Illinois. The retail pharmacies are licensed in California and Nevada. Nevada, California and Illinois have laws governing a wide range of matters relating to the operation of pharmacies, and the Company believes that it is in substantial compliance with these laws. The boards of pharmacy of these states are empowered to impose sanctions, including license revocation, for noncompliance.


         The Company is aware of twenty-four states in which the Company operates that presently require out-of-state mail order pharmacy operations to obtain a license to dispense drug products in those states. The Company is presently licensed in eight of such states. The Company does not have any applications for licenses currently pending in other states. The boards of pharmacy of certain states do not purport to regulate out-of-state mail pharmacy services. The Company believes that in the most recent two completed fiscal years approximately 46% of its mail service sales came from states in which the Company has complied with the disclosure or licensing laws, and that approximately 34% of its mail service sales were in the eighteen states which the Company believes do not regulate mail service sales. The Company believes the provisions purporting to regulate mail service pharmacies are subject to constitutional or other challenge. Additional states are considering similar regulation and the risk exists that a substantial number of states may adopt such legislation in the future. The position of the Company and the industry in general is that such regulation is an unconstitutional restraint on and interference with interstate commerce. To date, however, neither the Company nor any other participant in the industry has formally challenged the existence or scope of these regulations. Pending a formal determination as to the constitutionality of these regulations, the Company endeavors to comply with existing regulations in those states where such compliance is specifically requested by the state. In each case where registration is specifically requested, management evaluates licensing costs, requirements and potential sanctions compared to the potential impact on sales in each of those states. The Company may consider formal action to challenge specific regulations where the potential adverse consequences to the Company are significant and compliance with regulation is unduly burdensome or impractical.


         Despite its efforts, the Company may be unable to comply with all existing and future regulations. Existing and future legislation could increase the Company's operating expenses as well as operating expenses for the entire industry. In addition, several states impose substantial fines, penalties or criminal sanctions for failure to comply with existing regulations. Such fines could exceed $2,000 per day or per violation, or misdemeanor criminal charges could be filed against the Company. The Company does not believe that such fines, penalties or criminal sanctions are likely based on its experience to date. While increased costs would be passed on to consumers, existing and future regulations could curtail the scope of the Company's operations should the Company choose not to conduct business in those states where regulations have been adopted. Management estimates that any resulting decrease in sales would be immaterial.


         Management of Growth. The Company's revenues increased approximately 169% from 1993 to 1994. After giving effect to the Home Pharmacy acquisition, the Company's revenues increased approximately 68% from 1994 to 1995. This growth resulted from acquisitions, internal growth and changes to Medi-Claim's contractual obligations to its customers. There can be no assurance that the Company will continue to expand at this rate or at all. If the Company does continue to grow, the additional growth will place burdens on management to manage the growth and ultimately achieve profitability, and may require the addition of additional management personnel. There can be no assurance that the Company will be successful in managing its growth.

         Competition. The mail service pharmacy business is highly competitive. The Company competes for the business of Third-Party Payors and Direct Payors (as hereinafter defined). Many of the Company's competitors possess substantially greater financial, marketing and personnel resources than the Company. While management believes that the Company is competitive in its price, quality and service taken as a whole, there can be no assurances that, as the mail- service pharmaceutical industry evolves, the Company will be able to operate profitably given the level of competition within the industry. Moreover, the Company cannot predict with accuracy the effect of unspecified, but probable future changes in the domestic health care system discussed from time to time by the Executive and Legislative branches of the United States Government. See "Business."

         Marketing Constraints. The Company's mail-service pharmacy business is relatively new and, as a result, considerable management time has been and is currently being spent in presenting the mail order drug concept to potential customers and discussing programs specially tailored to each customer's needs. During fiscal 1991, the Company began to shift the focus of its marketing efforts from Affinity Groups to Third-Party Payors. There is no assurance that the Company's efforts will be successful or that the Company can compete favorably with other members of its industry.




         Dependence on Key Personnel. Success of the Company is substantially dependent upon the management efforts and expertise of Dr. Sol Lizerbram, Director; Dr. M.B. Merryman, President, Chief Executive Officer and Director; Mr. Dennis Smith, Executive Vice President and Chief Operating Officer; Dr. David Dalton, Executive Vice President of Corporate Development; and Ms. Jane Freeman, Executive Vice President - Account Services. The Company intends to utilize the contacts of Dr. Lizerbram, Dr. Merryman, consultants and outside sales persons in negotiating agreements with Affinity Groups and Third-Party Payors. The Company heavily depends upon the skills of Mr. Smith in administration of the Company's pharmacy operations. A loss of the services of any of these key individuals could adversely affect the conduct of the Company's business. While management anticipates that the Company currently has sufficient personnel resources to compensate for the loss of any single individual, in such event the Company may be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for any or all of such individuals, or that a replacement individual could be hired on terms which are acceptable to the Company. With the exception of Dr. Merryman, the Company currently maintains no key man insurance on the lives of any of its officers or directors.


         Product Liability. The Company is subject to many of the liabilities inherent in the retail pharmaceutical business. The mail order pharmacy business is subject to potential product liability arising from dispensing wrong prescription drugs and tampering with products, including tampering while in the public mail distribution system. The Company has taken anti-tampering precautions by utilizing layered tamper-evidence packaging and distribution in unmarked outer packaging. Further, the Company is insured under a product liability insurance policy for pharmacy dispensing which provides liability protection to the Company of $6,000,000 per occurrence. However, there is no assurance that product liability claims may not, if successfully asserted, exceed such insurance coverage, or that the finances of the Company could withstand the effect of claims in excess of its insurance coverage.

         Lack of Cash Dividends. The Company has paid no cash dividends on its Common Stock to date, and there are no plans for paying cash dividends on the Common Stock in the foreseeable future. Any earnings which the Company may realize will be utilized to pay dividends on the Preferred Stock or retained to finance the growth of the Company. Certain notes payable currently restrict the Company's ability to pay cash dividends without the lender's consent. Dividends on the Common Stock may not be paid unless dividends on all outstanding classes of Preferred Stock have been paid. Any future dividends will be directly dependent upon earnings of the Company, its financial requirements and other factors.

         Volatility of Market Price. The price of the Common Stock has fluctuated significantly. During the period from January 1, 1991 to December 31, 1995, the closing bid price for the Common Stock, as quoted on Nasdaq, has ranged from a high of $9.25 to a low of $.75. There can be no assurance that the Common Stock offered hereby can be sold for a profit.

         Shares Eligible for Resale. At the date of this Prospectus, approximately 11,562,818 shares of the outstanding Common Stock are "restricted securities" and may hereafter be sold subject to compliance with Rule 144 promulgated under the 1933 Act. Rule 144 provides, among other things, and subject to certain limitations, that a person holding restricted securities for a period of two years may sell, every three months, those securities in brokerage transactions in an amount equal to the greater of (i) 1% of the outstanding Common Stock, or (ii) the average weekly trading volume, if any, of the Common Stock during the four weeks preceding the sale. Under certain circumstances, Rule 144 also permits a person who is not an affiliate of the Company and who has held restricted securities for a period of three years to sell such securities without any limitations as to amount. Possible sales of the Common Stock pursuant to Rule 144 may, in the future, have a depressive effect on the price of the Common Stock in the marketplace.

         The shares covered by this Prospectus represent over 23% of the issued and outstanding shares of Common Stock. An additional 22% of the issued and outstanding shares have been registered for resale by Selling Shareholders pursuant to other registration statements. The availability of such shares for resale could have a depressive effect on the price of the Common Stock in the marketplace.


         Preferred Stock. The Second Amended and Restated Articles of Incorporation of the Company authorize issuance of a maximum of 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The Company currently has outstanding 267,500 shares of 10% Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred"), 37,500 shares of its Series C Preferred Stock ("Series C Preferred") and 300,000 shares of its Series D Preferred Stock ("Series D Preferred") (all three series being referred to as the "Preferred Series Shares"). The Series A Preferred is entitled to quarterly dividends, and dividends may not be paid on the Common Stock if such dividends are in arrears. The Preferred Series Shares are entitled to a preferential distribution on liquidation of the Company and the Company may be required to redeem the Preferred Series Shares under certain circumstances. The Series A Preferred is exchangeable for 10% convertible notes (the "Convertible Notes") of the Company. Holders of the Preferred Series Shares are entitled to vote on any matter submitted to the stockholders and are entitled to vote as separate classes on certain matters. If additional Preferred Stock is issued in the future, the terms of a series of Preferred Stock may be set by the Company's Board of Directors without approval by the Common Stockholders of the Company and may operate to the significant disadvantage of holders of outstanding Common Stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation as well as separate class voting rights.



                      SECURITIES COVERED BY THIS PROSPECTUS


         The Common Stock being offered by the Selling Stockholders consists of 322,727 shares currently owned by the Selling Stockholders; 1,783,330 Conversion Shares; 2,681,972 Warrant Shares; and 3,216,178 Collateral Shares.


The Conversion Shares.

         The 1,783,330 Conversion Shares are issuable on conversion of the Series A Preferred or the Convertible Notes into which the Series A Preferred may be exchanged. As of the date of this Prospectus, the Company has outstanding 267,500 shares of Series A Preferred. Each share of Series A Preferred is convertible into 6.67 shares of Common Stock at the option of the holder. The number of shares of Common Stock into which the Series A Preferred or Convertible Notes is convertible will be increased if the Company issues Common stock for less than $2.50 per share and is subject to further adjustment in certain circumstances, such as stock splits or recapitalizations. See "Selling Stockholders".

The Warrant Shares.


         The 2,681,972 Warrant Shares are issuable by the Company pursuant to the terms of the Warrants. The exercise or conversion price of the Warrants ranges from $2.20 per share to $5.00 per share. Although the Company will receive the exercise price of any or all outstanding Warrants exercised up to a maximum of $5,898,428 in cash and $1,950,808 in conversion of debt if all Warrants are exercised or converted, there is no assurance that any of the Warrants will be exercised or converted. It is anticipated that any proceeds received by the Company on exercise of the Warrants will be used for working capital purposes. The Company will not pay commissions or solicitation fees with respect to exercise of the Warrants. The Company does not intend to solicit exercise of the Warrants, other than delivery of this Prospectus to Warrant holders and responding to inquiries from Warrant holders. The Company will not receive any proceeds from the resale of the Warrant Shares issued upon exercise of the Warrants. The footnotes to the Selling Stockholders table describe the Warrants to which this Prospectus relates. Any Warrant not exercised in full by the expiration date indicated in the table will no longer be exercisable.

The Collateral Shares.


         On September 15, 1995 the Company pledged an initial 3,456,000 Collateral Shares to ArcVentures, Inc. ("Arc") in connection with the Company's acquisition of Arc's Home Pharmacy division. The Company subsequently pledged to Arc an additional 1,534,277 Collateral Shares. The Collateral Shares secured two obligations of the Company to Arc: an interim note in the original principal amount of $2,500,000 (the "Interim Note") and an obligation with a principal balance of up to $4,650,000 and certain other conditions (the "Holdback Note"). The Interim Note, secured by 1,774,099 Collateral Shares, was paid in full during the first quarter of 1996 and the 1,774,099 Collateral Shares securing the Interim Note were released. The Holdback Note is secured by 3,216,178 Collateral Shares.


         The Company has pledged 3,216,178 of the Collateral Shares covered by this prospectus to Arc to secure the Company's payment of the Holdback Note in the original principal amount of $4,650,000. The Company may be required to pledge additional Collateral Shares to again bring the value of the pledged Collateral Shares to 150% of the Holdback Note balance (including an estimated 90 days interest) (i) at the end of each 90 day period, (ii) if the value of the Collateral Shares based upon a running twenty trading day average drops below 125% of the Holdback Note balance (including estimated interest), or (iii) if the value of the Collateral Shares based upon a running five trading day average drops below 120% of the Holdback Note balance (including estimated interest). If such an Event of Default occurs, including failure to pay the Interim Note when due, failure to promptly deposit additional Collateral Shares or other default under the Company's ongoing obligations to Arc, Arc may cause the Holdback Note to be immediately due and payable. Arc is entitled to sell up to 270,000 Collateral Shares per month, commencing June 1, 1996, to prepay the Holdback Note. Arc is not entitled to sell the balance of the Collateral Shares unless
(i) the Holdback Note has come due, either at the end of its 13 month stated term or following acceleration, and (ii) the Company has failed to pay the Holdback Note following demand therefor by Arc. The Company anticipates that sales by Arc may be effected from time to time (by Arc or broker-dealers acting as agents for Arc or as principals) by or for the account of Arc on Nasdaq, other exchanges, in the over-the-counter market, in negotiated transactions, or otherwise at prices anticipated to be reasonably related to market prices at the time of sale. The Company will not receive any proceeds from the Collateral Shares in the event they are sold by Arc, but the proceeds will be applied to the Holdback Note. Any Collateral Shares not sold by Arc will be returned to the Company and may become Acquisition Shares, as described below.


The Acquisition Shares


         To the extent that they are not sold as Collateral Shares, up to 1,774,099 shares of Common Stock covered by this Prospectus are available for use in future acquisitions of other businesses, properties or securities in business combination transactions, which may relate to businesses similar or dissimilar to the Company's businesses. The consideration offered by the Company in such acquisitions in addition to the Acquisition Shares covered by this Prospectus may include cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by the Company of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of each acquisition will be determined by negotiations between the Company and the management or the owners of the businesses or properties to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of management, the past and potential earning power and growth of the businesses, properties or securities to be acquired, and other relevant factors. It is anticipated that shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock at the time the basic terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the Acquisition Shares. Any Collateral Shares not sold by Arc pursuant to the Pledge will become Acquisition Shares.


         With the prior consent of the Company, this Prospectus may also be used by persons or entities who have received or will receive Acquisition Shares covered by this Prospectus in connection with acquisitions of businesses, properties or securities and who may wish to sell such stock under circumstances requiring or making desirable use of this Prospectus and by certain transferees of such persons or entities. The Company's consent to such use may be conditioned upon such persons or entities agreeing not to offer more than a specified number of shares following amendments to this Prospectus, which the Company may agree to use its best efforts to prepare and file at certain intervals. The Company may require that any such offering be effected in an organized manner through securities dealers.

         Sales by means of this Prospectus by persons other than the Company may be made from time to time privately at prices to be individually negotiated with the purchasers, or publicly through transactions on Nasdaq (which may involve crosses and block transactions), other exchanges or in the over-the-counter market, at prices reasonably related to market prices at the time of sale or at negotiated prices. Broker-dealers participating in such transactions may act as agent or as principal and may receive commissions from the purchasers as well as from the sellers. The Company may indemnify any broker-dealer participating in such transactions against certain liabilities, including liabilities under the 1933 Act. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the 1933 Act may be deemed underwriting compensation under the 1933 Act.


         Stockholders may also offer shares of Common Stock issued in past and future acquisitions or purchased from the Company by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the 1933 Act, including sales which meet the requirements of Rule 144 or 145(d) under the 1933 Act, and stockholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

Other Common Stock


         This prospectus also relates to the resale by certain of the Selling Stockholders of 322,727 shares of Common Stock previously acquired by them as dividend payment on the Series A Preferred or in private placements. The Company will not receive any proceeds from the resale of such shares.


                              SELLING STOCKHOLDERS


         The following table sets forth the names of the Selling Stockholders and the number of shares of Common Stock beneficially owned by the Selling Stockholders as of April 22, 1996 and being offered for sale hereby. The
Registration Statement of which this Prospectus is a part was filed by the Company pursuant to registration rights granted to certain Selling Stockholders and does not necessarily indicate a present intent to sell the Common Stock by any Selling Stockholders.



                                       NUMBER OF                       NUMBER OF         BENEFICIAL    PERCENT OF
                                        SHARES                          SHARES           OWNERSHIP       CLASS
         SELLING                      BENEFICIALLY   PERCENT            BEING              AFTER         AFTER
       STOCKHOLDER                        OWNED      OF CLASS          OFFERED           OFFERING(1)   OFFERING(2)
- ------------------------------------------------------------------------------------------------------------------
Norton Herrick(3)                      1,573,130      3.73%            1,300,403            272,727            *
James Argyropoulos(4)                    433,468      1.10%              433,468                  0            *
Steven F. Mayer(5)                       123,412        *                123,412                  0            *
William E. Cherry(6)                     500,000      1.24%              500,000                  0            *
Danny W. Evins(6)                         50,000        *                 50,000                  0            *
Ronald E. Farmer(6)                      166,666        *                166,666                  0            *
Frank Koretsky(6)                          6,666        *                  6,666                  0            *
Michael and Roseanne Koretsky(6)          20,000        *                 20,000                  0
B&M Miller Family Ventures(6)              8,333        *                  8,333                  0
Miller, Milove & Kob PSPT(6)              51,566        *                 16,666             34,900            *
Peacegate Associates(6)                    8,333        *                  8,333                  0            *
Norman and Rosalyn Schechter(6)            6,666        *                  6,666                  0            *
Anthony Riker, Ltd(7)                    743,208      1.84%              401,779            341,429            *
Horton Trading, Ltd(8)                    25,769        *                 25,769                  0            *
John T. Horton(9)                         45,985        *                 45,985                  0            *
Matthew C. Strauss(10)                   900,000      2.24%               50,000            850,000          2.17%
ArcVentures, Inc.                      3,216,178      8.24%            3,216,178                  0            *
Hassman, L.P.                            169,030        *                169,030                  0            *
Steven M. Lash                            10,364        *                 10,364                  0            *
Kevin Ellis(11)                          205,030        *                169,030             36,000            *
Seth Flam(11)                            291,645        *                169,030            122,615            *
Edward T. Hanley(12)                     790,000      1.96%              222,858            567,000          1.45%
SBB Limited Partnership(13)              538,571      1.33%              538,571                  0            *
Charles A. Stearns(14)                    30,000        *                 30,000                  0            *
Warren R. Stearns(15)                     50,000        *                 50,000                  0            *
Gordon and Joyce Summer(16)(17)           76,668        *                 76,668                  0            *
Brown & Romaker(18)                       38,332        *                 38,332                  0            *
John W. Richards, Jr.,
  John S. Richards, Sr.,
  W. Kim Richardson
  and Thomas A. Dodd,
  tenants in common(19)(20)              100,000        *                100,000                  0            *
Stearns Management Co.(21)                50,000        *                 50,000                  0            *
  Total Shares                                                         8,004,207

                                       16

*    Less than 1%

(1)  Assumes all Common Stock offered by the Selling Stockholders are sold.

(2) Percentage of class after the offering assumes that all Collateral Shares are sold by Arc, that all Warrants are exercised and all Series A Preferred is converted.

(3) Includes 277,676 shares issuable on exercise of Warrants. The 277,676 Warrant Shares are issuable on exercise of Warrants at $2.20 per share. The gross proceeds if such Warrants are fully exercised would be $610,887. The warrants have no expiration date. Also includes 750,000 shares issuable on conversion of Series A Preferred.

(4) Includes 183,468 shares issuable on exercise of Warrants. 92,559 Warrant Shares are issuable on exercise of Warrants at $2.20 per share and 90,909 Warrant Shares are issuable on exercise of Warrants at $0.0100 per share. The gross proceeds if such Warrants are fully exercised would be $204,539. Neither Warrant has an expiration date. Also, includes 250,000 shares issuable on conversion of Series A Preferred.

(5) Mr. Mayer is a director of the Company. Beneficial ownership includes 123,412 Warrant Shares issuable on exercise of Warrants at $2.20 per share. The gross proceeds if such warrants are fully exercised would be $271,506. The Warrants have no expiration date. Does not include options for 20,000 shares which are not currently exercisable. See "Security Ownership of Certain Beneficial Owners and Management."

(6) The offered shares are issuable on conversion of Series A Preferred. See "Security Ownership of Certain Beneficial Owners and Management."

(7) Shares being offered are Warrant Shares issuable on exercise of Warrants at #3.00 per share. The gross proceeds if such Warrants are fully exercised would be $1,205,337. Such Warrants expire in 6/99.

(8) Shares being offered are Warrant Shares issuable on exercise of Warrants at $3.00 per share. The gross proceeds if such warrants are fully exercised would be $77,307. Such Warrants expire in 5/97.

(9) Shares being offered are Warrant Shares issuzble on exercise of Warrants at $3.00 per share. The gross proceeds if such warrants are fully exercised would be $137,955. Such Warrants expire in 5/97.

(10) Mr. Strauss is a director of the Company. Beneficial ownership includes 190,000 shares held indirectly as custodian or co-trustee. Beneficial ownership also includes 110,000 shares which Mr. Strauss has the right to acquire on exercise of currently exercisable options, but excludes options for 40,000 shares which are not currently exercisable. See "Security Ownership of Certain Beneficial Owners and Management."

(11) These shares are issuable on conversion of notes. At any time after May, 1996, the Company may prepay the notes on thirty days' notice.

(12) Mr. Hanley is a director of the Company. Beneficial ownership includes 40,000 shares which Mr. Hanley has the right to acquire on exercise of currently exercisable options and warrants to acquire 375,000 shares. Shares being offered are Warrant Shares issuable on exercise of Warrants at $3.00 per share. The gross proceeds if such Warrants are fully exercised would be $668,574. In 6/99 202,858 of the Warrants will expire and 20,000 of the Warrants will expire in 5/2001. See "Certain Relationships and Related Transactions".
(13) Shares being offered are Warrant Shares issuable on exercise of Warrants at $3.00 per share. The gross proceeds if such Warrants are fully exercised would be $1,615,713. Such Warrants expire in 6/99.

(14) Shares being offered are Warrant Shares issuable on exercise of Warrants at $3.00 per share. The gross proceeds if such Warrants are fully exercised would be $90,000. Such Warrants expire in 6/99.

(15) Shares being offered are Warrant Shares issuable on exercise of Warrants at $3.00 per share. The gross proceeds if such Warrants are fully exercised would be $150,000. In 6/99 10,000 of the Warrants will expire and 40,000 of the Warrants will expire in 5/01.

(16) Mr. Summer is a former employee of the Company. The Warrants were issued to him in settlement of certain litigation. Certain of the Warrants have been assigned to the law firm representing Mr. Summer in the litigation.

(17) Includes 76,668 shares issuable on exercise of Warrants. 73,334 Warrant Shares are issuable on exercise of Warrants at $2.75 per share and 3,334 Warrant Shares are issuable on exercise of Warrants at $3.00 per share. The gross proceeds if such Warrants are fully exercised would be $211,670.50. Both Warrants expire in 6/2000.

                                       17


(18) These Warrants were assigned to the law firm of Brown & Romaker, the law firm which represented Mr. Summer in the litigation against Mednet. Includes 38,332 shares issuable on exercise of Warrants. 36,666 Warrant Shares are issuable on exercise of Warrants at $2.75 per share and 1,666 Warrant Shares are issuable on exercise of Warrants at $3.00 per share. The gross proceeds if such Warrants are fully exercised would be $105,829.50. Both Warrants expire in 6/2000.

(19) These persons were shareholders of FPA.

(20) Shares being offered are Warrant Shares issuable on exercise of Warrants at $5.00 per share. The gross proceeds if such Warrants are fully exercised would be $500,000. Such Warrants expire in 5/97.

(21) Shares being offered are Warrant Shares issuable on exercise of Warrants at $3.00 per share. The gross proceeds if such Warrants are fully exercised would be $150,000. Such Warrants expire in 5/01.

         This Prospectus also may be used, with the Company's consent, by donees of the Selling Stockholders, or by other persons acquiring the Common Stock under circumstances requiring or making desirable the use of the Prospectus for the offer and sale of such shares.


Dilution to Exercising Warrant Holders.


         As of March 31, 1996, the Company had 27,625,004 Common Shares issued and outstanding. The Company's book value excluding the par value of preferred stock on such date was $4,438,000 and its net tangible book value on such date was a deficit of $(.49) per share. Net tangible book value represents the amount of the Company's tangible assets as shown on its balance sheet in excess of its liabilities and preferred stock.


         There is no assurance that any Warrants will be exercised. The amount of dilution (exercise price per share less net tangible book value per share following exercise) suffered by an exercising warrant holder will depend on a number of factors, including the exercise price of the warrant and the total number of Warrants being exercised. The following table illustrates the dilution to be incurred by investors acquiring Common Shares upon exercise of Warrants assuming exercise of (i) only 1 Warrant of the stated price, and (ii) all Warrants of the same or lower priced class. Based on the April 26, 1996 price of $2.75, only Warrants priced at $2.20 are in the money. The table assumes no changes from the March 31, 1996 balance sheet other than receipt of proceeds from the exercise of the Warrants.


                                                     Warrants Exercised at $2.20
                                                    ----------------------------
                                                                    All Warrants
                                                      Only 1          Priced at
                                                     Warrant       $2.20 or less
                                                    Exercised        Exercised
                                                    ---------      -------------

Net Tangible Book Value per Common Share              $(.49)          $(.49)
  at March 31, 1996
Net Tangible Book Value per Common Share               (.50)           (.45)
  after Exercise(1)
Increase per Share Attributable to Exercise of          N/A             .04
Warrants
Dilution to Purchasers of Common Shares               $2.70           $2.65
Dilution as Percentage of Exercise                     123%            120%
Price


(1) Includes the deficit net tangible book value available to the Common Shares at March 31, 1996 plus gross proceeds from exercise of the Warrants of $2.20 and $1,086,023 respectively, less expenses of the offering estimated by the Company at $100,000.

                                                     Warrants Exercised at $2.75
                                                    ----------------------------
                                                                    All Warrants
                                                      Only 1          Priced at
                                                     Warrant       $2.75 or less
                                                    Exercised        Exercised
                                                    ---------      -------------

Net Tangible Book Value per Common Share              $(.49)          $(.49)
  at March 31, 1996
Net Tangible Book Value per Common Share               (.50)           (.43)
  after Exercise(1)
Increase per Share Attributable to Exercise of           N/A            .06
Warrants
Dilution to Purchasers of Common Shares               $ 3.25          $3.18
Dilution as Percentage of Exercise                      118%           116%
Price


(1) Includes the deficit net tangible book value available to the Common Shares at March 31, 1996 plus gross proceeds from exercise of the Warrants of $2.75 and $1,389,432 respectively, less expenses of the offering estimated by the Company at $100,000.


                                                     Warrants Exercised at $3.00
                                                    ----------------------------
                                                                    All Warrants
                                                      Only 1          Priced at
                                                     Warrant       $3.00 or less
                                                    Exercised        Exercised
                                                    ---------      -------------

Net Tangible Book Value per Common Share              $(.49)           $(.49)
  at March 31, 1996
Net Tangible Book Value per Common Share               (.50)            (.22)
  after Exercise(1)
Increase per Share Attributable to Exercise of           N/A             .27
Warrants
Dilution to Purchasers of Common Shares                $3.50           $3.22
Dilution as Percentage of Exercise                      117%            107%
Price


(1) Includes the deficit net tangible book value available to the Common Shares at March 31, 1996 plus gross proceeds from exercise of the Warrants of $3.00 and $7,051,680 respectively, less expenses of the offering estimated by the Company at $100,000.



                                                     Warrants Exercised at $5.00
                                                    ----------------------------
                                                                    All Warrants
                                                      Only 1          Priced at
                                                     Warrant       $5.00 or less
                                                    Exercised        Exercised
                                                    ---------      -------------

Net Tangible Book Value per Common Share              $(.49)           $(.49)
  at March 31, 1996
Net Tangible Book Value per Common Share               (.50)            (.20)
  after Exercise(1)
Increase per Share Attributable to Exercise of           N/A             .29
  Warrants
Dilution to Purchasers of Common Shares                $5.50           $5.20
Dilution as Percentage of Exercise                      110%            104%
 Price


(1) Includes the deficit net tangible book value available to the Common Shares at March 31, 1996 plus gross proceeds from exercise of the Warrants of $5.00 and $7,551,680 respectively, less expenses of the offering estimated by the Company at $100,000.

PLAN OF DISTRIBUTION

         The Selling Stockholders have advised the Company that sales of the Common Stock may be effected from time to time in transactions (which may
include   block   transactions)   on  the  Nasdaq   SmallCap   Market,   in  the
over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Common Stock directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The Selling Stockholders and any broker-dealers that act in connection with the sale of the Common Stock might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Act and any commission received by them and any profit on the resale of the Common Stock as principal might be deemed to be underwriting discounts and commissions under the Act.

         The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Common Stock against certain liabilities, including liabilities arising under the Act. The Company and certain of the Selling Stockholders have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Common Stock, including liabilities arising under the Act.

         Rule 144 promulgated under the Act allows the public resale of restricted securities if certain conditions are satisfied, including that the restricted securities be held for a specified period (currently two years), that current public information be available about the issuer, that a notice of the sale be filed and that the sale occur only as a brokers transaction or transaction directly with a market maker. Subject to satisfaction of the conditions of Rule 144, the Selling Stockholders may sell the Common Stock under Rule 144 in lieu of, or in addition to, sales hereunder.

         This Prospectus also may be used, with the Company's consent, by donees of the Selling Stockholders, or by other persons acquiring the Common Stock under circumstances requiring or making desirable the use of the Prospectus for the offer and sale of such shares.

Exercise of Warrants.

         The Company will not pay commissions or solicitation fees with respect to exercise of the Warrants. The Company does not intend to solicit exercise of the Warrants, other than responding to inquiries from Warrant holders.

         Warrant holders desiring to exercise their Warrants must complete the "Notice of Exercise" form attached to their Warrant. The completed notice, together with the original Warrant certificate or agreement and payment in full for the exercise price, should be sent to the Company at 871-C Grier Drive, Las Vegas, Nevada 89119, Attention: Corporate Secretary. Certificates for Common Stock issuable on exercise of the Warrants will be returned to the exercising Warrant holder as soon as practicable thereafter.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Common Stock is traded in the over-the-counter market and has been quoted on the Nasdaq SmallCap Market since October 1988. The following table sets forth the range of high and low bid quotations for the Common Stock as reported by Nasdaq. The quotations set forth below reflect inter-dealer prices, do not include retail markup, markdown or commissions, and may not necessarily represent actual transactions.


                                      Year Ended December 31,
                    ------------------------------------------------------------
                       1996            1995            1994             1993
                   -------------   -------------   -------------   -------------

Period             High     Low     High    Low     High    Low     High    Low
- ------             -------------------------------------------------------------

1st Quarter        $3.11   $2.29   $3.13   $2.13   $4.00   $2.13   $2.94  $1.81
2nd Quarter                         3.88    2.19    3.44    2.19    2.94   1.69
3rd Quarter                         3.25    2.88    4.31    2.07    5.81   1.50
4th Quarter                         2.88    1.81    4.00    2.75    5.31   3.00


         The number of record holders of Common Stock as of December 31, 1995, was 812. Management estimates that the number of beneficial owners of the Common Stock is in excess of 5,000.


         Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors, subject to the preferential dividend rights of the Series A Preferred. Each outstanding share of the Series A Preferred is entitled to an annual dividend of $2.00 per share, payable in quarterly installments. In the event of an arrearage in dividends, the Series A Preferred dividend rate increases to $2.40 per year. The Series C Preferred and Series D Preferred are not entitled to dividends. No dividends may be paid on the Common Stock unless all dividends on the Preferred Stock have been paid. No cash dividends on the Common Stock have been declared or paid by the Company since its inception and the Company does not anticipate that cash dividends will be paid in the foreseeable future. Certain of the Company's loan agreements further restrict the Company's ability to pay dividends on its Common Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA


         The following table summarizes certain financial data for the Company for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 and is qualified in its entirety by the more detailed financial statements included in this Prospectus.


                                      Three Months Ended
                                           March 31,                                 Year Ended December 31,
                                  ---------------------------  ------------------------------------------------------------------
                                      1996          1995           1995(1)      1994(2)(3)     1993(4)       1992(5)       1991
                                  ---------------------------  ------------------------------------------------------------------
Statement of Operations Data:
  Net sales                       $ 25,720,000   $ 28,329,000  $114,297,000   $67,863,000   $25,224,000  $10,293,000   $4,204,000
  Cost of sales                    (21,852,000)   (24,278,000)  (98,253,000)  (58,793,000)  (19,504,000)  (8,082,000)  (3,565,000)
  Gross profit                       3,868,000      4,051,000    16,044,000     9,070,000     5,720,000    2,211,000      639,000
  Operating expenses
    (including amortization)        (3,414,000)    (4,236,000)  (26,859,000)  (14,794,000)  (13,185,000)  (4,433,000)  (2,162,000)
  Net other income (expense)(6)       (422,000)      (552,000)   (2,517,000)      225,000      (761,000)      82,000       (7,000)
                                  ----------------------------  ------------------------------------------------------------------
  Net income (loss)               $     32,000  $    (737,000) $(13,332,000)  $(5,499,000)  $(8,226,000) $(2,140,000) $(1,530,000)
                                  ===========================  ==================================================================
  Net loss per common share       $       .001   $       (.03) $       (.53)  $      (.26)  $      (.49) $      (.24)  $     (.26)

  Weighted average shares
    outstanding                     28,762,000     23,817,000    25,383,000    21,353,000    16,675,000    8,929,000    5,729,000

Balance Sheet Data:
  Working capital                 $ (6,533,000)  $  2,749,000  $ (5,138,000)  $ 1,420,000   $ 1,310,000  $ 2,179,000   $1,478,000
  Goodwill and other
    intangible assets, net          18,034,000      8,882,000    18,582,000     9,308,000     5,406,000    1,803,000          --
  Total assets                      44,853,000     22,406,000    41,903,000    22,317,000    13,017,000    7,271,000    3,609,000
  Long-term debt less current
    portion                          2,123,000      1,824,000     1,422,000       595,000       952,000      835,000      400,000
  Redeemable Preferred Stock         5,350,000            --      5,350,000           --            --           --           --
  Stockholders' equity            $  6,538,000   $ 11,443,000  $  9,061,000   $11,906,000   $ 7,028,000  $ 4,814,000   $2,380,000

(1) In September, 1995 the Company acquired substantially all the assets of Home Pharmacy. The acquisition was accounted for as a purchase. The Company has elected to consolidate the operations of Home Pharmacy retroactively to January 1, 1995.

(2) In November, 1994 the Company acquired substantially all the assets of Medical Services Agency, Inc. (d/b/a Mednet) ("MSA"). The acquisition was accounted for as a purchase. The Company has elected to consolidate the acquisition of MSA retroactively to January 1, 1994, and these amounts include interim results of MSA through September 30, 1994 as determined by management.

(3) In June, 1994 the Company acquired all of the issued and outstanding stock of FPA. The acquisition was accounted for as a purchase. The Company has elected to consolidate the acquisition of FPA retroactively to January 1, 1994.

(4) In April, 1993, the Company acquired substantially all the assets of Mail Rx. The acquisition was accounted for as a purchase.

(5) In January and December of 1992, the Company acquired the assets now owned by Medi-Phar and Medi-Claim, respectively. The Company has elected to consolidate the operations of Medi-Phar retroactively to January 1, 1992. Financial results of Medi-Claim are included for the last month of 1992.

(6) Net other income (expense) includes subsidiary operations for period not owned.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General.


         The Company is in the business of administration of pharmaceutical benefits, the sale of prescription medication and over-the-counter pharmaceutical products and related services. The Company's principal sources of revenue are its mail order pharmacies (58%), its claims processing operations (36%) and its retail pharmacies (6%). The Company's primary customers are insurance companies and other Third Party Payors, as well as individual consumers. The Company believes that it can increase its revenues through the integration of its mail order pharmacy and claims processing programs.


         On September 15, 1995, the Company acquired substantially all of the assets of Home Pharmacy. The acquisition was accounted for as a purchase. The Company has elected to consolidate the operations of Home retroactively to January 1, 1995. See Note 10 to the Consolidated Financial Statements. The addition of the Home Pharmacy business substantially increased the Company's revenue from mail service pharmacy and claims processing. In connection with the Home Pharmacy acquisition, the Company established a new mail service facility in Chicago, Illinois which also consolidated mail service fulfillment previously conducted from Owings Mills, Maryland and Mt. Pleasant, South Carolina. The Company recorded one time charges during 1995 related to this consolidation.

         During 1994, the Company acquired FPA and substantially all of the assets of MSA, both of which were accounted for as purchases. The Company has elected to consolidate the operations of FPA and MSA retroactive to January 1, 1994. See Note 10 to the Notes of the Consolidated Financial Statements.




Liquidity and Capital Resources.


     Current assets increased from $11,236,000 at December 31, 1994 to $20,932,000 at December 31, 1995 and to $24,309,000 at March 31, 1996. Despite
this increase, working capital was a deficit of $6,533,000 and $5,138,000 at March 31, 1996 and December 31, 1995, respectively compared to a positive working capital of $1,420,000 at December 31, 1994. The decrease in working capital reflects both the short term debt incurred to acquire Home Pharmacy and the need to finance the increased operations, through trade accounts payable and other short term sources, through the normal cycle of creating and collecting accounts receivable. The Company has funded its operations and working capital expenditures primarily from internally generated cash, proceeds from borrowings and stock issuances.


     Cash consumed in operating activities was $3,187,000 in the three months ended March 31, 1996 and $3,547,000 and $4,370,000 in the years ended December 31, 1995 and 1994, respectively. The cash consumed was primarily the result of the Company's loss from operations. Factors contributing to the negative cash flow from operations for the three months ended March 31, 1996 include an increase in accounts receivable of $3,770,000 despite the reduced level of sales. This was caused by maturing obligations of certain state and other governmental clients with history of slow payment. Other factors are accounts payable reduction consumed cash as the Company paid down its trade payables. Cash consumed in investing activities in 1995 ($11,206,000) was primarily used for the Home Pharmacy acquisition and upgrades to computer hardware and software to integrate the Home Pharmacy acquisition with the existing mail order pharmacy business. The cash used in operations and investing activities was provided principally through sales of common and preferred stock.


         In connection with the Home Pharmacy acquisition, the Company issued an Interim Note in the principal amount of $2,500,000 and a Holdback Note in the principal amount of $4,650,000 to Arc. At December 31, 1995 the notes are reflected net of the market value of the escrowed shares. See Note 10 to the Consolidated Financial Statements. The Interim Note was paid in full in the first quarter of 1996. The Holdback Note is due in October, 1996, subject to acceleration in the event of default. The Holdback Note was modified subsequent to the initial closing to remove contingencies based on future performance of the acquired business. Commencing in June, 1996, Arc can sell up to 270,000 of the Collateral Shares each month to prepay the Holdback Note. If the Company is unable to obtain funds from the issuance of equity or debt or from operations to pay the balance of the Holdback Note remaining after such prepayments, management expects Arc will sell all or a portion of the remaining Collateral Shares to pay the Holdback Note when it comes due. The Company does not have firm commitments for such financing.

         The Company does not currently have any plans for material capital commitments in 1996. The Company may require additional capital from outside sources (such as equity offerings) to supplement its working capital position. During the first quarter of 1996, the Company raised $2,000,000 from the sale of Series C Preferred Stock to a foreign investor. The Company continues to discuss potential sources of equity capital with investment bankers and believes it will obtain additional working capital from these sources if necessary. There is no assurance that it will be able to do so.


     On December 27, 1995 the Company obtained a working capital revolving line of credit in the maximum principal amount of $20,000,000 from Foothill Capital Corporation ("Foothill"). The line of credit is secured by inventory, accounts receivable and substantially all other assets of the Company. The maximum principal amount of the line was intended to accommodate growth of the Company over the five year term of the Foothill agreement. The amount of actual advances received under the line at any point in time is limited by the value of inventory and accounts which qualify as collateral. As of April 30, 1996, the outstanding balance of the Foothill line was $7,764,130, which management believes is substantially the maximum which could have been drawn on such date. Advances under the line bear interest at a prime rate plus 1.5%. While the line of credit is outstanding, the Company is prohibited from paying dividends on its common stock and from taking certain other extraordinary actions without the consent of Foothill. In May 1996, the Company obtained a waiver by Foothill of the Company's failure to meet certain financial covenants with respect to the line of credit. Foothill is reviewing a possible adjustment to the covenants for future periods. If the Company becomes out of covenant in the future, there can be no assurance that Foothill will again waive compliance. See Note 2 to the Consolidated Financial Statements.


         Commencing at the end of the fourth quarter of 1995, the Company determined to increase the efficiency of its operations by attempting to sell five of the Medi-Phar retail outlets and by consolidating the South Carolina distribution facility with the new Chicago operation. Although the retail outlets have been contributing approximately $2,300,000 of annual net sales, certain of the outlets have been operating at a loss and are being sold. The consolidation of the South Carolina facility is not expected to affect net sales, but should result in lower costs.


         Subsequent to the end of the fiscal year, the Company and its insurance carrier reached a preliminary settlement on the shareholder class action suit described at Legal Proceedings. If approved by the court and accepted by the plaintiff class, the settlement will remove a financial uncertainty and will allow management to avoid the distractions of fighting litigation. In the fourth quarter of 1995, the Company reserved its anticipated share of the settlement amount and related defense costs.


Results of Operations.

         The following table sets forth certain financial data as a percentage of net sales for the periods presented:



                                                       Percent of Sales
                                     ------------------------------------------------------
                                     Three Months Ended
                                          March 31,        For the Years Ended December 31,
                                     ------------------   ---------------------------------
                                       1996     1995       1995         1994         1993
                                     ------------------   ---------------------------------


Net sales                             100.0%    100.0%    100.0%       100.0%       100.0%

Cost of sales                         (85.0)    (85.7)    (86.0)       (86.6)       (77.3)

Selling, general and
administrative expenses
(excluding amortization, merger
expenses and restructure
provisions)                           (10.3)    (11.7)    (15.2)       (18.3)       (35.0)

Earnings (loss) before income
taxes, depreciation and
amortization (EBITDA)                   4.7       2.6      (1.2)       (4.9)        (12.3)

Operating income (loss)                 1.7       (.7)     (9.5)       (8.4)        (29.6)

Other income (expense), net            (1.6)     (1.9)     (2.2)        0.3          (3.0)
                                     ------------------   -------------------------------
Net income (loss)                        .1      (2.6)    (11.7)       (8.1)        (32.6)
                                     ==================   ===============================


         On April 1, 1994, Medi-Claim assumed the obligation for payments to members of Medi-Claim's pharmacy network. Prior to April 1, 1994, Medi-Claim was only obligated to the extent payment was received from the sponsoring organization. This step was taken to standardize Medi-Claim's procedures with trends in the industry. As a result of this change, subsequent to April 1, 1994 the Company presents the sales and cost of sales as well as the related accounts receivable and accounts payable in its consolidated financial statements for prescriptions filled at participating network pharmacies by insureds covered under pharmacy plans offered by Medi-Claim's clients, the sponsoring organizations. The effect of this change was to increase reported revenue by approximately $16,000,000 compared to previous reporting. If the change had occurred at the beginning of 1994, an additional approximately $4,000,000 of revenue would have been reported in 1994.


Three Months Ending March 31, 1996 Compared with 1995


     Consolidated net sales for the quarter ended March 31, 1996 decreased 9.2% to $25,720,000 from $28,329,000 in the corresponding quarter last year. The decrease in sales over the prior year period was primarily attributable to a decrease in sales of the mail-order operations of 24.1% ($4,040,000). Not all of Home Pharmacy's major customers have continued with the Company following the acquisition. As with turn-over of any of the Company's customers, the Company expects to obtain new customers to replace revenue previously received from departing customers, subject to the normal sales and implementation cycles of the industry. Retail operations have decreased 46.8% ($758,000). The reduction in retail sales reflects the Company's decision to curtail these operations. These decreases were partially offset by increases in the claims processing operations 21.9% ($2,189,000).


     Consolidated cost of sales as a percentage of sales and as total dollars decreased for the quarter compared to the same period in the prior year. The decrease was mainly due to the changing mix in the Company's sales. Mail-order cost of sales decreased 25.0% ($3,522,000) and retail operations decreased 46.2% ($530,000) compared to the same period in calendar year 1995. Claims processing operations increased 17.9% ($1,626,000) compared to the first quarter of 1995.


     Selling, general and administrative expenses decreased in total dollars and as a percentage of net sales for the quarter ended as compared to the same period of the prior year. The decrease in selling, general and administrative expenses is due in part to the expected synergy in the mail-order operations resulting from the Home acquisition in September 1995 as well as cost cutting measures taken in response to reduced sales.


     Operating income before depreciation and amortization increased in total dollars and as a percentage of net sales for the same period in the prior year. Operating income before depreciation and amortization increased by 61.6% ($456,000) for the first three months of calendar year 1996 as compared to the same period in calendar year 1995. Operating income before depreciation and amortization as a percentage of net sales was 4.7% ($1,196,000) for the first three months of calendar year 1996 compared to 2.6% ($740,000).


     Depreciation and amortization decreased by 19.8% ($183,000) for the first three months of calendar year 1996 compared to the same period in calendar year 1995. Depreciation and amortization as a percent of net sales were 2.9% for the period ended March 31, 1996, compared to 3.3% for the same period in the prior year. The decrease in amortization and depreciation is primarily attributable to certain intangibles arising from acquisitions in 1994, which were fully amortized by the first quarter of 1995 and the write down of assets following the closure of the South Carolina and Baltimore facilities and closure of retail pharmacies reflected in fiscal 1995. These were partially offset by the amortization of intangibles acquired during 1995.


     Operating income for the quarter ended March 31, 1996 was $454,000 compared to an operational loss of $185,000 in March 1995. The reduction in the operating loss is primarily attributable to the decrease in cost of sales, depreciation and amortization, and synergism from the Home acquisition reflective in selling, general and administrative expense.


     Other Income (expense) decreased in total amount expended and as a percentage on sales for the quarter ended in March 31, 1996 and for the same period in 1995, principally caused by the adjustment in the first quarter of 1995 ($225,000) of subsidiary operations for the period not owned. This increase in interest expense reflects the inclusion of the cost associated with the Company's revolving credit line initiated in December 1995.

     The net income for the first quarter of 1996 was $32,000 or $(.001) per share on weighted average shares of 28,762,000 compared with a loss of $737,000 or $(.03) per share on 23,817,000 weighted shares outstanding in the prior year's first quarter.


         1995 Compared With 1994. On September 15, 1995, the Company acquired the assets of Home Pharmacy from ArcVentures, Inc. The acquisition was accounted for as a purchase. Consistent with its treatment of prior acquisitions, the Company has included the operations of the acquired business for the entire year to date in its operating statements with a single line item to subtract the profit of the acquired business for periods prior to acquisition.


         Primarily as a result of the Home Pharmacy acquisition, consolidated net sales for the year ended December 31, 1995 increased 68% over the prior year ($114,297,000 in 1995 compared to $67,863,000 in 1994). The increase in sales includes $30,629,000 from pre-acquisition operations of Home Pharmacy in 1995. Approximately $4,000,000 of the increase results from the Medi-Claim contract changes discussed above. The remainder of the increase represents operation of the Home Pharmacy business by the Company. Although the Company has determined to reduce its retail pharmacy operations, the impact on future revenues for the Company as a whole is not expected to be significant. Not all of Home Pharmacy's major customers have continued with the Company following the acquisition. As with turn-over of any of the Company's customers, the Company expects to obtain new customers to replace revenue previously received from departing customers, subject to the normal sales and implementation cycles of the industry.


         Costs of sales for 1995 were approximately 86.0% of sales compared to 86.6% in 1994. As the industry has continued its consolidation to fewer, but larger, participants, competitive pressures to obtain customers has increased. This has led to pricing pressures and lowered gross margins for the industry generally. The slight increase in margin for 1995 compared to 1994 is not considered by management to be significant, and will likely be offset in the future by pricing pressures. Gross margins for the retail pharmacy sector have historically been higher than for the mail service and PBM business. Increased pressure from large retail chains are eroding margins for in clinic retail pharmacies. Management therefore does not anticipate that future reductions in retail revenue will significantly affect the Company's overall gross margin.


         The contract with a third party payor or affinity group for the provision of mail service pharmacy services typically establishes a formula for determining the price of prescriptions filled under the contract. Although each contract is separately negotiated, typically the pricing is based on the published average wholesale price ("AWP") or other standard cost reference of the drug dispensed, plus or minus a specified percentage, plus a fixed dispensing fee per prescription. The Company believes such pricing structure is typical in the industry. The pricing formula allows the Company to pass on to its customers increases in the AWP of prescribed drugs. The Company typically could not renegotiate the contract to increase its dispensing fee or the percentage of AWP charged except in connection with the annual renewal of the contract.


         Expenses for salaries and benefits were 7.5% of sales ($8,617,000) in 1995 compared to 7.7% of sales ($5,214,000) in 1994. The efficiencies expected from the Company's operation of the Home Pharmacy business which were implemented in the fourth quarter of 1995 and the first quarter of 1996 will begin to be reflected in 1996.

         Marketing and advertising expenses decreased slightly in dollar amount ($1,064,000 in 1995 from $1,296,000 in 1994) and therefore decreased as a percentage of sales to 0.9% from 1.9%. The decrease in marketing expenses reflects the Company's operating efficiencies and the economies of scale resulting in part from the Home Pharmacy acquisition.


         Other administrative expenses including provisions for doubtful accounts were $7,691,000 or 6.7% of sales in 1995 compared to $5,889,000 or 8.6% of sales in 1994. The decrease in these expenses as a percentage of revenue reflects efficiencies and cost cutting actions implemented by management as well as economies of scale. Other administrative expenses for the fourth quarter of 1995 were unusually high due to transition costs of consolidating the Home
Pharmacy operations into the Company, the reserve for the class action litigation settlement and an increased bad debt reserve.


         Depreciation and amortization for 1995 was $8,884,000 or 7.8% of sales compared to $2,395,000 or 3.5% of sales in 1994. The increase in amortization in 1995 reflects approximately $2,744,000 of amortization and impairment of the Home Pharmacy assets and intangibles. The Home Pharmacy acquisition allowed the Company to consolidate the Owings Mills and Mt. Pleasant operations in the new Chicago facility. In addition, this consolidation and the planned reduction in retail operations resulted in the accelerated amortization in 1995 of approximately $3,663,000 of intangibles related to the FPA, MailRx and Medi-Phar acquisitions.


         Earnings (loss) before income taxes, depreciation and amortization and restructuring and merger related expenses (EBITDA) were a loss of $1,328,000 in 1995 compared to a loss of $3,329,000 in 1994. During the first nine months of 1995, the Company had earned an EBITDA profit of $1,294,000. The Company attributes the EBITDA loss for the year principally to the class action litigation ($350,000) as well as increases in fourth quarter 1995 expenses, including a substantial increase in the bad debt reserve for the approximately $8,000,000 of accounts receivable generated since the acquisition by Home Pharmacy customers with whom the Company had no prior credit history. In addition, in the fourth quarter the Company incurred non-recurring expenses related to integrating the new Chicago operations into the Company and consolidating the Mt. Pleasant operations into Chicago.


         The Company recorded merger related expenses of $250,000 in 1995, primarily consisting of increased shipping costs incurred to maintain Home Pharmacy delivery schedules during the transition to the new Chicago facility. The Company also recorded $353,000 of restructure charges relating to the decision to phase out the retail stores ($199,000) and consolidate the Mt. Pleasant facility into Chicago ($154,000). With these items, operating loss for 1995 was $10,815,000 compared to an operating loss of $5,724,000 in 1994.


         Interest on debt incurred in connection with the Home Pharmacy acquisition contributed to the 1995 interest expenses of $1,273,000 compared to interest expense of $310,000 for 1994. It should be noted that interest expense does not include dividends paid on preferred stock issued in connection with the Home Pharmacy acquisition.


         1994 as Compared with 1993. Consolidated net sales for the year ended December 31, 1994 increased 169% over the prior year ($67,863,000 in 1994 compared to $25,224,000 in 1993) with a consolidated loss of $5,499,000 compared to a loss of $8,226,000 in the prior year. The increase in sales was attributable to acquisitions, including the June 1994 acquisition of FPA, the acquisition of MSA in November 1994. In addition, $16,119,000 of claims processing revenue and costs of sale in 1994 was attributable to contractual amendments entered into by Medi-Claim described above.


         Costs of sales increased as a percentage of net sales from 77.3% in 1993 to 86.6% in 1994. The increase in cost of sales was primarily due to the changing mix in the Company's sales and the inclusion of Medi-Claim sales, which had a lower gross margin in 1994 due to the contractual amendments.


         Expenses for salaries and benefits increased to $5,214,000 in 1994 from $4,401,000 in 1993, but declined as a percentage of sales to 7.7% from 17.4%. This reflects the addition of the FPA and Mednet operations and addition of other personnel consistent with increased volume. The 1993 salaries and benefits include $766,000 of Common Shares and cash paid to the President to obtain the release of certain potential future severance benefits. Similarly, other selling, general and administrative expenses rose in dollar amount, but declined as a percentage of sales.


         The $2,395,000 depreciation and amortization expense in 1994 compared to $4,354,000 in 1993 related to primarily intangible assets acquired in connection with acquisitions.

         During May 1993, the Company entered into an agreement with former owners of the retail pharmacies purchased during 1992 to induce them to convert the outstanding balance of the convertible note payable into Common Shares of the Company. The Agreement provided for the issuance of 249,130 Common Shares having a market value at the time of $560,542 in satisfaction of the $747,000 balance of the note payable. In addition, the Company agreed that until such time as the shares issued on conversion were registered, the Company would continue to make principal and interest payments to the note holders in accordance with the original terms of the notes. The conversion terms of the notes had provided that the note holders, at their option, could convert the outstanding balance of the notes into Common Shares of the Company at a price of $5.00 per share.


         Generally accepted accounting principles as prescribed in Statement of Financial Accounting Standards No. 84 "Induced Conversions of Convertible Debt" ("SFAS 84") requires recognition of an expense equal to the fair value of the additional securities or other consideration issued to induce conversion. SFAS 84 is applicable to such transactions regardless of whether, as was the fact here, the total value of the securities issued on conversion was less than the balance of the debt. As a result of the transaction and the application of SFAS 84, the Company recorded debt conversion expense of $224,000 in 1993 with an increase to paid in capital of an equal amount and $203,000 in 1994. The expense in 1994 represented interest and principal paid on the note in 1994 prior to registration of the shares issued on conversion.

                                    BUSINESS

General.


         Mednet, MPC Corporation (the "Company") was incorporated under the laws of the State of Nevada in September, 1985. Substantially all of the Company's business is derived from its activities in the prescription benefits management industry. The Company, together with its subsidiaries Medi-Mail, Inc. (Medi-Mail"), Medi-Claim, Inc. ("Medi-Claim"), Medi-Phar, Inc. ("Medi-Phar") and Family Pharmaceuticals of America, Inc. ("FPA"), acts as an integrated, full service prescription drug benefits manager serving individual members of retirement organizations, fraternal organizations, state employee organizations and commercial organizations ("Affinity Groups"), corporations, self insurance trusts, insurance companies, and other benefit plan sponsors ("Third-Party Payors" and collectively with the Affinity Groups, "Payors") throughout the United States. The Company's benefit programs (the "Programs") offer prescription drug benefits to approximately two million individuals ("Participants") most of which receive funded benefits through Third Party Payors and/or are members of an Affinity Group.


         The Company's executive offices are located at 871-C Grier Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 361-3119.


Description of Prescription Benefits Management (PBM) Business


         The Company develops and administers client-specific prescription drug benefit programs ("Programs") on behalf of more than 400 Payors throughout the U.S. The Company attempts to customize its Programs to meet the Payors' particular benefits strategy combining a number of managed care features to cost effectively manage the Payor's entire prescription benefits program. The Programs combine mail service pharmacy features such as enhanced generic substitution and the convenience of home delivery, with the feature of retail network pharmacy such as automated claims adjudication, real time electronic networking of retail pharmacies and card programs. Payors can choose a Program which incorporates on-line electronic claims processing, drug utilization review, and an electronic network linking more than 45,000 retail pharmacies in the U.S., as well as features of a mail service pharmacy program. In the alternative, Payors can choose either a mail service pharmacy program or a network claims processing program.

Mail Service Pharmacy Operations.

         Overview.


         For 1995, the Company derived approximately 57.6% of the consolidated gross sales for the Company and its subsidiaries from its mail service pharmacy operations. The Company's mail service pharmacy program is conducted from its Las Vegas, Nevada and Chicago, Illinois locations. The Company services customers throughout the United States. The Company's mail service pharmacy program is designed for convenience and to reduce prescription medication and over-the-counter pharmaceutical costs to individuals, corporations, labor unions, retirement systems, health and welfare trusts, insurance companies, federal and state employee plans, health maintenance organizations and third-party administrators. The mail service pharmacy program attracts senior citizens, home-bound persons, sight or hearing impaired persons and users of regularly prescribed medications who are interested in the convenience of direct delivery of medication and/or lowering their medication and pharmaceutical expenses. The Company believes that it delivers prescription medication and over-the-counter pharmaceutical products to the homes of customers at lower costs, on average, than is generally available through retail pharmacies. These medications are typically maintenance medications which are defined as medications which must be taken on an ongoing basis for chronic conditions such as high blood pressure, arthritis and heart and thyroid conditions. The Company believes that these conditions account for a majority of prescription medication expenditures in the United States.


         The Company directed its initial efforts toward individuals/members of Affinity Groups. In 1991, the Company began to direct its marketing efforts to Third-Party Payors in order to make the Company's services available to their insureds or members.


         On September 15, 1995, the Company acquired the assets of Home Pharmacy from ArcVentures, Inc. The acquisition is accounted for as a purchase. Consistent with its treatment of prior acquisitions, the Company has included the operations of the acquired business for the entire year in its operating statements for 1995 with a single line item to subtract the profit of the acquired business for periods prior to acquisition.


         Benefit of Mail Service Pharmacies to Direct Payor.


         Individual customers and members of Affinity Groups (collectively, "Direct Payor") benefit from the Company's mail service pharmacies as follows:

o    Convenience  of  pharmacy   delivery  system  that  delivers   prescription
     medication and over-the-counter pharmaceutical products to the home.

o    Lower out-of-pocket costs for the medications and pharmaceutical products.

o Typically, a Direct Payor, with approval of a physician, can receive up to a 90-day supply of prescription medication under the Company's programs as compared to lower supplies generally dispensed by retail pharmacies.

o A Direct Payor using the 90-day plan can save money due to lower operating costs, bulk rates provided by the Company and elimination of repetitive dispensing costs.


o    Benefit of Mail service Pharmacies to Third-Party Payor.


         Managers of corporate funded health benefit plans and other Third Party Payors have sought ways to contain health care costs, including the costs of prescription medication benefits. In order to contain the costs of prescription medication benefits, benefits managers have increasingly used mail service pharmacy programs for dispensing maintenance prescription medications to plan participants. The Company's mail service operations provide the following benefits over traditional indemnity health benefit plans that provide for the purchase of prescription medications through retail pharmacies:


o Under traditional plans, the Third-Party Payor typically incurs a dispensing fee and administrative charge each time a prescription medication is dispensed. Under the Company's plan, a plan participant, with approval of a physician, can typically receive up to a 90-day supply of prescription medication as compared to a lower supply generally dispensed under traditional plans utilizing retail pharmacies. The higher supply limit of maintenance prescription medication generally available under the Company's programs provides a cost savings to the Third-Party Payor by reducing repetitive dispensing fees and, in some cases, administrative charges.

o Additional cost savings are often realized through the Company's programs as a result of a significant emphasis on the use of generic drug substitution as an alternative to more expensive brand name medications.

         The Company has a variety of mail service programs designed to accommodate client-specific needs. Under a typical funded program, a Third-Party Payor contracts either directly with the Company or a third-party administrator to provide prescription medications to plan participants. Plan participants desiring to use the program mail an order form to the Company, enclosing a physician's prescription for the ordered prescription medication together with a nominal payment (the "co-payment"), for each prescription ordered. The participant may also place an order by calling the Company's toll free telephone number. The co-payment is fixed by agreement between the Company and the Third-Party Payor. This type of mail service prescription program is known as a "funded" plan because the Third-Party Payor provides all of the funding above the co-payment amount. The Company bills the Third-Party Payor for the cost of prescriptions less the applicable co-payments already collected.


         Medi-Claim Claims Processing


         For 1995, the Company derived approximately 36.4% of the consolidated gross sales for the Company and its subsidiaries from its claims processing operations.


         The Company's prescription claims administration programs ("Programs") are conducted through Medi-Claim. In November 1994, Medi-Claim acquired substantially all of the assets of Medical Services Agency, Inc., which operated under the registered service mark of Mednet(R), in exchange for 1,600,000 shares of the Company's common stock. The Programs are sponsor-specific benefit programs through which Medi-Claim processes and adjudicates paper and electronic prescription drug claims generated through a network of participating retail pharmacies. The pharmacy network includes approximately 45,000 retail pharmacies in the U.S., each of which contracts with Medi-Claim to provide prescription dispensing at contracted rates.


         The  Medi-Claim   Programs   utilize   point-of-sale   electronic  data
transmission and automated claims adjudication to manage claims in Programs covering Participants nationwide. Claims data is transmitted to Medi-Claim electronically from pharmacies, or by mail from beneficiaries, for adjudication and payment in accordance with the Payor's particular plan design specifications.


         The Programs are designed to maximize the Payor's control and cost savings opportunities by combining a number of managed care pharmacy features. The utilization control mechanisms and claims processing efficiencies of the Medi-Claim Programs, as well as the price reductions Medi-Claim negotiates from retail pharmacies, reduce the administrative costs associated with providing retail pharmacy-based prescription drug benefits coverage. Program design features also encourage the dispensing of less expensive generic drugs and a review of pharmaceutical therapy patterns.


         The Programs are offered either on a stand-alone basis or are integrated into major medical plans. In addition, as discussed below, the Programs are offered in conjunction with the company's mail service pharmacy programs as an integral part of the combined benefits program.


         Description of the Medi-Claim Programs


         Medi-Claim currently processes prescription drug claims from its operations center located in Lemoyne, Pennsylvania. Under the Medi-Claim Programs, Payors provide Medi-Claim with periodically updated Participant eligibility data, which is integrated into Medi-Claim's management information system. Medi-Claim is then able to process prescription claims submitted either directly by eligible Participants by mail, or through the Medi-Claim nationwide network of retail pharmacies utilizing point-of-sale electronic data submission.


         Once the Medi-Claim system determines the adjudication of the claim, reimbursement checks and an Explanation of Benefits form are generated and mailed to the Participant. Medi-Claim strives to process 95% of all claims within five calendar days of receipt and the remaining claims within ten calendar days of their receipt, although during many periods of the year the turnaround time is faster. Over 95% of all claims are electronically adjudicated.

         The process of electronic point-of-sale submissions through the Medi-Claim network of retail pharmacies is identical to the paper claims process described above except that claims data is received electronically by Medi-Claim and processed automatically upon receipt by Medi-Claim's management information system. The retail pharmacy network can access Medi-Claim's processing system seven days a week.

         For those Programs which provide eligible Participants with a mail service pharmacy feature through a third party provider, Medi-Claim provides eligibility data directly to the mail service pharmacy, which then submits claims data to Medi-Claim.


         Medi-Claim provides its Payors with regular management reports describing overall Program activity and utilization trends. Medi-Claim account executives regularly analyze Payor utilization data and make recommendations for additional opportunities for cost containment. In some cases, Medi-Claim produces management reports which are designed to highlight unusual utilization patterns which may indicate that clinical intervention or fraud and abuse detection may be warranted. Medi-Claim's management reports include all Participant prescription drug utilization resulting from use of both the network retail and mail service pharmacies.


         Medi-Claim Programs are structured to provide Payors with the ability to better understand and control the cost of their entire pharmaceutical benefits Program. Features of the Medi-Claim Programs include:


o Flexible Plan Design. Program designs are flexible to meet the Payor's particular benefits strategy, therapeutic effectiveness and cost containment objectives. The Programs include incentives to encourage Participants to use the most cost effective network retail or mail-service dispensing location and to purchase the least expensive drug available, including an emphasis on generic substitution. Programs are regularly reviewed with Payors in order to target additional areas of Program savings.


o Comparison of Expected Results to Actual Activity. Medi-Claim regularly analyzes a Program's projected savings associated with its plan design features, the use of the Medi-Claim retail pharmacy network, and mail service pharmacy activity relative to the costs experienced by the Payor. If deviations from savings expectations are evident, Program modifications are recommended.


o Management Reports. The Medi-Claim database enables Medi-Claim to provide Payors with regular detailed management reports of Program activity and costs. The reports are designed to illustrate Program results and opportunities for additional cost savings.

o Commitment to Service. Although the primary objective of Medi-Claim's Payors is to increase therapeutic effectiveness and reduce pharmaceutical benefit costs, Payors also require the accurate and rapid processing of claims. Medi-Claim produces a variety of service level reports which provide Payors with an assessment of critical claims processing success indicators.


         Mednet Integrated Prescription Benefits Programs


         The Company offers Mednet integrated prescription benefits programs that combine the cost savings and convenience of the mail service pharmacy Programs with the Medi-Claim network-based claims administration programs. With the integrated program, Payors can achieve cost savings compared with traditional prescription benefits programs which lack managed care cost controls.


The Mednet integrated programs offer a variety of additional benefits which are designed to provide increased therapeutic effectiveness and maximize cost savings, control and increase compliance.

o Convenient, user-friendly programs with a single point of service and accountability to ensure rapid problem resolution.

o Coordination of dispensing data collection and analysis from all aspects of the benefits programs, whether generated from retail network pharmacies or mail service pharmacy. This ensures ready access to all information necessary to monitor program activity and develop further cost saving strategies without relying on the coordination among third party benefits providers.


o A drug utilization review system that detects potential adverse drug interactions, allergies, overuse and abuse in all areas of the prescription benefits system, whether the drugs are dispensed through mail service or through a network retail pharmacy.

o Prescription dispensing policies that encourage the use of less expensive, therapeutically equivalent generic or brand name drugs regardless of the dispensing location.

o        Automated on-line administration of retail pharmacy prescription claims
         that  gives   immediate  and  accurate   claims   review,   informative
         utilization data and eliminates manual review.

o Regular and comprehensive management reports to provide the Payor's benefits manager with an understanding of usage trends and costs for the entire prescription benefits program.

         Retail Pharmacy Operations


         Through Medi-Phar, the Company in 1995 derived gross sales representing approximately 6.0% of consolidated gross sales for the Company and its subsidiaries through the operation of the in-clinic retail pharmacies, located in San Diego, California and Las Vegas, Nevada. Operation of the retail pharmacies provided the Company with a working knowledge of the retail pharmacy business which improved the Company's ability to market and develop its service, primarily the pharmacy network and claims processing system of its subsidiary, Medi-Claim. As the Medi-Claim network has developed, this aspect of the retail pharmacies has become less important. The Company has determined to close five of the retail locations in 1996.


Financial Information About Industry Segment


         The  Company  operates  in only one  industry,  the  administration  of
pharmaceutical    benefits,   the   sale   of   prescription    medication   and
over-the-counter pharmaceutical products and related services.


Marketing


         The Company directed its initial marketing efforts toward the Direct Payor (individuals/members of Affinity Groups). In 1991, the Company began to expand its marketing efforts to Third-Party Payors in order to make the Company's services available to their insured or members. The Company has significantly increased this emphasis by its acquisition of the Mail Rx assets, the FPA mail pharmacy operations and the Mednet claim processing operations and has expanded its marketing efforts to reflect the Mednet integrated Programs offered by the Company.


         The Company's mail order and claims processing programs (collectively, the "Programs") are marketed nationally through the Company's internal sales organization of pharmacy benefits professionals and their marketing support staff.


         A significant portion of new accounts are generated by marketing Programs through existing relationships with Payors. The remainder of new accounts are generated by direct solicitation of corporate accounts, usually through telemarketing, direct mail marketing, trade shows and referrals.


         Revenues of the Company depend upon the extent to which its Programs are utilized by the Payors' eligible Participants. Accordingly, the Company's benefits professionals work with Payors' benefit managers on an ongoing basis continually to assess utilization levels in the Programs and, where necessary, to incorporate additional incentives, sometimes in the form of more advantageous Program terms, to promote increased utilization among Participants.

         Direct Pay Accounts


         Affinity Groups offer or endorse the Company's discount mail service pharmacy as a benefit to their members and include information about the Company and its services in their promotional materials, newsletters, magazines and membership drives, but do not engage in active selling on behalf of the Company. Affinity Group members then deal with and pay the Company directly for prescription medications and over-the-counter pharmaceutical products and receive special group discounts.


         Third-Party Payor Accounts


         In order to facilitate growth and decrease new account acquisition costs, the Company began in 1991 to develop a base of accounts in the Third-Party Payor market. In June, 1991 the Company entered into a consulting agreement ("Agreement") with Irwin Jann, a marketing consultant ("Consultant"), pursuant to which it agreed to issue warrants ("Warrants") to purchase up to 2,000,000 Common Shares at $3.00 per share. Warrants with respect to 250,000 Common Shares were vested immediately upon signing of the Agreement. Warrants with respect to an additional 750,000 common shares vested under the Agreement during 1994. In addition, the Agreement provided that the Company pay to the Consultant a 1% commission on gross sales from contracts facilitated by the Consultant. The June 1991 Consulting Agreement expired by its terms on May 31, 1994. As of June 1, 1994, the Company entered into a consultant agreement with the marketing consultant's professional corporation. Under that agreement, the consultant or his assigns receive warrants to purchase 1,000,000 common shares at a price of $3.00 per share, and a commission on gross sales.

Major Customers.


         During 1995, National Insurance Services, accounted for approximately 14% of revenue. This customer had accounted for approximately 13% of 1994 revenue. Another customer, the City of Chicago, accounted for approximately 13% of 1995 revenue. This customer subsequently terminated its contract with the Company. On March 8, 1996 the Company executed a contract granted in June, 1995 with the Commonwealth of Pennsylvania which management believes will result in revenues greater than those received from the City of Chicago. No other single customer accounted for more than 10% of 1995 revenue.


Government Regulation.

         There are extensive state and federal regulations applicable to the dispensing of prescription medications. Since sanctions may be imposed for violations of these laws, compliance is a significant operational requirement for the Company.


         The mail service prescription medication and over-the-counter pharmaceutical business of the Company is conducted from two licensed pharmacies located in Las Vegas, Nevada and Chicago, Illinois. The retail pharmacies are licensed in California and Nevada. Nevada, California and Illinois have detailed laws governing a wide range of matters relating to the operation of pharmacies, and the Company believes that it is in substantial compliance with these laws. The laws include, among others, provisions requiring pharmacies and pharmacists to be licensed, as well as provisions as to who may write and dispense the prescriptions, how prescriptions must be filled, how prescription drugs and controlled substances must be stored and safeguarded, and after what period of time they must be disposed of, record retention, and generic substitution. These requirements are issued by the California, Nevada, and Illinois Boards of Pharmacy which are empowered to impose sanctions, including license revocation, for noncompliance. In addition, each pharmacy and pharmacist employed by the Company is bound by standards of professional practice.


         Each state into which the Company mails pharmaceuticals also has laws and regulations governing the operation of pharmacies and the dispensing of prescription drugs in that state. In many cases, these statutes include provisions which purport to regulate out-of-state mail service pharmacies that mail drugs into that state. The regulations are administered by an administrative body in each state (typically, a pharmacy board) which is empowered to impose sanctions, including license revocation, for noncompliance. In those states where it exists, state regulation of out-of-state pharmacies essentially can be divided into three categories: disclosure, licensing and prohibition.

         States with disclosure statutes generally require that out-of-state pharmacies register with the local board of pharmacy, follow certain procedures and make certain disclosures, but generally permit the mail service pharmacy to operate in accordance with the laws of the state in which it is located. States with licensing statutes generally impose the same licensing requirements and compliance with local laws on out-of-state pharmacies as on in-state pharmacies. The Company understands that several states currently impose licensing requirements on out-of-state pharmacies. In addition to the Company or its subsidiaries being duly licensed in Nevada, Illinois and South Carolina, the Company has complied with the disclosure law and registration requirements or the licensing law to do business as an out-of-state pharmacy in eight states and is evaluating whether it will register in others. The Company does not have any applications for licenses currently pending. The boards of pharmacy of certain states do not purport to regulate out-of-state mail pharmacy services. The Company believes that in the most recent completed fiscal year approximately 46% of its mail service sales came from states in which the Company has complied with the disclosure or licensing laws, and that approximately 34% of its mail service sales were for the eighteen states which the Company believes do not regulate mail service sales.


         Some states have also enacted laws and regulations which, if successfully enforced, would effectively limit some of the financial incentives available to benefits plan sponsors that offer mail service pharmacy programs. This so-called "freedom-of-choice" legislation generally prohibits a benefits plan sponsor from requiring its participants to purchase prescription drugs from a single source. The U.S. Department of Labor has opined that certain types of "freedom-of-choice" laws and regulations are preempted by the Employee Retirement Income Security Act of 1974 (ERISA). The Attorney General in one state has reached a similar conclusion and has raised additional constitutional issues. Finally, the Bureau of Competition of the Federal Trade Commission has stated that such legislation may reduce competition and raise prices to consumers, to the extent it impedes or prevents benefit plan sponsors from offering programs that take advantage of the economies of scale associated with single sourcing of pharmaceuticals from a mail service pharmacy.


         There has been no formal administrative or judicial efforts to enforce any of these laws against the Company. The Company has received inquiries from boards of pharmacy in several states questioning whether the Company is engaged in business in violation of their state laws. While the Company has substantially complied with the laws in certain states, it has not complied with the laws or regulations of all states to which it delivers pharmaceuticals. Should enforcement of these laws be attempted, the Company believes that these laws and regulations would be subject to challenge under the United States
Constitution. However, if the laws or regulations were to survive such a challenge, the Company would likely be subject to penalties and, possibly, prohibitions and additional costs which could have a material adverse effect on its mail service pharmacy business.


         The Company is aware that some state boards of pharmacy are attempting to further promote laws and regulations designed to restrict the activities of mail service pharmacies.


In addition to the above-described laws and regulations, there are federal statutes and regulations which establish standards for all pharmacies and pharmacists concerning the labeling, packaging, advertising, and adulteration of prescription drugs and the dispensing of controlled substances and prescription drugs. Federal Trade Commission and United States Postal Service regulations require mail order sellers to engage in truthful advertising, to stock a reasonably supply of drugs, fill mail orders within thirty days and, if that is impossible, to inform the consumer of his or her right to a refund. The Company believes that it is in substantial compliance with the above requirements. Further, the United States Postal Service has statutory authority to restrict the transmission through the mails of drugs and medicines to a degree that could have an adverse effect on the Company's mail service operations. To date, the United States Postal Service has not exercised this statutory authority.


         To the extent that any of the foregoing laws or regulations, existing or proposed, prohibit or restrict the operation of mail service pharmacies and are found to be applicable to the Company and enforceable, they could have an adverse effect on the Company's mail pharmacy service operations as well as on the operations of all other mail pharmacy service providers. In addition, the Company would be required to take appropriate steps to effect compliance to continue doing business in the states where such statutes are enforced and non-compliance could expose the Company to the imposition of fines and penalties which, depending upon the number of jurisdictions which impose such fines and penalties and how they are imposed, could be material. There is no assurance that the Company would be able to comply with the diverse and possible contradictory laws of all such states and, consequently, the Company's operations in such states may be impaired, interrupted or prohibited.

         Despite its efforts, the Company may be unable to comply with all existing and future regulations. Existing and future legislation could increase the Company's operating expenses, as well as operating expenses for the entire industry. In addition, several states impose substantial fines, penalties or criminal sanctions for failure to comply with existing regulations. Such fines could exceed $2,000 per day or per violation, or misdemeanor criminal charges could be filed against the Company. The Company is not aware of any state that has imposed, or presently intends to impose, any such fine, penalty or charge against the Company. The Company also believes that such fines, penalties or charges would be subject to challenge under the United States Constitution, but is not aware of any such challenge being successfully applied to date.


         While increased cost would be passed on to the ultimate subscriber, such increased costs, if significant, would adversely affect the Company's business. Moreover, existing and future regulations could curtail the scope of the Company's operations should the Company choose not to conduct business in those states where regulations have been adopted.

Competition.


         The prescription drug benefit business is highly competitive. The Company's mail pharmacy business competes for the business of Third-Party Payors and Direct Payors. The Company's principal mail pharmacy business competitors for Third-Party Payors are America's Pharmacy, a subsidiary of Systemed, Inc., National Rx, a division of Medco Containment, Caremark, and Health Care Services, Inc., a division of Diagnostek, Inc. Third-Party Payors generally look to service levels, lower health care costs and reputation. The Company's principal mail pharmacy business competitors for Direct Payors include Express Pharmacy Services, a division of Thrift Drug which is a subsidiary of J.C. Penney, A.A.R.P., a number of smaller mail service pharmacy companies and retail pharmacies. Individual customers generally look to price, convenience and service. All of the above referenced entities possess substantially greater financial, marketing and personnel resources than the Company.


         The Company's prescription claims processing services compete with other prescription drug benefit providers/processors and the larger third-party prescription drug claims processors such as PCS, Inc., and PAID, a division of Medco Containment. Additionally, there are numerous smaller regional claims processors and many insurance companies also process claims in conjunction with their underwriting of medical insurance programs, as well as for self-insured plan sponsors.


         While Management believes that the Company is competitive in its price, quality and service taken as a whole, there can be no assurances that, as the mail service pharmaceutical industry evolves, the Company will be able to operate profitably given the level of competition within the industry. Moreover, the Company cannot predict, with accuracy, the effect of unspecified, but probable future changes in the domestic health care system currently being discussed by the Executive and Legislative branches of the United States Government.


         Medi-Phar's retail pharmacies compete with other retail pharmacies in the San Diego, California and Las Vegas, Nevada areas with competitive factors being location, price, product selection and service.

Inventory.

         The Company obtains its medications and pharmaceutical products from approximately 30 manufacturers, distributors and wholesalers. In order to minimize the potential risks inherent in relying on any particular supplier, the Company attempts, whenever possible, to establish and maintain relationships with more than one supplier of any particular product. Thus, in the event that one source is unable to supply a needed product, or is unable to offer a competitive price, the Company may turn to an alternative source. For certain products, particularly brand name products, there may be only one or a limited number of suppliers. In the event that the supply of these products becomes limited, or the price is significantly increased, the Company believes that most pharmacies dispensing this product will be similarly adversely affected.

         The Company maintains an inventory control program such that most products in the Company's inventory of over-the-counter, brand name and generic medications are on the shelf 45 days or less. The inventory control program also includes a buying schedule for products with consistent demand. The flexibility achieved as a result of the Company's network of suppliers enables the Company to promptly obtain products which are infrequently demanded by the Company's customers, thereby saving the cost of keeping such products in inventory. Most suppliers can deliver orders to the Company within 24 hours.

Product Liability.


         Product liability is a major concern in the mail pharmacy business. Liabilities may arise from possible dispensing errors, package tampering and product defects.


         The Company has taken anti-tampering precautions by utilizing layered tamper-evidence packaging on all products it distributes, and its delivery is made in unmarked outer packaging. These steps are designed to eliminate the problem with tampering prior to receipt by the customer. The Company maintains a toll-free telephone number which facilitates customer contact and enables customers and the Company to verify prescriptions as ordered by the physician or supplied by the Company. Additionally, the Company maintains an internal quality control system, pursuant to which each order is checked and verified by pharmacy personnel after it is filled and before shipping, in an effort to assure that customers receive the exact prescribed medication.


         The Company carries the type of insurance customary in the mail service and retail pharmacy industry, including professional and product liability insurance. The Company believes that its insurance protection is adequate for its present business operations. However, there can be no assurance that the amount of insurance coverage would be sufficient to cover any potential liability claim, or that the finances of the Company could withstand the effect of a claim in excess of its insurance coverage.


         Management intends to continue such policies in effect, and provided the same is available, may increase coverage as the Company's needs dictate. In addition, the Company is named as an additional insured by many of its suppliers. Although wholesale and retail pharmacies in general have not, as yet, experienced any unusual or extraordinary difficulty in obtaining insurance at an affordable cost, there can be no assurance that the Company will be able to maintain its coverage in the future.


Mail Pharmacy Distribution.


         The Company has two mail service pharmacy and fulfillment facilities. One is located in Las Vegas, Nevada, and the other in Chicago, Illinois. The Las Vegas facility was designed by the Company to accommodate the Company's corporate offices in addition to the variety of the Company's distribution operations, including inventory storage, order processing, shipping, billing, customer service and certain marketing and administrative functions, with a view toward maximizing safety and efficiency.


         The Company maintains a toll-free number for incoming orders. Initial customer orders are typically received by mail. New prescriptions and refills may be ordered by telephone. All orders are reviewed; doctors are contacted for verification as required and prescriptions are filled on the premises by licensed pharmacists employed by the Company. Most orders are shipped to the customer by United States mail, United Parcel Service or other common carriers. Payments are handled through major credit card accounts or through direct billings.


         Due to the Company's typical order processing time of less than 48 hours, the Company had no material backlog of orders as of December 31, 1995. The Company's business is not seasonal to any significant extent.

Employees.


         As of December 31, 1995, the Company had 333 full-time employees and 24 part-time employees. Except for its executive officers (see "DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT") the Company's employees are clerical, sales, customer service, claims processing and pharmacy related staff paid consistent with industry standards. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that it has a good relationship with its employees.

Forward Looking Statements.


         Statements regarding the Company's expectations as to demand for its products and services in 1996, the operating efficiencies from operation of the Home Pharmacy business, and revenue generation from existing or future contracts and certain other information presented in this report constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations with respect are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. In addition to matters affecting the economy and the Company's industry generally, factors which could cause actual results to differ from expectations include the following:


- -    Loss of one or more significant customers
- -    Reduction in gross profit margins due to competitive pricing pressures
- -    Changes in  governmental  regulation  or failure  to comply  with  existing regulation
- -    Changes in the cost or  availability  of  pharmaceuticals  not reflected in reimbursement rates from third party payors
- -    Inability to obtain needed  additional  capital on terms  acceptable to the
     Company
- -    Inability to reduce costs while maintaining customer service
- -    Failure to obtain new contracts, due to competitive pressures or otherwise
- -    Potential default under line of credit or other material contracts

Properties.


         The Company's corporate headquarters are located in Las Vegas, Nevada. The mail service pharmacy/fulfillment centers are located in Las Vegas, Nevada and Chicago, Illinois. The Company's claims processing operation is located in Lemoyne, Pennsylvania. The retail pharmacies are located in San Diego, California and Las Vegas, Nevada.


         The following chart provides more detailed information concerning the Company's properties:



                                             Approximate           Lease
                                         Size in Sq. Ft. of     Expiration
Location                                      Facility              (1)                      Primary Use
- --------                                 ------------------     ----------                   ------------
Las Vegas, Nevada                              17,608              03/98       Mail Order Prescription Pharmacy,
                                                                               Claims Processing Operations and
                                                                               Corporate Offices
Chicago, Illinois                              13,500              09/00       Mail Order Prescription Pharmacy
Lemoyne, Pennsylvania                           3,337              01/02       Claims Processing Operations
Owings Mills, Maryland                          6,352              08/96       Subleased
Mount Pleasant, South Carolina                  2,790              01/97       Vacant
San Diego County, California                    1,100              03/99       Pharmacy
(Poway)
San Diego, California (Del Mar)                 1,000              08/00       Pharmacy
San Diego, California (3rd Ave.)                1,100              05/00       Pharmacy
San Diego, California (Mira Mesa)               1,200              08/97       Pharmacy
San Diego, California (Plaza                     800               06/00       Pharmacy
Properties)
San Diego, California (El Cajon)                1,000              NA(2)       Pharmacy
San Diego, California (Gateway)                 1,100              03/99       Pharmacy
Las Vegas, Nevada (East Harmon)                  540               11/99       Pharmacy
Las Vegas, Nevada (East Sahara)                  444               07/99       Pharmacy


(1)  Includes all renewal terms.
(2) The term of this lease is month-to-month.


For information with respect to obligations for lease rental, see Note 12 to the Consolidated Financial Statements. The Company considers its properties to be suitable and adequate for its present needs.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the members of the Company's Board of Directors and its executive officers, and sets forth the position with the Company held by each:



Name                        Age              Position
- ----                        ---              --------

Hon. Leo T. McCarthy**       65    Chairman of the Board of Directors

M. B. Merryman***            54    President, Chief Executive Officer, Director

Dennis Smith                 48    Executive Vice President, Chief Operating
                                   Officer

Jane E. Freeman              42    Executive Vice President - Account Services
                                   Development

Dr. David L. Dalton          47    Executive Vice President - Corporate
                                   Development

Don Bradenbaugh              55    President of Medi-Claim, Inc.

S. E. Roberts                49    Treasurer

Thomas Warren                55    Executive Vice President, Chief Financial
                                   Officer

Julie Ledbetter              25    Corporate Secretary

Byron S. Georgiou*           47    Director

Edward T. Hanley, Jr.***     39    Director

Edward F. Heil*              51    Director

Dr. Sol Lizerbram*           48    Director

Robert W. Quick**            75    Director

Matthew C. Strauss***        62    Director

Lincoln R. Ward**            72    Director

Donald Kirsch**              63    Director

Steven F. Mayer*             36    Director


  *     Term as director expires in 1996.
 **     Term as director expires in 1997.
***     Term as director expires in 1998.

         The Board of Directors presently maintains an Audit Committee, a Safety Committee, a Nominating Committee, a Compensation Committee and a Strategic Planning Committee. Messrs. L. Ward and M. Strauss are members of the Audit Committee. Messrs. M. Strauss, E. Heil and L. Ward are members of the Safety
Committee. Messrs. E. Heil, R. Quick and B. Georgiou are members of the Compensation Committee. The Compensation Committee held no meetings during 1995. Messrs. E. Hanley, S. Lizerbram and L. McCarthy are members of the Nominating Committee. Messrs. L. McCarthy, B. Georgiou, E. Hanley and S. Lizerbram are members of the Strategic Planning Committee.


         Honorable Leo T. McCarthy. Mr. McCarthy joined the Board of Directors in June, 1994 and currently serves as its Chairman. He served as Lieutenant Governor of California for 12 years until his retirement in 1994. During that period, he chaired the California Commission on Economic Development. Mr. McCarthy is admitted to the practice of law in California. Mr. McCarthy graduated from the University of San Francisco and the San Francisco Law School. Mr. McCarthy serves on the Boards of Linear Technology Corp. and FloWind.


         M.B. Merryman. Dr. Merryman has been Chief Executive Officer, President, and a Director of the Company since December, 1987. He also served as Treasurer of the Company from December, 1987 until January, 1989. He also served as Chief Operating Officer from December, 1987 through June, 1992. Additionally, he served as Chief Financial Officer from December, 1987 through March, 1992. From November, 1987 to September, 1989, he served as President of Sino Business Machines, Inc., a Canadian computer company. From May, 1986 to February, 1989, Dr. Merryman was an officer and Director of China Business Machines Holding Company, a privately-held concern which is the parent of Sino Business Machines, Inc.


         Dennis Smith. Mr. Smith has been Vice President of the Company since 1987 and was named Executive Vice President and Chief Operating Officer in June of 1992. Additionally, he served as a director of the Company from June, 1985 until January, 1989. Mr. Smith received his B.A. in 1969 from the University of Miami. He is experienced in pharmacy operations, as well as other business activities. He was previously the president of an export/import company, specializing in business with China. From November, 1983 through January, 1985, Mr. Smith was the Senior Buyer for pharmaceutical and over-the-counter products for AARP's Las Vegas pharmaceutical facility. As AARP's Senior Buyer, Mr. Smith's responsibilities included management of the buying staff responsible for purchasing $18 million in pharmaceutical products for AARP's mail-service business.


         Jane E. Freeman. Ms. Freeman was named Executive Vice President - Marketing Services in October 1993. She also served as Vice-President, Client Services from April 1992 to October 1993. From January 1989 through April 1992, she served as the Company's Vice President - Sales and Marketing. She was the General Manager from April, 1988 until January, 1989. Ms. Freeman received her B.S. degree in Communications from Southern Illinois University in 1976.


         Dr. David L. Dalton. Dr. Dalton is an Executive Vice President of Mednet. Dr. Dalton joined Medi-Mail and Medi-Claim, Inc. in November of 1994 in connection with the acquisition by Medi-Claim, Inc. of the assets of Medical Service Agency, Inc., dba Mednet, a pharmacy benefits management company. From November 1989 until joining the Company, Dr. Dalton served as Chairman,
President and Chief Executive Officer of Medical Service Agency, Inc., dba Mednet. Prior to that, Dr. Dalton was a Senior Vice President of Reliable Drug, Inc. from July 1989 until November 1989 and served in several capacities with Rite Aid Corporation from 1971 through 1989, including Vice President (Corporate) from 1983 through 1989. He is currently a member of several boards of directors including Blue Shield of Pennsylvania. Dr. Dalton became a Doctor of Pharmacy (Maryland Registration) in 1974. He received a B.S. in Pharmacy from West Virginia University in 1971 and was honored as one of the top ten graduates over a 100-year span. Dr. Dalton is the President and a principal shareholder of Managed Care Rx, a retail and institutional specialty care pharmacy.

         Don Bradenbaugh. Mr. Bradenbaugh was named President of Medi-Claim, Inc. in December, 1995, having served as Vice President of Operations since 1993. From 1981 to 1995, Mr. Bradenbaugh held various positions with Rite Aid Corporation, including Pharmacy Manager, Pharmacy Operations Supervisor, Director of Third Party Affairs and Director of Legislative Affairs. Mr. Bradenbaugh's pharmacy experience includes 14 years of retail store ownership, 14 years of chain pharmacy management and claims processing expertise. Mr. Bradenbaugh received his Bachelor of Science in Pharmacy degree from the University of Maryland School of Pharmacy.


         S.E. Roberts. Mr. Roberts has been the Treasurer of the Company since January, 1989 and was Secretary of the Company from October, 1989 through 1991 and again from 1993 to 1995. From 1988 to 1992, he served as Controller of the Company. Mr. Roberts received his B.S. degree in Accounting from San Diego State University in 1970. From 1987 to 1989, he was the Research Director of Sino Business Machines, Inc., a Canadian computer company. From 1978 to 1991, he served as Controller/Vice President of Eucalyptus Productions, Inc., a privately-held California corporation specializing in typesetting/graphic arts.


         Thomas Warren. Mr. Warren joined the Company in January, 1996 as its Chief Financial Officer and Executive Vice President. From 1993 to September, 1995, he owned and operated a retail supermarket in Cocoa Beach, Florida. The supermarket was closed because of the entry of a Walmart supercenter and an Albertson's in the market area. Personal guaranties of the supermarket's debts necessitated Mr. Warren and his wife filing for protection under chapter 7 of the Bankruptcy Code on September 29, 1995. From 1979 to 1993, he held executive financial positions in the food distribution industry. These include serving as Chief Financial Officer for The Eli Witt Co. (1991 to 1993), ShopRite Supermarkets, Inc. (1989 to 1991) and American Seaway Foods - Fisher Foods (1985 to 1989). Mr. Warren received a BBS in Accounting and Finance from Wayne State University in 1963.


         Julie Ledbetter. Ms. Ledbetter has served as Secretary of the Company since June, 1995. Ms. Ledbetter has served in various capacities with the Company since 1990 including Accounting Data Entry Clerk, Office Manager and Assistant to the President.


         Byron S. Georgiou. Mr. Georgiou has been a Director of the Company since January, 1989. He is President of American Partners Capital Group, Inc., a firm serving the alternative investment needs of institutional investors. Mr. Georgiou is a co-founder and served from 1983 to 1994 as Managing Partner of the San Diego law firm of Georgiou, Tosdal, Levine & Smith. From 1980 to 1983, Mr. Georgiou was Legal Affairs Secretary in the cabinet of California Governor Edmund G. Brown, Jr. From 1975 to 1980, he served in various capacities with the California Agricultural Labor Relations Board. He co-founded and since 1985 has served as Director, General Counsel and Corporate Secretary of California Infoplace, Inc., a privately-held corporation which operates customer service kiosks in shopping malls throughout the U.S. Mr. Georgiou received his A.B. degree with great distinction in 1970 from Stanford University, and J.D. Magna Cum Laude in 1974 from Harvard Law School.

         Edward T. Hanley, Jr. Mr. Hanley was appointed to the Company's Board of Directors in July of 1993. Since 1990, he has been a partner in the Chicago law firm of Hanley & Spadoro. From 1984 to 1990, he was a managing attorney of the prepaid legal department of Borovsky & Ehrlich in Chicago. Mr. Hanley received his B.A. degree from Carthage College in 1980 and his J.D. degree from Chicago-Kent College of Law in 1983.


         Edward F. Heil. Mr. Heil became a director of the Company in March 1993. He currently manages his real estate investments. He has served as President and Chief Executive Officer of American Environmental Construction Company, an Illinois-based corporation, since 1987. Prior to that, he was Chief Executive Officer and sole owner of E & E Hauling, Inc., a demolition, excavation and sanitary landfill management company founded by his father.

         Dr. Sol Lizerbram. A founder of the Company, Dr. Lizerbram served as Chairman of the Board of Directors since its inception in 1985 until 1994. He continues to serve as a Director of the Company. Dr. Lizerbram is also co-founder and President of Family Practice Associates of San Diego, Inc., a multi-specialty primary care medical group. Dr. Lizerbram is also President and Chairman of the Board of Directors of FPA Medical Management, Inc., a company that provides management services to certain medical providers. He received his pharmaceutical degree in 1970 from the Long Island University School of Pharmacy, and his Doctor of Osteopathy degree in 1977 from the Philadelphia College of Osteopathic Medicine. Dr. Lizerbram was licensed as a Registered Pharmacist in the states of New York and Pennsylvania, and is licensed as an Osteopathic Physician and Surgeon in the states of Pennsylvania and California. He has received many awards and appointments including: Health Advisor to California Governor Edmund G. Brown, Jr.; Medical Director, the Prudential Insurance Company, San Diego; recipient of a California State Senate Resolution for Recognition of his Contribution to Health Care; Nominee for Entrepreneur of the Year, INC. Magazine; and President, Jewish National Fund. Additionally, Dr. Lizerbram is a Trustee of the U.S. Olympic Committee.



         Robert W. Quick. Mr. Quick has been a director of the Company since March, 1988. Mr. Quick, a self- employed entrepreneur, is a founder of the
DeAnza Group of mobile home parks currently comprising over 8,000 lots in California and the Sunbelt areas. Currently, he maintains an investment interest in these parks. Additionally, Mr. Quick is an owner of the Indian Run Village in Chester County, Pennsylvania and is a general partner of Melody Lakes Properties, a Pennsylvania limited partnership, which owns and operates a 353-unit, five-star manufactured home community located in Quakertown, Bucks County, Pennsylvania.


         Matthew C. Strauss. Mr. Strauss is a co-founder and has served since 1960 as chief executive officer of the real estate investment firm of Leeds & Strauss Enterprises. Leeds & Strauss has been involved in the development and management of an extensive portfolio of real estate holdings throughout the United States. Mr. Strauss has served in the leadership of the United Jewish Federation of San Diego and the San Diego Hebrew Home. He and his wife, Iris, have accumulated an international known collection of Modern paintings and sculpture and serve as trustees of the San Diego Museum of Contemporary Art and San Diego Opera. Mr. Strauss was a founder of San Diego National Bank and an early investor in Qualcomm, First Fidelity Acceptance Corporation and Pace Membership Warehouses, since acquired by K-Mart. He received his bachelor's degree and national forensic awards in 1955 from San Diego State University.


         Lincoln R. Ward. Mr. Ward has served as a director of the Company since January 1989 and is Chairman of the Audit Committee. He is a retired
Vice-President of Pacific Bell, President of his own business management consulting firm, and Senior Vice President of Executive Management Systems. In addition, he serves on the boards of directors of Fleet Aerospace, Inc., ExCell, the Cellular Connection and MobilWorks. His numerous other board memberships in the Los Angeles and San Diego areas have included: Economic Development Corp., San Diego Chamber of Commerce, United Way, Boy Scouts of America, California State University-Northridge, Urban League, Mexican and American Foundation, San Diego State University President's Council, St. Vincent de Paul Village, Mayor's Committees on both Water Conservation and City Operations, and Advisory Councils to two universities. He has a business degree from Wayne University, a graduate degree from Stanford University, and a doctorate (honorary) from National University.


         Donald Kirsch. Mr. Kirsch has served as a director of the Company since May, 1995 and is Chairman of the Strategic Planning Committee. Mr. Kirsch is Chairman and President of The Wall Street Group, Inc., a financial services firm founded in 1959. Mr. Kirsch was a member of the board of directors of Supreme Equipment & Services Corp. from 1985 to 1993.


         Steven F. Mayer. Mr. Mayer has served as a Director of the Company since November, 1995. Since June, 1994, Mr. Mayer has been the Managing Director of Aries Capital Group LLC, a private investment firm. Mr. Mayer was an investment banker with Apollo Advisors, L.P. and Lion Advisors, L.P., affiliated private investment firms, from April 1992 until June 1994, when he left to co-found Aries Capital Group. Prior to that time, Mr. Mayer was a lawyer with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance. Mr. Mayer is a current or former member of the Boards of Directors of BDK Holdings, Inc., a textile manufacturer, Roland International Corporation, a real estate holding company, and The Greater LA Fund, a non-profit investment group affiliated with Rebuild LA. Mr. Mayer is a graduate of Princeton University and Harvard Law School.

Executive Compensation.


         Summary Compensation. The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual salary and bonus for the most recent fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE



                             Annual Compensation                              Long-Term Compensation Awards
                                                        Other Annual                                      All Other
Name and Principal                                      Compensation   Restricted Stock  Stock Options   Compensation
Position              Year     Salary ($)     Bonus ($)   ($)(1)          Awards ($)           (#)             ($)
- ----------------------------------------------------------------------------------------------------------------------

M.B. Merryman,         1995    $236,058      $117,500    $25,000(3)                        117,500 (2)
CEO and President      1994    $171,870      $106,600    $25,000(3)                        107,500 (2)
                                                  (2)
                       1993    $159,500(5)   $37,500(6)  $777,625(7)                       577,500 (6)     $9,764(4)
                                                                                               (7) (8)
Dr. David Dalton,      1995    $125,000                  $12,000(11)                       25,000
Executive Vice         1994    $125,000(10)  $ -0-       $2,258(11)                                        $4,988(12)
President (9)

Dennis Smith,          1995    $104,277      $ -0-       $7,000(13)                        25,000
Executive Vice         1994    $ 68,716      $ -0-                                         20,000
President, Chief       1993    $ 52,432      $ -0-                                          5,000
Operating Officer

(1) Dr. Merryman's other compensation included certain perquisites, of which $12,000 representing an annualized expense allowance of $1,000 per month which commenced in May 1992 and $12,000 representing an automobile allowance of $1,000 per month which commenced in January 1994. Additionally, he had an automobile allowance of $9,240 per year for 1992.

(2) In 1996, Dr. Merryman received as a bonus $117,500 ($35,000 of which was advanced in 1995) and an option to purchase 117,500 shares at fair market value of $2.291 per share. In 1995, Dr. Merryman received as a bonus $107,500 and an option to purchase 107,500 shares at fair market value of $3.16 per share. The cash bonus and stock option bonus were measured and paid/granted in 1995 but were based on performance in 1994.

(3) During 1995 and 1994, Dr. Merryman received $1,000 as compensation for serving on the Company's board of directors.

(4) A life insurance policy was purchased for Dr. Merryman in December 1992. The amount reflected here includes the annual premium of $3,954 for the year the premium became due. The premium due in each of 1993 and 1994 was paid in 1994 and 1995, respectively. In addition, the Company paid $5,810 for a disability policy for Dr. Merryman in each of 1992, 1993 and 1994.

(5) Included in Dr. Merryman's salary for 1993 are 3,334 shares of common stock of the Company valued at $7,500, which Dr. Merryman agreed on March 16, 1993 to accept in lieu of a cash raise of $7,500 effective May 1, 1993.

(6) In 1994, Dr. Merryman received as a bonus $37,500 and an option to purchase 37,500 shares at fair market value of $3.52 per share. The cash bonus and stock option bonus were measured and paid/granted in 1994 but were based on performance in 1993.

(7) Dr. Merryman's Employment Agreement was amended September 12, 1993. Pursuant to that amendment, Dr. Merryman agreed to the elimination of certain severance benefits in exchange for an immediate cash bonus of $100,000, immediate issuance of 150,000 shares of common stock of the Company valued at approximately $665,625 or approximately $4.44 per share and an immediate option to purchase 500,000 shares of common stock of the Company at a price of $4.50 per share at any time prior to September 11, 1998. The 150,000 shares and the shares underlying the options were registered on a Form S-8 registration statement filed in February, 1995.

(8) During 1993 Dr. Merryman received an option to purchase 20,000 shares, exercisable January 15, 1994, and an option to purchase 20,000 shares, exercisable June 16, 1994. Each Option was granted under the Company's Incentive Stock Option Plan and is related to compensation for serving on the Company's board of directors between January 1992 and through June 1993 and June 1994, respectively.

                                       42


(9) Dr. Dalton entered into an Employment Agreement with Medi-Claim, Inc. as of November 19, 1994. Prior to that date, Dr. Dalton was employed by Medical Services Agency, Inc. (d/b/a Mednet). The amounts set forth herein for Dr. Dalton reflect amounts received during 1994 by Dr. Dalton from the Company and Mednet.

(10) During 1994, Dr. Dalton received approximately $110,795 in salary from Mednet and approximately $14,205 in salary from Medi- Claim, Inc.

(11) Pursuant to Dr. Dalton's Employment Agreement, Dr. Dalton received an automobile allowance of $1,000 per month, which began as of November 19, 1994. Prior to that time, Dr. Dalton was entitled to use of a car owned by Mednet, which during 1994 had a value of $758.

(12) The Company paid approximately $4,988 in life insurance premiums in 1994 towards a life insurance policy for Dr. Dalton.

(13) Commencing May, 1995 Mr. Smith received an automobile allowance of $1,000 per month.



Other than the Company's Incentive Stock Option Plan and Nonqualifying Stock Option Plan, there are no retirement, pension, or profit sharing plans for the benefit of the Company's officers, directors and employees. The Company does provide health insurance coverage for its employees and life insurance and disability insurance for its Chief Executive Officer. The Board of Directors may recommend and adopt additional programs in the future for the benefit of officers, directors and employees.


         Option Grants in 1995. Information concerning 1995 grants to named executive officers is reflected in the table below. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full five year term of the options. These potential realizable values are based solely on arbitrarily assumed rates of price appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of the Company and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

         Information concerning 1995 grants to named executive officers is reflected in the table below. The amounts shown for each of the named executive officers as potential realizable values are based on assumed annualized rates of stock price appreciation of five percent and ten percent, respectively, over the full five year term of the options as required by applicable SEC regulations.



             Individual Grants Potential Realizable Value at Assumed
                           Annual Rates of Stock Price

                                                                               Potential
                                                                           Realizable Value at
                              % of Total                                 Assumed Annual Rates of
                               Options                                   Stock Price Appreciation
                              Granted to                                    For Option Term
                              Employees                      Expiration  ------------------------
Name           Granted (#)    in 1995(1)   Exercise Price       Date       (5%) ($)     (10%) ($)
- -------------------------------------------------------------------------------------------------

M.B. Merryman     117,500       43.0%          $2.30             1/01      $74,665      $164,990
David Dalton       25,000        9.1%          $2.75             5/00      $18,994       $41,973
Dennis Smith       25,000        9.1%          $2.75             5/00      $18,994       $41,973


(1) During 1996 Dr. Merryman received options to purchase 117,500 shares based upon 1995 results of operations. These options are considered to have been granted in 1995 for purposes of the table.



The Incentive Stock Option Plan provides that no option may be granted at an exercise price less than the fair market value of the Common Shares of the Company on the date of grant. Options granted pursuant to the Incentive Stock Plan expire five years from date of grant and may not be exercised during the initial one year period from initial date of grant.


         Aggregated Option Exercises and Year-End Option Values in 1995. The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, exercised during 1995, the aggregate dollar value realized upon exercise, the total number of unexercised options held at December 31, 1995 and the aggregate dollar value of in-the-money unexercised options, if any, held at December 31, 1995. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at December 31, 1995 is the difference between its exercise price and the fair market value of the underlying stock on December 31, 1995, which was $2.25 per share based on the closing bid price of the Common Stock on December 31, 1995. The underlying options have not been and, may never be exercised; and actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.



                                                               Number of Unexercised             Value of Unexercised
                                                                     Options at                In-the-Money Options at
                                                                    12/31/95(#)                      12/31/95($)
                                                           -----------------------------  --------------------------------
                    Shares Acquired
Name                on Exercise(#)    Value Realized ($)   Exercisable   Unexercisable     Exercisable    Unexercisable
- ------------------ ----------------- -------------------  ------------- ----------------  -------------  -----------------
M.B. Merryman       -0-               -0-                  727,500(1)    117,500           $10,000        $0
David Dalton        -0-               -0-                  -0-           25,000            -0-            $0
Dennis Smith        -0-               -0-                  35,000        25,000            $1,700         $0



(1)  Includes 107,500 shares that became exercisable on January 1, 1996.


         Long-Term Incentive Plan Awards in 1995. The registrant has no "long-term incentive plan". As stated in the president's employment contract, his bonus and raise are based on increasing sales over each prior year. He is entitled to a $2,500 cash bonus for every $1 million increase in sales from the prior year. Additionally, he is entitled to 2,500 stock options for each $1 million increase in sales over the prior year. Alternatively, at his option, he is entitled to a bonus equal to 1% of the reported pre-tax consolidated profit of the Company for the prior calendar year and an option to purchase 50,000 Common Shares. The options are to be granted at fair market value plus $.10. In 1995, consolidated sales increased over $47 million; the president was entitled to a $117,500 cash bonus and 117,500 stock options, which he received in 1996.


Pursuant to Dr. Dalton's Employment Agreement, the Board of Directors of the Company may award a bonus to Dr. Dalton of cash or stock options. However, such award is subject to the sole discretion of the Board of Directors. No such award was granted in 1995.


         Future Benefits or Pension Plan Disclosure in 1995. The Company has no such benefit plans.


         Director Compensation. During 1995, the Company paid board members $500 per meeting up to a maximum of $2,000 per year. Members of the audit committee received $250 per committee meeting up to a maximum of $500 per quarter. There is a Nonqualifying Stock Option Plan ("NQSOP") for the benefit of the nonemployee directors of the Company and others having rendered significant services to the Company. An aggregate of 1,615,000 shares of Common Stock have been reserved to be issued pursuant to the NQSOP. Each non-employee director receives an automatic grant of 60,000 options of Common Stock, based upon election to the Board of Directors for a term of three years. Upon completion of each year of service to the Company 20,000 shares will vest. The options cannot be exercised until they are held a year and cannot be exercised after ten years from the date of grant. The exercise prices equal or exceed fair market value on the date of grant.


         Prior to nominating Leo McCarthy as a director, the Company agreed to award Mr. McCarthy as compensation for serving on the Company's board of directors, options to purchase an aggregate of 230,000 Common Shares of the Company. The options with respect to 50,000 shares vested immediately upon his election as director. The remaining options were granted under the NQSOP in lieu of the automatic grant described above and will vest with respect to 60,000 shares on each of the first three anniversaries of the date Mr. McCarthy was elected to the Company's board of directors, provided he is a member of the board of directors on the respective anniversary date. The exercise price of the options is $2.85, which represents the market value of the Common Shares on the date Mr. McCarthy was elected plus $.10. In addition, Mr. McCarthy will receive $500 plus reasonable expenses for attending each of the board of directors meetings during the year. After January 3, 1995, Mr. McCarthy will also receive additional cash compensation equal to 1% of the gross sales generated by accounts brought to the Company as a result of Mr. McCarthy's efforts.


As of December 31, 1995, approximately 31 options under the NQSOP to purchase an aggregate of approximately 1,009,000 shares of Common Stock at exercise prices ranging from $.7738 to $3.81 per share were outstanding.

Employment  Contracts  and  Termination  of  Employment  and   Change-In-Control
Arrangements.

         Dr. Merryman. The Company entered into a five year employment Agreement with Dr. Merryman, effective May 1, 1992. The term of the Agreement can be extended for successive additional one-year terms commencing in 1993. On March 16, 1993, the Company authorized a one-year extension of the Agreement. Beginning May 1, 1993 and thereafter on the anniversary date of the Agreement, Dr. Merryman's base salary will be increased by an amount equal to one-half of the cash bonus earned by him for the previous year, provided that the increased base salary will not exceed an amount equal to one-hundred thirty-five percent (135%) of the prior year's base salary. Pursuant to the Agreement, the Company is currently paying an annual salary to Dr. Merryman in the amount of $178,250. On May 1, 1995, his base salary will increase to $232,000. As of January 1st of each year, Dr. Merryman will receive an annual bonus of cash and options to acquire Common Shares. The computation of the bonus is as follows: for each $1 million increase in the Company's consolidated annual gross sales for the previous calendar year compared to consolidated annual gross sales for the second previous calendar year, he will receive $2,500 in cash and an option to purchase 2,500 shares at the Option Price. The Option Price is the average closing bid price in the last ten trading days of the previous year plus $.10. In lieu of the annual bonus, Dr. Merryman is entitled to receive cash equal to one percent of the reported pre-tax consolidated profit of the Company for the prior calendar year and an option to purchase 50,000 shares at the above defined Option Price. Dr. Merryman is also entitled to the use of a Company owned or leased vehicle. He also has a $12,000 discretionary expense allowance. The Company provides and pays the premium for a policy of life insurance and a policy of long-term disability insurance for Dr. Merryman.

Pursuant to an amendment to the Agreement, entered into as of September 12, 1993, all entitlement to severance pay has been eliminated. As consideration for the deletion Dr. Merryman received an immediate cash bonus of $100,000 and 150,000 Common Shares. Additionally, Dr. Merryman received immediate options to purchase 500,000 Common Shares at a price of $4.50 per share at any time prior to September 11, 1998. The Company has registered the 150,000 shares and the 500,000 shares underlying the options on a Form S-8 registration statement filed in February, 1995. The amendment also eliminated non-competition provisions.


         Dr. David Dalton. Medi-Claim, Inc. entered into a three-year Employment Agreement with Dr. David Dalton as of November 19, 1994. The agreement will automatically renew for successive two-year terms unless terminated by either party not less than ninety days prior to the end of the then current term. The agreement provides for Dr. Dalton to serve as an Executive Vice President of the Company and President of Medi-Claim, Inc. at the pleasure of the Company's Board of Directors. Under the agreement, Dr. Dalton is entitled to an annual base compensation of $125,000, an automobile allowance of $1,000 per month and other benefits on the same basis as other employees of Medi-Claim, Inc. The agreement also contains certain non-competition and non-solicitation covenants that extend in most circumstances to three years after the termination of the Employment Agreement. Dr. Dalton no longer served as President of Medi-Claim, Inc. as of December, 1995.


         Other.


         Stock Option Plans. Effective March, 1988, the Company adopted an Incentive Stock Option Plan ("ISOP") for the benefit of officers, directors and key employees of the Company. The ISOP is designed to comply with Section 422(A) of the Internal Revenue Code of 1986, as amended. An aggregate of 1,165,000 Common Shares of the Company have been reserved for issuance pursuant to the ISOP. As of December 31, 1995, approximately 48 options to purchase an aggregate of approximately 588,500 Common Shares at exercise prices ranging from $.7738 to $3.50 per share were outstanding under the ISOP. The ISOP, designed as an incentive for key employees, is administered by the Compensation Committee of the Board of Directors, which selects optionees and determines the number of Common Shares subject to each option. The ISOP provides that no option may be granted at an exercise price less than the fair market value of the Common Shares of the Company on the date of grant. Unless otherwise specified, the options expire five years from date of grant and may not be exercised during the initial one year period from initial date of grant.


Effective November, 1988, the Board of Directors adopted a Nonqualifying Stock Option Plan ("NQSOP") for the benefit of the nonemployee directors of the Company and others having rendered significant services to the Company. To date, 1,115,000 Common Shares have been reserved to be issued pursuant to the NQSOP. At the June 16, 1993 annual meeting, stockholders approved instituting a formula pursuant to which each non-employee director receives an automatic grant of options to purchase 60,000 Common Shares, based on election for a three year term, upon completion of each year of service to the Company, 20,000 of the aforementioned grant will vest. The options cannot be exercised until they are held a year and cannot be exercised after ten years from the date of grant. The exercise prices equal or exceed fair market value on the date of grant. As of December 31, 1995, approximately 31 options to purchase an aggregate of approximately 1,001,000 Common Shares at exercise prices ranging from $.7738 to $3.81 per share are outstanding.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


         As of April 16, 1996 there were issued and outstanding voting securities (Common Shares, Series A Preferred, Series C Preferred and Series D Preferred) entitled to cast a total of 30,714,722 votes on matters which the Common Stock and Preferred Stock vote as a class.


         The following table sets forth information regarding shares of voting securities of the Company beneficially owned as of April 16, 1996 by: (i) each person known by the Company to beneficially own 5% or more of the outstanding voting securities; (ii) by each director or nominee for director, (iii) by each person named in the summary compensation table and (iv) by all officers and directors as a group.

Name and Addresses of Officers,             Amount of            Percentage of
Directors and Principal Shareholders      Common Stock*       Voting Securities*
- --------------------------------------------------------------------------------

M.B. Merryman1,2                            1,061,502               3.62%

Dr. Sol Lizerbram1,3,4                        363,199               1.26%

Edward F. Heil1,5                           2,029,000               7.09%

2901 Centre Circle
Downers Grove, IL  60515
Edward T. Hanley, Jr.1,6                      415,000               1.43%

Byron S. Georgiou1,7                          164,328                 **

Robert W. Quick1,8                            298,054               1.04%

Matthew C. Strauss1,9                         900,000               3.14%

Lincoln R. Ward1,10                           160,577                 **

Honorable Leo McCarthy1,11                    110,000                 **

Donald Kirsch1                                129,444                 **

Steven F. Mayer1                              123,412                 **

Dr. David L. Dalton11,12                       25,000                 **

Dennis Smith1,13                              203,613                 **

Executive Officers and                      6,048,129              21.00%
Directors as a group
(15 Individuals)


* Assumes exercise of all exercisable options held by listed security holders which can be acquired within 60 days from March 21, 1996.

**   Less than 1%.


         Except as noted, the table does not give effect to an aggregate of approximately 4,847,834 shares of Common Stock underlying outstanding stock options and warrants. Outstanding warrants and options entitled the holders thereof to no voting rights.


         The shareholders listed have sole voting and investment power, except as otherwise noted.


1    Director or executive officer.


2 Includes 27,500 shares underlying an option exercisable commencing September 3, 1993, 500,000 shares underlying an option exercisable commencing September 12, 1993, 20,000 shares underlying an option exercisable commencing January 15, 1994, 15,000 shares underlying an option exercisable commencing January 1, 1994, 20,000 shares underlying an option commencing June 16, 1994, 37,500 shares underlying an option exercisable commencing January 1, 1995 and an option to acquire an additional 107,500 shares exercisable January 1, 1996. In addition, Mr. Merryman has an option to acquire 117,500 exercisable January 1, 1997. A trust, over which Dr. Merryman has voting and investment power, holds 12,307 Common Shares.


3 Does not include Common Shares owned by Mr. Joseph Lizerbram, Dr. Lizerbram's father. Dr. Lizerbram disclaims any beneficial ownership with respect to said Common Shares. The Company believes Mr. Joseph Lizerbram owns 25,692 Common Shares.

4 Includes 11,000 shares underlying an option exercisable commencing November 1, 1989, 31,500 shares underlying an option exercisable commencing October 25, 1991, 20,000 shares underlying an option exercisable commencing September 3, 1993, 20,000 shares underlying an option exercisable commencing January 17, 1994 and 40,000 shares from an option to acquire 60,000 shares, which is exercisable with respect to 20,000 commencing June 16, 1994, and with respect to 20,000 shares commencing May 19, 1995. In addition, Dr. Lizerbram may acquire an additional 20,000 shares under the 60,000 share option after June 16, 1996. A trust, for which Dr. Lizerbram has voting and investment power, holds 5,000 Common Shares. Also includes shares held by Dr. Lizerbram's spouse (5,825 Common Shares), his son (1,050 shares) and shares held in an Individual Retirement Account (1,250).


5 Includes 40,000 shares underlying an option to acquire 60,000 shares exercisable with respect to 20,000 shares commencing June 16, 1994 and with respect to 20,000 shares commencing May 19, 1995. In addition, Mr. Heil may acquire 20,000 shares under the 60,000 share option after June 16, 1996. Three different trusts, for which Mr. Heil has voting and investment power, hold 704,000 shares of common stock collectively.


6 Includes an option to purchase 40,000 shares, which option is exercisable 20,000 shares after June 16, 1994, and 20,000 shares after May 19, 1995. Also includes warrants with respect to 375,000 shares that were obtained pursuant to consulting agreements between the Company and a third-party consultant.


7 Includes 31,500 shares underlying an option exercisable commencing October 25, 1991, 20,000 shares underlying an option exercisable commencing September 3, 1993, 20,000 shares underlying an option exercisable commencing January 17, 1994, 50,000 shares underlying an option exercisable commencing June 18, 1994 and 40,000 shares underlying an option to acquire 60,000 shares, which is exercisable with respect to 20,000 shares commencing June 16, 1994 and with respect to 20,000 shares commencing May 19, 1995. In addition, Mr. Georgiou may acquire an additional 20,000 shares under the 60,000 share option after June 16, 1996.


8 Includes 20,000 shares underlying an option exercisable commencing September 3, 1993, 20,000 shares underlying an option exercisable commencing January 17, 1994, an option to acquire 40,000 shares which is exercisable with respect to 20,000 shares commencing June 16, 1994 and 20,000 shares commencing June 16, 1995; and 40,000 shares from an option to acquire 60,000 shares which is exercisable with respect to with respect to 20,000 shares commencing May 19, 1995 and with respect to 20,000 shares commencing May 19, 1996. In addition, Mr. Quick may acquire the additional 20,000 shares under the 40,000 share option after June 16, 1996 and an additional 20,000 shares under the 60,000 share option after May 19, 1997.


9 Includes three different trusts, for which Mr. Strauss has voting and investment power, which hold an aggregate of 120,000 Common Shares. Also includes 70,000 shares of Common Stock for six different Uniform Gift accounts for which Mr. Strauss acts as custodian. Also includes 50,000 shares underlying an option exercisable commencing June 18, 1994 and 40,000 shares underlying an option exercisable with respect to 20,000 shares commencing June 16, 1994, with respect to 20,000 shares commencing May 19, 1995 and 20,000 shares underlying an option to acquire 60,000 shares exercisable on May 19, 1996. In addition, Mr. Strauss may acquire the additional 40,000 shares underlying the 60,000 share option which is exercisable with respect to 20,000 shares commencing May 19, 1997 and with respect to the remaining 20,000 shares on May 19, 1998.


10 Includes 20,000 shares underlying an option exercisable commencing September 3, 1993, 20,000 shares underlying an option exercisable commencing June 16, 1994, 50,000 shares underlying an option exercisable commencing June 18, 1994, 20,000 shares underlying an option exercisable commencing January 17, 1994 and 20,000 shares underlying an option to acquire 60,000 shares, which is exercisable with respect to 20,000 shares commencing May 19, 1995. In addition, Mr. Ward may acquire an additional 40,000 shares under the 60,000 share option, which is exercisable with respect to 20,000 shares after June 17, 1996 and with respect to the 20,000 shares after June 17, 1997. Mr. Ward holds 15,000 shares in an Individual Retirement Account.


11 Includes 50,000 shares underlying an option exercisable commencing on June 17, 1994 and 60,000 shares underlying an option to acquire 180,000 shares, which is exercisable with respect to 60,000 shares commencing May 19, 1995. In addition, Mr. McCarthy may acquire an additional 120,000 shares under the 180,000 share option, which is exercisable with respect to 60,000 shares after June 17, 1996 and with respect to 60,000 after June 17, 1997.


12 Includes 25,000 shares underlying an option exercisable commencing May 21, 1996.

13 Includes 10,000 shares underlying an option exercisable commencing September 3, 1993; 5,000 shares underlying an option commencing July 20, 1994; 20,000 shares underlying an option commencing March 1, 1995; and 25,000 shares underlying an option commencing May 21, 1996.


Changes in Control.


         The Company knows of no arrangement, including the pledge by any person of securities of the Company, which may at a subsequent date result in change of control of the Company.



                        TRANSACTIONS WITH RELATED PARTIES


         In June 1991, the Company entered into an agreement with a marketing consultant pursuant to which it agreed to issue warrants to purchase up to 2,000,000 Common Shares ("Warrants"). Warrants with respect to 250,000 shares were immediately vested upon signing the agreement. An additional 750,000 Warrants were vested in 1994. Mr. Hanley, a director of the Company, holds vested Warrants with respect to 172,142 shares with respect to that agreement. The agreement expired by its terms on May 31, 1994. As of June 1, 1994 the Company entered into a Consultant Agreement with the marketing Consultant's professional corporation. Under that agreement, the consultant or his assigns receive warrants to purchase 1,000,000 Common Shares at a price of $3.00 per share. Mr. Hanley, a director of the Company, was assigned and holds warrants with respect to 202,858 of those shares. See "Management's Discussion and Analysis."


                            DESCRIPTION OF SECURITIES


         The Common Shares, par value $.001 per share (the "Common Stock"), of the Company are registered hereby.


         The Company's Restated Articles of Incorporation, as amended, authorize the issuance of up to 42,000,000 shares of common stock, $.001 par value per share. As of April 19, 1996, the Company has 28,593,889 shares of Common Stock outstanding (36,275,369 including the Conversion Shares, the Warrant Shares and the Collateral Shares) and 4,718,382 shares of Common Stock reserved for issuance pursuant to outstanding options, warrants, convertible securities or other rights. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Holders of all Common Stock vote as a single class on all matters.


         Holders of outstanding Common Stock are entitled to those dividends declared by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive ratably the net assets of the Company available to the stockholders subject to the rights, if any, of holders of Preferred
Shares (as defined below). Holders of outstanding Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding Common Stock is duly authorized, validly issued, fully paid and nonassessable. To the extent that additional Common Stock of the Company is issued, the relative interests of the then existing stockholders may be diluted.


         The Company's Restated Articles of Incorporation, as amended, also provide for 2,000,000 Preferred Shares, par value $.01 (the "Preferred Shares"). The Board of Directors of the Company is vested with the authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation, as amended. The terms of the Preferred Shares could disadvantage holders of Common Shares. The terms of the Preferred Shares could include, among other things, preferences to the holders of Preferred Shares over holders of Common Shares as to dividends and distributions on liquidation. The Company currently has outstanding 267,500 shares of Series A Preferred, 37,500 shares of Series C Preferred and 300,000 shares of Series D Preferred.


         The transfer agent for the Common Stock is OTR/California Stock Transfer, Portland, Oregon.

                                LEGAL PROCEEDINGS


         On or about February 23, 1995, Mark Christiansen, a purported shareholder of the Company, served the Company with a complaint filed on January 12, 1995 in the United States District Court for the Southern District of California against the Company and one of its executive officers. The complaint alleged that, during the period July 1, 1993 through March 31, 1994, the defendants omitted material information about the Company and misrepresented information relating to the growth of the Company in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaint seeks to proceed as a class action on behalf of certain persons who purchased shares of the Registrant's common stock during the period July 1, 1993 through March 31, 1994 and who were allegedly damaged. The complaint seeks compensatory damages in an unspecified amount and costs and expenses relating to the complaint, including reasonable attorneys' fees.


         On March 1, 1996, the parties agreed in principle to a settlement, which is subject to various conditions including preparation of formal settlement documents, notice to the class, and Court approval. The broad terms of the settlement agreement reached on March 1, 1996 are as follows:


a. Without admitting liability, the defendants and the Company's insurance carrier will pay $800,000 to the plaintiff class, in full settlement of all claims asserted in the action. The parties will stipulate, solely for purposes of settlement, to certification of an appropriate class.


b. Defendants will have the right to terminate the settlement agreement in the event that valid exclusion requests are received from class members who, in the aggregate, purchased more than a certain percentage, which has been agreed between the parties but is confidential, of the total shares purchased by class members during the class period.


c. The proposed settlement has been approved by management, solely in order to minimize the burden, inconvenience, distraction and expense of litigation. If for any reason the settlement is not finally consummated, management has stated that they intend to vigorously contest this action, both with respect to the question of whether the action should proceed as a class action, and on the merits.

         The Company is not a party to any other legal proceedings which, in its belief, could have a material adverse effect on the Company.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby has been passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Salt Lake City, Utah.


                                     EXPERTS


         The consolidated balance sheets of the Company as of December 31, 1995 and 1994, the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 and the related consolidated financial statement schedules, included in this Prospectus and elsewhere in Registration Statement have been audited by McGladrey & Pullen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


         The balance sheet of Home Pharmacy as of June 30, 1995 and 1994, the related statements of income, stockholders' equity and cash flows for the three years ended June 30, 1995 included in the Prospectus and elsewhere in Registration Statement have been audited by Arthur Andersen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The balance sheet of Family Pharmaceuticals of America, Inc., as of December 31, 1993, the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1993, included in the Prospectus and elsewhere in Registration Statement have been audited by McGladrey & Pullen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Medical Service Agency, Inc. as of December 31, 1993, 1992, and 1991 and for the years then ended, included in this Prospectus and elsewhere in Registration Statement have been audited by McKonly & Asbury, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              CHANGE IN ACCOUNTANTS


         Effective April 19, 1994, the Company dismissed Price Waterhouse ("Price") as its certifying accountant. Price's reports on the Company's financial statements for the years ended December 31, 1993, 1992 and 1991 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles.


         The Company's audit committee and board of directors unanimously approved dismissal of Price.


         During the Company's three fiscal years ended December 31, 1993, 1992 and 1991 and the interim period subsequent to December 31, 1993, there were no disagreements, as defined in Regulation S-K Item 304, with Price on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Price to make a reference to the subject matter of the disagreement in connection with its reports.


         On April 18, 1994, the Company engaged McGladrey & Pullen, LLP to perform its audits and provide various accounting services thereafter. The Company and McGladrey & Pullen, LLP did not consult prior to such date regarding any reportable matter.

         There are no other changes in and disagreements on accounting and financial statement disclosure.

            INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES



Title of Documents

MEDNET, MPC CORPORATION


Report of Independent Accountants

Consolidated Balance Sheets at December 31, 1995 and 1994

Consolidated Statements of Operations for the years ended December 31, 1995, 1994 and 1993

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995, 1994 and 1993

Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993

Notes to Consolidated Financial Statements


Financial Statement Schedules:

For the three years ended December 31, 1995:

Report of Independent Accountants on the Schedule

Schedule   II - Valuation and Qualifying Accounts

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or the notes thereto.

Consolidated Statement of Financial Condition as of March 31, 1996 (unaudited)

Consolidated Statements of Operations for the three months ended
  March 31, 1996 and 1995 (unaudited)

Consolidated Statements of Cash Flows for the three months ended
  March 31, 1996 and 1995 (unaudited)

Notes to Consolidated Financial Statements

HOME PHARMACY (A DIVISION OF ARCVENTURES, INC.)
Unaudited Statements of Assets and Liabilities at
  September 15, 1995 and December 31, 1994
Unaudited Statements of Revenue and Expenses (excluding income taxes) for the periods ended September 15, 1995, June 30, 1995, March 31, 1995, December 31, 1994 and
  September 30, 1994
Unaudited Statement of Equity for the eight and one-half
  months ended September 15, 1995
Unaudited Statements of Cash Flows for the periods ended
  September 15, 1995, June 30, 1995 and March 31, 1995
Report of Independent Public Accountants
Statements of Assets and Liabilities at June 30, 1995 and 1994
Statements of Revenues and Expenses (excluding income taxes)
  for the years ended June 30, 1995, 1994 and 1993
Statement of Equity for the years ended June 30, 1995,
  1994 and 1993
Statements of Cash Flows for the years ended June 30, 1995, 1994 and 1993

MEDICAL SERVICE AGENCY, INC.
Report of Independent Accountants...............................................
Consolidated Balance Sheets December 31, 1993, 1992 and 1991....................
Consolidated Statements of Income for the Years Ended
  December 31, 1993, 1992 and 1991..............................................
Consolidated Statements of Stockholders' Equity for the Years
  Ended December 31, 1993, 1992 and 1991........................................
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1993, 1992 and 1991..............................................
Notes to Consolidated Financial Statements......................................

FAMILY PHARMACEUTICALS OF AMERICA, INC.
Independent Auditor's Report....................................................
Balance Sheets December 31, 1993 and June 30, 1994 (unaudited)..................
Statements of Income December 31, 1993 and June 30, 1994
  and 1993 (unaudited)..........................................................
Statement of Stockholders' Equity December 31, 1993 and
  June 30, 1994.................................................................
Statements of Cash Flows Year Ended December 31, 1993 and
  Six Months Ended June 30, 1994 and 1993.......................................
Notes to Financial Statements...................................................

                             MEDNET, MPC CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 31, 1995

                                    CONTENTS

INDEPENDENT AUDITOR'S REPORT
- ----------------------------------------------------------------------------
CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated balance sheets

   Consolidated statements of operations

   Consolidated statements of stockholders' equity

   Consolidated statements of cash flows

   Notes to consolidated financial statements
- ----------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT ON THE SCHEDULE

- ----------------------------------------------------------------------------

   Valuation and qualifying accounts - Schedule II
- ----------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Mednet, MPC Corporation
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Mednet, MPC Corporation and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mednet, MPC Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                   /s/ McGladrey & Pullen, LLP
                                   ---------------------------


Las Vegas, Nevada
March 8, 1996, except for Note 6
  as to which the date is March 27, 1996

MEDNET, MPC CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 1995 and 1994


ASSETS                                                                                  1995          1994
- --------------------------------------------------------------------------------------------------------------
Current Assets
   Cash .........................................................................   $    42,000 $    1,711,000
   Accounts receivable (Notes 3 and 6) ..........................................    17,798,000      8,087,000
   Inventories (Note 6) .........................................................     2,849,000      1,334,000
   Other current assets .........................................................       243,000        104,000
                                                                                    --------------------------
              Total current assets ..............................................    20,932,000     11,236,000

Property and equipment, net (Notes 4 and 6) .....................................     1,532,000      1,184,000
Intangible assets, net  (Note 5) ................................................    18,582,000      9,308,000
Other assets ....................................................................       857,000        589,000
                                                                                    --------------------------
                                                                                    $41,903,000 $   22,317,000
                                                                                    ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Revolving line of credit (Note 6) ............................................   $ 3,709,000 $            0
   Current portion of long-term debt (Note 6) ...................................     2,739,000      2,258,000
   Accounts payable .............................................................    17,483,000      6,545,000
   Accrued expenses .............................................................     2,139,000      1,013,000
                                                                                    --------------------------
              Total current liabilities .........................................    26,070,000      9,816,000
                                                                                    --------------------------

Long-Term Debt (Note 6) .........................................................     1,422,000        595,000
                                                                                    --------------------------

Redeemable  convertible  preferred  stock,  Series A, $.01 par value, 10% annual dividends, 2,000,000 shares  authorized for all series of preferred  stock,
   267,500 issued and outstanding,
   stated at redemption value (Note 8) ..........................................     5,350,000              0
                                                                                    --------------------------

Commitments and Contingencies (Notes 10 and 12)

Stockholders' Equity (Notes 8, 9, 10, 13 and 15)
   Common stock: $.001 par value; 42,000,000 shares authorized,
      29,149,118 and 23,797,747 issued and outstanding
      at December 31, 1995 and 1994 .............................................        29,000         24,000
   Additional paid-in capital ...................................................    42,778,000     32,138,000
   Accumulated deficit ..........................................................   (33,746,000)   (20,256,000)
                                                                                    --------------------------
              Total stockholders' equity ........................................     9,061,000     11,906,000
                                                                                    --------------------------
                                                                                    $41,903,000 $   22,317,000
                                                                                    ===========================

See Notes to Consolidated Financial Statements.

MEDNET, MPC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 1995, 1994 and 1993


                                                                1995           1994            1993
- --------------------------------------------------------------------------------------------------------


Sales (Notes 10, 11 and 16)                              $   114,438,000 $   67,985,000 $    25,370,000
Less sales discounts and allowances                              141,000        122,000         146,000
                                                         -----------------------------------------------
              Net sales                                      114,297,000     67,863,000      25,224,000

Cost of sales (Note 11)                                       98,253,000     58,793,000      19,504,000
                                                         -----------------------------------------------
              Gross profit                                    16,044,000      9,070,000       5,720,000
                                                         -----------------------------------------------

Selling, general and administrative expenses:
   Salaries and benefits                                       8,617,000      5,214,000       4,401,000
   Marketing and advertising                                   1,064,000      1,296,000         962,000
   Provision for doubtful accounts                             1,197,000        706,000         290,000
   Other administrative expenses                               6,494,000      5,183,000       3,178,000
                                                         -----------------------------------------------
              Total selling, general and
                  administrative expenses                     17,372,000     12,399,000       8,831,000
                                                         -----------------------------------------------

Depreciation and amortization (Note 5)                         8,884,000      2,395,000       4,354,000
Restructuring expenses (Note 14)                                 353,000              0               0
Merger related expenses (Note 14)                                250,000              0               0
                                                         -----------------------------------------------

              Operating loss                                 (10,815,000)    (5,724,000)     (7,465,000)
                                                         -----------------------------------------------

Other income (expense):
   Interest expense                                           (1,273,000)      (310,000)       (250,000)
   Subsidiary operations for period not owned
      (Note 10)                                                 (982,000)       517,000               0
   Loss on disposal of property and equipment                   (335,000)             0        (313,000)
   Debt conversion expense                                             0       (203,000)       (224,000)
   Other, net                                                     73,000        221,000          26,000
                                                         -----------------------------------------------
              Total other income (expense)                    (2,517,000)       225,000        (761,000)
                                                         -----------------------------------------------

              Net loss                                   $   (13,332,000) $  (5,499,000) $   (8,226,000)
                                                         ==============================================
              Net loss per common share                  $         (0.53) $       (0.26) $        (0.49)
                                                         ==============================================

See Notes to Consolidated Financial Statements.

MEDNET, MPC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1995, 1994 and 1993


                                                              Class B             Class B
                                        Common Stock        Common Stock       Preferred Stock   Additional                Stock-
                                      ------------------  ------------------  -----------------   Paid-In    Accumulated  holders'
                                       Shares    Amount    Shares    Amount   Shares    Amount    Capital      Deficit     Equity
- ------------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1992 .......  9,812,339  $10,000   162,000  $      0  $    0  $    0  $11,335,000 $ (6,531,000)  $4,814,000

Conversion of Class B common stock
   to common stock .................    161,501        0  (162,000)        0       0       0            0            0            0

Exercise of warrants and options for
   common stock ....................    571,469     1,000        0         0       0       0      717,000            0      718,000

Common stock issued in private
   placement                          8,610,798     9,000        0         0       0       0    8,251,000            0    8,260,000

Common stock issued as a result of
   conversion of note payable to
   equity (Note 6) .................    249,130         0        0         0       0       0      971,000            0      971,000

Common stock issued in exchange for
   services and buyout of a
   commission agreement (Note 13) ..    219,410         0        0         0       0       0      787,000            0      787,000

Stock issuance costs ...............          0         0        0         0       0       0     (296,000)           0     (296,000)

Net loss ...........................          0         0        0         0       0       0            0   (8,226,000)  (8,226,000)
                                     -----------------------------------------------------------------------------------------------
                                     19,624,647  $ 20,000        0  $      0       0  $    0  $21,765,000 $(14,757,000) $ 7,028,000
                                     ===============================================================================================


See Notes to Consolidated Financial Statements.

MEDNET, MPC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1995, 1994 and 1993

                                                               Class B         Series B
                                          Common Stock       Common Stock   Preferred Stock  Additional                   Stock-
                                        ------------------  --------------- ---------------    Paid-In    Accumulated     holders'
                                          Shares    Amount  Shares   Amount Shares   Amount    Capital      Deficit        Equity
- ------------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1993 .......... 19,624,647 $20,000       0   $   0      0   $    0  $21,765,000 $(14,757,000)  $ 7,028,000

Common stock issued in exchange for
   services,  buyout of a commission
   agreement, termination of marketing
   partnerships and exercise of
   warrants and options (Note 13) .....    273,100       0       0      0       0        0      489,000            0       489,000

Common stock issued in private ......... 1,900,000   2,000       0      0       0        0    5,421,000            0     5,423,000
placements

Stock issuance costs ...................         0       0       0      0       0        0     (235,000)           0      (235,000)

Common stock issued in the acquisition
of FPA (Note 10) .......................   400,000       0       0      0       0        0    2,000,000            0     2,000,000

Common stock issued in the acquisition
   of Mednet (Note 10) ................. 1,600,000   2,000       0      0       0        0    2,698,000            0     2,700,000

Net loss ...............................         0       0       0      0       0        0            0   (5,499,000)   (5,499,000)
                                        ------------------------------------------------------------------------------------------
                                        23,797,747 $24,000       0  $   0       0   $    0  $32,138,000  $(20,256,000  $11,906,000
                                        ===========================================================================================

MEDNET, MPC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1995, 1994 and 1993

                                       Common Stock     Common Stock     Preferred Stock      Additional                   Stock-
                                    ------------------  -------------   ------------------      Paid-In      Accumulated   holders'
                                      Shares    Amount  Shares Amount   Shares      Amount      Capital        Deficit     Equity
- ------------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1994        23,797,747 $24,000    0    $    0         0   $        0  $32,138,000 $(20,256,000) $11,906,000

Common stock issued in exchange
   for services and exercise of
   warrants and options (Note 10)      432,623       0    0         0         0            0      327,000            0      327,000

Common stock issued as reduction
   of debt                           1,774,099   2,000    0         0         0            0    4,833,000            0    4,835,000

Preferred stock issued in private
   placements                                0       0    0         0   100,000    2,000,000            0            0    2,000,000

Warrants issued in exchange for
   services                                  0       0    0         0         0            0       14,000            0       14,000

Common stock issued in private
   placements                        2,111,000   2,000    0         0         0            0    4,721,000            0    4,723,000

Series B Preferred stock
   conversion to common stock        1,033,649   1,000    0         0  (100,000)  (2,000,000)   1,999,000            0            0

Preferred stock dividends                    0       0    0         0         0            0            0     (158,000)    (158,000)

FPA acquisition shortfall payments
   (Note 10)                                 0       0    0         0         0            0     (957,000)           0     (957,000

Stock issuance costs                         0       0    0         0         0            0     (297,000)           0     (297,000)

Net loss                                     0       0    0         0         0            0            0  (13,332,000) (13,332,000)
                                    ------------------------------------------------------------------------------------------------
Balance at December 31, 1995        29,149,118 $29,000    0    $    0         0     $      0  $42,778,000 $(33,746,000) $ 9,061,000
                                    ================================================================================================


MEDNET, MPC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995, 1994  AND 1993

                                                          1995             1994            1993
- --------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
   Cash received from customers ...................   $103,410,000  $   62,758,000 $    24,484,000
   Cash paid to suppliers and employees ...........   (106,087,000)    (66,867,000)    (24,513,000)
   Interest paid ..................................       (870,000)       (261,000)       (232,000)
                                                      --------------------------------------------
              Net cash used in operating activities
                activities                              (3,547,000)     (4,370,000)       (261,000)
                                                      --------------------------------------------

Cash Flows From Investing Activities
   Proceeds on sale of property and equipment .....        292,000               0               0
   Purchases of property and equipment ............     (1,033,000)       (384,000)       (235,000)
   Payment for purchase of Mail-Rx, net of cash
      acquired ....................................              0               0      (7,582,000)
   Payment for purchase of Home Pharmacy ..........     (8,000,000)              0               0
   Sale of short-term investment ..................              0               0         885,000
   Costs of acquisitions (Note 10) ................     (2,465,000)       (335,000)              0
                                                       -------------------------------------------
              Net cash used in investing activities    (11,206,000)       (719,000)     (6,932,000)
                                                       -------------------------------------------

Cash Flows From Financing Activities
   Proceeds from borrowings .......................      5,925,000           8,000           5,000
   Payments on notes payable ......................     (4,115,000)       (742,000)       (911,000)
   Payment of shortfall ...........................        (65,000)              0               0
   Proceeds from exercise of warrants and options .        285,000         288,000         718,000
   Proceeds from issuance of common stock .........      4,723,000       5,423,000       7,763,000
   Proceeds from issuance of preferred stock ......      7,350,000               0               0
   Stock issuance costs ...........................       (297,000)       (235,000)              0
   Debt issuance costs ............................       (722,000)              0               0
   Cash acquired in acquisitions (Note 10) ........              0         838,000               0
                                                      --------------------------------------------
              Net cash provided by
                   financing activities ...........     13,084,000       5,580,000       7,575,000
                                                      --------------------------------------------

              Net increase (decrease) in cash .....     (1,669,000)        491,000         382,000

Cash balance, beginning ...........................      1,711,000       1,220,000         838,000
                                                      --------------------------------------------

Cash balance, ending ..............................   $     42,000 $     1,711,000 $     1,220,000
                                                      ============================================

See Notes to Consolidated Financial Statements.

MEDNET, MPC CORPORATION AND SUBSIDIARIES

YEARS ENDED DECEMBER 31, 1995, 1994  AND 1993


                                                                      1995          1994           1993
- -----------------------------------------------------------------------------------------------------------
Reconciliation Of Net Loss To Net Cash Used
   In Operating Activities
   Net loss                                                    $  (13,332,000) $ (5,499,000) $  (8,226,000)
   Depreciation and amortization (net of $120,000 of
      preacquisition depreciation of Home Pharmacy)
      (See Note 10)                                                 8,764,000     2,395,000      4,354,000
   Loss on disposal of property and equipment                         335,000                      313,000
   Provision for doubtful accounts receivable                       1,197,000       706,000        290,000
   Expenses paid by issuance of common stock and warrants              56,000        31,000      1,052,000
   Change in assets and liabilities, net of
      effects of business combinations
      (Increase) in accounts receivable                           (10,960,000)   (2,043,000)    (1,090,000)
      (Increase) decrease in inventories                           (1,515,000)      461,000       (368,000)
      (Increase) decrease in other current assets                    (139,000)      356,000        105,000
      (Increase) decrease in other assets                             141,000      (122,000)       164,000
      Increase (decrease) in accounts payable                      10,938,000    (1,113,000)     2,972,000
      Increase in accrued expenses                                    968,000       458,000        173,000
                                                               ---------------------------------------------
              Net cash used in operating activities            $   (3,547,000) $ (4,370,000) $    (261,000)
                                                               ---------------------------------------------

Supplemental schedule of noncash investing and financing
   activities:
   Common stock issuances:
      Reduction of debt (Note 10)                              $    4,835,000 $           0  $           0
                                                               -------------------------------------------
      Conversion of preferred stock                                 2,000,000             0              0
                                                               -------------------------------------------
      Purchase of common stock of FPA                                       0     2,000,000              0
                                                               -------------------------------------------
      Purchase of assets of MedNet                                          0     2,700,000              0
                                                               -------------------------------------------
      Termination of marketing partnerships                                 0       166,000              0
                                                               -------------------------------------------
      Services and commissions                                              0             0        787,000
                                                               -------------------------------------------
      Purchase of assets of Mail-Rx                                         0             0        201,000
                                                               -------------------------------------------
      Conversion of note payable to equity                                  0             0        971,000
                                                               -------------------------------------------
   Account payable converted to notes payable                               0             0      2,846,000
                                                               -------------------------------------------
   Notes payable issued to purchase assets of
      Home Pharmacy                                                 7,150,000             0              0
                                                               -------------------------------------------
   Notes payable issued to settle FPA shortfall                       892,000             0              0
                                                               -------------------------------------------
   Liabilities assumed in acquisitions                                      0     5,811,000              0
                                                               -------------------------------------------


See Notes to Consolidated Financial Statements.

MEDNET, MPC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1. Nature of Business and Significant Accounting Policies

Nature of business

Mednet, MPC Corporation (formerly Medi-Mail, Inc.) and Subsidiaries ("Mednet" or the "Company") are in the managed prescription care industry. The Company acts as an integrated, full service prescription drug benefits manager serving individual members of retirement organizations, fraternal organizations, state employee organizations, commercial organizations, corporations, self-insurance trusts, insurance companies, and other benefit plan sponsors throughout the United States. The Company operates mail order pharmacies in Las Vegas, Nevada and Chicago, Illinois, a claims processing operation located in Lemoyne, Pennsylvania and retail pharmacies in Las Vegas, Nevada and San Diego, California.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A summary of the Company's significant accounting policies follows:

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Mednet, MPC Corporation and its wholly-owned subsidiaries, Medi-Mail, Inc. ("Medi-Mail"), Medi-Claim, Inc. ("Medi-Claim"), Medi-Phar, Inc. ("Medi-Phar"), and Family Pharmaceuticals of America, Inc. ("FPA"). All significant intercompany transactions have been eliminated in consolidation.

The Company consolidates the operations of acquired businesses retroactively to the beginning of the year of acquisition and subtracts the preacquisition net income or adds the preacquisition net loss of the acquired business for the period prior to acquisition from/to the consolidated statement of operations.

Cash

The Company maintains cash balances in excess of insured amounts at financial institutions.

Inventories

Inventories, consisting primarily of prescription drugs, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and equipment

Property and equipment are stated at cost, net of depreciation and amortization. Depreciation and amortization is computed primarily on the straight-line method over the following estimated useful lives:

                                                                          Years
                                                                          -----

  Furniture and fixtures                                                     5
  Office equipment                                                           5
  Software                                                                   3

Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the improvement.

Intangible assets

Intangible assets include the following assets amortized over their estimated useful lives as follows:

                                                        Years
                                                        -----
        Goodwill                        25 years
        Tradename                       25 years
        Customer contracts              Length of contracts (primarily 3 years)
        Non-compete agreements          Length of agreements (primarily 3 years)
        Customer lists and other        3 years
        Debt issuance costs             Length of contracts (primarily 5 years)

On an annual basis, the Company reviews the recoverability of intangible assets. The measurement of possible impairment is based primarily on the Company's ability to recover the carrying value of intangible assets from estimated future operating cash flows on an undiscounted basis. If an impairment is deemed to exist, the impairment adjustment is determined based on estimated operating cash flows on a discounted basis (see Note 5).

Income taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Net loss per common share

Net loss per common share is based on the weighted average number of shares of common stock outstanding of 25,383,356, 21,352,923 and 16,675,420 during 1995,
1994 and 1993, respectively. The Company has common stock equivalents consisting of stock options and warrants. The common stock equivalents are antidilutive and therefore, are not included in the computation of net loss per common share.

Fair value of financial instruments

The Financial Accounting Standards Board issued SFAS No. 107, Disclosures about Fair Value of Financial Statements, which is effective December 31, 1995. This statement requires the disclosure of estimated fair values for all financial instruments for which it is practicable to estimate fair value.

The carrying amounts of financial instruments including cash, trade receivables, accounts payable and accrued expenses approximate fair value because of their short maturity.

The carrying amount of long-term debt and the revolving line of credit approximate fair value because the interest rates on these instruments either float with market rates or currently approximate market interest rates.

Accounting for Stock-Based Compensation

In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation. Statement No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans, such as stock options and stock purchase plans. The statement generally suggests but does not require stock-based compensation arrangements for employees be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Stock-based compensation for nonemployees is required to be accounted for at the fair value of the instruments issued. Statement No. 123 will first be required for the Company's year ending December 31, 1996. Companies that do not elect to change their accounting for stock-based compensation for employees are required to disclose the effect on net income and earnings per share as if the provision of Statement No. 123 were applied. The Company has decided not to adopt the accounting provisions of this statement for employees' stock-based compensation arrangements.


Note 2. Results of Operations and Capital Resources

The Company has been built over the past four years through a series of acquisitions as discussed in Note 10. The Company has been focused on finding acquisition candidates, financing acquisitions, integrating acquired operations, building information systems and personnel infrastructures to operate the Company. In the past three years, the Company has incurred losses of $13,332,000; $5,499,000 and $8,226,000 for 1995, 1994 and 1993, respectively.
The negative cash flow from operations caused by these losses has placed significant liquidity strains on the Company, further increasing operating and financing costs.

As discussed in Note 6, in December 1995, the Company entered into a $20,000,000, five-year credit agreement with an asset based lender. Borrowing available under this arrangement is computed on formulas based on accounts receivable and inventory levels. In March 1996, the Company has drawn $8,924,000 under this agreement, which was the maximum available under these formulas.

The convenant's under the credit arrangement require the Company to have net income before interest, taxes, depreciation and amortization per quarter of $500,000 in 1996 and $1,000,000 in 1997, with corresponding increases in tangible net worth. The credit arrangement also contains convenants restricting certain activities without prior approval, including additional borrowings and additional acquisitions. To achieve the results for 1996 necessary to meet these convenants, the Company will be required to increase its sales levels, its corresponding margin, or reduce its operating costs. As compared to the Company's fourth quarter 1995 operating results, the combination of margin increases and operating cost decreases needed to achieve these covenant goals approximates $1,500,000 per quarter. Management's strategies to achieve these goals involve both internal sales growth at higher rates than previously achieved, and significant cost reductions.

Management plans to attain sales increases by internal growth include further increasing revenues through the integration of its mail order pharmacy, claims processing and retail pharmacy programs in order to provide more services to existing customers, and through obtaining new contracts in 1996. Although management believes that the necessary 1996 sales growth goals will be attained, there can be no assurances that it will.

Subsequent to December 31, 1995, management took certain actions to achieve the cost reductions necessary to achieve profitable operations in 1996. Management's actions included restructuring operations to reduce operating costs and increase efficiencies by consolidating its mail service into two facilities, restructuring its workforce to achieve greater efficiency, and limiting nonessential expenditures. Management plans for further reductions include the planned closing of the five unprofitable retail pharmacies. Although management believes that the cost reductions put into place will be sufficient, there can be no assurances that they will.

The Company also has ongoing discussions with investment bankers and lenders about sources of debt and equity financing. Management currently believes it has sufficient arrangements in place to meet its operating needs for 1996. However, no assurances can be made that additional sources of working capital financing will not be required.

Although the Company expects that its existing contract base and new contracts signed in 1996, coupled with its planned cost savings, will be sufficient to allow the Company to generate a profit and provide positive cash flow from operations in 1996, the Company may require additional capital from outside sources to supplement its working capital position. The Company has a revolving line of credit which should substantially fund accounts receivable and inventory growth. In addition, the Company continues to discuss potential sources of equity capital with investment bankers and believes it will obtain additional working capital from these sources if necessary.

Note 3.  Accounts Receivable
                                                          1995          1994
- --------------------------------------------------------------------------------

Trade receivables ......................            $   16,080,000 $  6,357,000
Rebates receivable .....................                 3,093,000    2,510,000
                                                    ---------------------------
                                                        19,173,000    8,867,000
Less allowance for doubtful accounts ...                 1,375,000      780,000
                                                    ---------------------------
                                                    $   17,798,000 $  8,087,000
                                                    ===========================

The Company obtains rebates under various rebate programs from pharmaceutical companies. Generally, the rebates are based on a per unit rebate amount times the number of prescriptions filled with products for which rebate programs exist. The Company has an agreement with a third party processor who files claims on behalf of the Company for pharmaceutical manufacturer rebates. The third party processor collects a 10% fee for submitting these claims. Total rebates reflected in the accompanying income statement of operations were $4,278,000 in 1995 and $2,501,000 in 1994.

Rebates  receivable  reflects  management's  best  estimate  of  rebates,  after
collection   and  claim   expenses,   the  Company  will  receive  in  1996  for
prescriptions filled and claims processed in 1995.


Note 4.  Property and Equipment

                                                      1995            1994
- --------------------------------------------------------------------------------
Furniture and fixtures                         $        360,000 $        565,000
Office equipment                                      1,540,000          739,000
Software                                                694,000        1,234,000
Leasehold improvements                                  118,000          123,000
                                               ---------------------------------
                                                      2,712,000        2,661,000
Less accumulated depreciation and amortization        1,180,000        1,477,000
                                               ---------------------------------
                                               $      1,532,000 $      1,184,000
                                               =================================


Note 5.  Intangible Assets and Impairments

Intangible assets arose from the Company's purchase of substantially all of the assets of Home Pharmacy, Medical Service Agency, Inc. and GBK, Inc. on September 15, 1995, November 16, 1994 and April 30, 1993, respectively and the Company's purchase of all of the outstanding common stock of Family Pharmaceuticals of America, Inc. on June 30, 1994. See Note 10 regarding these business combinations. Intangible assets consist of the following at December 31:

                                                      1995             1994
- --------------------------------------------------------------------------------

Goodwill                                       $     18,229,000 $      5,900,000
Customer contracts                                    7,469,000        5,494,000
Non-compete agreements                                  822,000          722,000
Customer list, tradename and other                    1,679,000        2,829,000
                                               ---------------------------------
                                                     28,199,000       14,945,000
Less accumulated amortization                         9,617,000        5,637,000
                                               ---------------------------------
Intangible assets, net                         $     18,582,000 $      9,308,000
                                               =================================

During 1995, the Company closed its Baltimore mail service facilities (GBK, Inc. acquisition) and consolidated those business operations into the Las Vegas and South Carolina facilities. At December 31, 1995, the Company had initiated a plan to close its South Carolina mail service facilities (Family Pharmaceuticals of America, Inc. acquisition) and consolidate those business operations into its Las Vegas and Chicago facilities. Also, at December 31, 1995, the Company had initiated a plan to close five of its retail pharmacy locations (see Note 14). In addition, certain contracts acquired in the Home Pharmacy acquisition which were allocated a portion of the purchase price were subsequently cancelled (see
Note 10). As a result, the Company, based on expected remaining discounted cash flows from these business operations, recorded the following impairments of the intangible assets acquired:

                                                         Net book
                                                       value before   Impairment
                                                        Adjustment    Adjustment
                                                       -------------------------

Goodwill ............................................  $   5,181,000 $ 3,384,000
Customer contracts ..................................      5,783,000   2,542,000
Non-compete agreements ..............................        137,000      60,000
Customer lists, trade names and other ...............      1,123,000      85,000
                                                       -------------------------
                                                       $  12,224,000 $ 6,071,000
                                                       =========================

The impairment adjustment of $6,071,000 is included in depreciation and amortization in the accompanying consolidated statement of operations.


Note 6.  Revolving Line of Credit and Long-Term Debt

Revolving Line of Credit

The Company has a $20,000,000 revolving line of credit with a financing company. Advances on the line are based on eligible accounts receivable and inventory, as defined in the agreement. The line bears interest at 1-1/2% over the financing company's reference rate (8.5% at December 31, 1995) payable monthly, and is secured by accounts receivable, inventory and equipment. The revolving credit agreement matures on December 29, 2000. The outstanding balance on the line is $3,709,000 at December 31, 1995.

The agreement has a prepayment penalty for early termination by the Company or early termination due to Company defaults, as follows:

    First 24 months - Greater of last 6 months interest or $640,000; Next 24 months - Greater of last 6 months interest or $400,000; Next 12 months - Greater of last 6 months interest or $200,000.

In addition, the agreement calls for certain other fees, including annual facility fees and unused commitment fees.

The revolving line of credit has covenants which require the Company, among other things, to maintain certain financial ratios, including:

    Current ratio of at least 1.0 to 1.0
    Tangible net worth of at least $500,000 at December 31, 1995, with the minimum balance increasing $500,000 per quarter thereafter.
    Earnings before interest, taxes, depreciation and amortization of $500,000 per quarter, cumulatively, in 1996; and $1,000,000 per quarter, cumulatively, in 1997.

In addition, capital expenditures, dividends and increases in officers' salaries are limited.

The Company was unable to meet the current ratio and the tangible net worth covenants at December 31, 1995. On March 27, 1996, these covenant violations were waived by the financing company. In addition, the financing company has expressed its intention to modify these financial covenants effective March 31, 1996.

Long-Term Debt

                                                                                                            1995           1994
- ------------------------------------------------------------------------------------------------------------------------------------
Notes payable to the former owner of Home Pharmacy (Note 10):
   Bearing  interest at 1% above  prime, **  secured  by  common  shares placed  in  escrow  and additional pledged shares. The note matures
   on October 15, 1996 .........................................................................        $4,650,000       $         0

   Bearing interest at 15%, secured by common shares placed in escrow
   and additional pledged shares due February 29, 1996 .........................................         2,500,000                 0
                                                                                                        ----------------------------
                                                                                                         7,150,000                 0
   Less advance payment through stock issuance .................................................         4,835,000                 0
                                                                                                        ----------------------------
                                                                                                         2,315,000                 0

Convertible  notes  payable,  bearing  interest  at 11%.  Accrued  interest  and principal  matures in May 1997.  These notes may be  converted by the Company into common stock at a conversion price of $3 per
   share .......................................................................................         1,124,000                 0

Unsecured notes payable to a supplier bearing interest at 9%, payable semi-annually.  Annual principal payments of $218,750
   payable on August 30, 1996 and 1997, respectively ...........................................           438,000           556,000

Unsecured  note  payable to related  party  bearing  interest  at 1% over prime, annual principal payments of $78,550 plus accrued interest
   commencing April 1, 1995 and continuing through April 1, 1997 ...............................           157,000           236,000

Unsecured note payable, interest payable monthly at 10%,
   maturing March 10, 1996 .....................................................................           115,000           400,000

Notes payable to a supplier, bearing interest at 8-1/2% and 5%,
   paid in full during 1995 ....................................................................                 0         1,627,000

Other ..........................................................................................            12,000            34,000
                                                                                                        ----------------------------
                                                                                                         4,161,000         2,853,000
Less current portion ...........................................................................         2,739,000         2,258,000
                                                                                                        ----------------------------
                                                                                                        $1,422,000       $   595,000
                                                                                                        ============================

** In the event of default under this note agreement, the interest rate increases by 7%.

Long-term debt as of December 31, 1995 matures in the amount of $2,739,000 in 1996 and $1,422,000 in 1997.


Note 7.  Income Taxes

The Company has federal net operating loss carryforwards of approximately $20,152,000 which are available to offset future taxable earnings of the Company and expire at varying times through 2010. There are also state net operating loss carryforwards of lesser amounts which expire at varying times through 2010.

The federal loss carryforwards as of December 31, 1995 have the following expiration dates:

      Expiration Date                                         Amount
                                                        ------------------

           2002                                         $         298,000
           2003                                                   664,000
           2004                                                 1,039,000
           2005                                                 1,189,000
           2006                                                   567,000
           2007                                                 2,994,000
           2008                                                 3,912,000
           2009                                                 3,360,000
           2010                                                 6,129,000
                                                        -----------------
                                                        $      20,152,000
                                                        =================

Section 382 of the Internal Revenue Code of 1986 and the related regulations impose certain limitations on a corporation's ability to use net operating loss carryforwards if more than a 50% ownership change occurs. State laws generally conform to the provisions of Section 382. As a result of stock issuances during 1995 and 1994, it is possible that the Company had an ownership change of more than 50%; therefore, the Company's ability to utilize the net operating loss carryforwards may be substantially restricted.

Deferred tax assets at December 31 are summarized as follows:

                                                     1995            1994
- --------------------------------------------------------------------------------

Net operating loss carryforwards              $      7,417,000 $      5,333,000
Amortization of intangibles                          4,223,000        1,901,000
Reserve on building held for sale                            0          133,000
Bad debts                                              488,000          286,000
Depreciation and other                                 229,000           64,000
                                              ----------------------------------
                                                    12,357,000        7,717,000
Less valuation allowance                           (12,357,000)      (7,717,000)
                                              ----------------------------------
                                              $              0 $              0
                                              ==================================

Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires that a valuation allowance be recorded "when it is more likely than not" that any portion or all of a deferred tax asset will not be realized. Due to the inherent uncertainty in forecasts of future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets at December 31, 1995.

No income tax benefit has been recorded in the consolidated statement of operations due to the valuation allowances on the deferred tax assets. The net change in the valuation allowance from 1994 to 1995 of $4,640,000 is due primarily to the 1995 net operating loss and the difference in amortization periods for intangible assets for book and tax purposes.


Note 8.  Stock Transactions

During September 1995, the Company issued 267,500 shares of Series A redeemable preferred stock for $20 per share or $5,350,000. The Series A redeemable preferred shares are entitled to an annual dividend of 10%. Each share is convertible at the option of the holder (or in some circumstances at the option of the Company) into 6-2/3 shares of the Company's common stock. In addition, the Company may, at its option, convert all but not less than all, of the Series A shares into convertible notes bearing the same rights and terms of the Series A shares. The Company is entitled to prepay the convertible notes without penalty. If not previously converted, the Company is obligated to redeem those shares in 2005.

During August 1995, the Company issued 100,000 shares of Series B convertible preferred stock for $20 per share or $2,000,000. The proceeds from these issuances were used to consummate the purchase of the assets of Home Pharmacy. During October and November 1995, 100,000 shares of Series B stock were converted into 1,033,649 shares of common stock.

During August 1995, the Company issued 2,111,000 shares of common stock in private placements raising approximately $4,720,000. The proceeds from these issuances were used to consummate the purchase of assets of Home Pharmacy.

During each of the three years ended December 31, 1995, 1994, and 1993, the Company issued shares of common stock upon the exercise of various warrants and options for common stock. See Note 9 for a summary of common stock option activity. The following is a summary of warrant activity for each of the three years ended December 31, 1995, 1994, and 1993:

                                                                  Exercise
                                                 Warrants           Price                 Expiration
- ---------------------------------------------------------------------------------------------------------------

Outstanding at December 31, 1992                  3,854,000     $1.14 - $5.57        June 1993 - Nov. 1996
   Issued in a Regulation "S" placement             110,000        $2.50               April 30, 1994
   Exercised                                       (299,000)    $1.14 - $4.00
   Expired                                         (750,000)        $4.00
                                               ----------------------------------------------------------------

Outstanding at December 31, 1993                  2,915,000     $1.14 - $5.57       March 1994 - Nov. 1996
   Issued in a Regulation "S" placement             100,000         $2.44                 March 1999
   Issued for services                            1,890,000         $3.00             June 1997-May 1999
   Exercised                                       (166,000)     $1.31-$2.44
   Expired                                       (1,800,000)        $4.50
                                               ----------------------------------------------------------------
Outstanding at December 31, 1994                  2,939,000     $1.14-$5.57        January 1995-March 1999
   Issued in a Private placement                    849,000      $.01-$2.20             None
   Issued to induce extension of debt terms         100,000         $5.00           February 1997
   Issued in settlement of lawsuit                  115,000      $2.75-$3.00         August 2000
   Issued for services                              256,000      $2.20-$5.56          February
                                                                                  1997-January 2000
   Exercised                                       (383,000)     $.01-$2.50               -
   Expired                                         (100,000)        $4.50                 -
                                               ---------------------------------------------------------------
Outstanding at December 31, 1995                  3,776,000      $.01-$5.56            January
                                                                                  1996-August 2000
                                               ===============================================================

All outstanding warrants are exercisable as of December 31, 1995.

During 1994, the Company issued 400,000 shares of common stock valued at $2,000,000 in connection with the purchase of FPA. Also during 1994, the Company issued 1,600,000 shares of common stock valued at $2,700,000 in connection with its purchase of substantially all of the assets of Medical Service Agency, Inc. See Note 10.

During 1994, the Company raised approximately $5,423,000 from several private placements, the proceeds of which were used for general operating purposes. The Company issued 1,900,000 shares of common stock as a result of the private placements.

During the years ended December 31, 1994 and 1993, the Company issued 13,333 shares of common stock in connection with the Company's buy-out of a commission agreement.

During 1993, the Company issued 13,000 shares of stock valued at $30,000 in lieu of rental payments and 39,001 shares of stock valued at $88,000 to officers and directors of the Company for services rendered.

During September 1993, the Company renegotiated the President's employment agreement. In connection therewith, the Company issued 150,000 shares of common stock to the President with a value of $666,000. This amount was recorded as compensation expense along with $100,000 paid to the President. In addition, the Company issued to the President options to purchase 500,000 shares of the Company's stock at an option price of $4.50 per share. These options were issued outside of the Company's Incentive Stock Option Plan ("ISOP") and Non-Qualifying Stock Option Plan ("NQSOP") and expire September 11, 1998.

This renegotiated agreement eliminated the President's right to a severance arrangement with a specified value of $2,000,000 to be paid in cash and common stock.

During the year ended December 31, 1993, Class B common stock of 161,501 shares were converted into common stock pursuant to specified terms. At December 31, 1993, all Class B common stock had been converted into the Company's common stock.

During 1993, the Company raised approximately $8,260,000 from several private placements, the proceeds of which were used to consummate the purchase of assets from GBK, Inc. The Company issued 8,610,798 shares of common stock as a result of the private placements, including 1,500,000 of the shares sold to a director of the Company in a separate private placement.

In conjunction with the conversion of a note payable to shares of the Company's common stock during 1993, the Company issued 249,130 shares.


Note 9.  Stock Option Plans

In March 1988, the Company adopted an Incentive Stock Option Plan (ISOP) which was approved by the stockholders of the Company. The ISOP provides for the grant of options for common stock to officers, employee-directors and key employees at an exercise price equal to the fair market value of the stock on the date of the grant. Options generally become exercisable one year from the date of the grant and remain exercisable for four years or until three months after termination of the relationship with the Company other than upon death or disability. There are no charges to operations made in connection with the ISOP.

The Company has a Non-Qualifying Stock Option Plan (NQSOP). The Plan includes a formula pursuant to which each non-employee director receives an automatic grant of 20,000 shares of common stock upon completion of one year of service to the Company. The options cannot be exercised until they are held a year and cannot be exercised after ten years from the date of grant. All non-qualified stock options have been issued with exercise prices equal to or exceeding fair market value, thus no compensation expense has been recorded related to the NQSOP.

In addition to the formula grants, eligible directors may be granted an option to purchase 60,000 common shares upon appointment as a director, 20,000 shares of which shall vest at each of the next three successive meetings following a complete year of service. The period for which the director's service shall be calculated runs from the date of each of the Company's annual shareholders' meetings, or if elected as a Board member between annual shareholders' meetings, the period is from the date of appointment until the next annual meeting following a complete year of service.

The following is a summary of option activity for each of the three years ended December 31, 1995, 1994 and 1993:

                                                                                Granted
                                          Options Available     ----------------------------------------------
                                              for grant           ISOP          NQSOP         Option Price
- --------------------------------------------------------------------------------------------------------------

Balance at December 31, 1992                         300,500       381,450        341,000    $.77 - $2.95
   Additional shares reserved                        800,000             0              0
   Granted                                          (553,000)       93,000        460,000   $1.75 - $2.77
   Canceled                                          219,000      (119,000)      (100,000)  $1.75 - $2.00
   Exercised                                               0      (152,625)      (120,000)   $.77 - $1.19
                                         ---------------------------------------------------------------------

Balance at December 31, 1993                         766,500       202,825        581,000    $.77 - $2.95
   Granted                                          (483,500)      183,500        300,000   $2.29 - $3.81
   Canceled                                           25,000        (5,000)       (20,000)  $1.19 - $1.91
   Exercised                                               0       (33,325)             0    $.77 - $1.19
                                         ---------------------------------------------------------------------

Balance at December 31, 1994                         308,000       348,000        861,000    $.77 - $3.81
   Additional shares reserved                        750,000             0              0               -
   Granted                                          (411,500)      263,500        148,000     $2.63-$3.31
   Exercised                                               0       (23,000)             0    $.77 - $1.91
                                         ---------------------------------------------------------------------
Balance at December 31, 1995                         646,500       588,500      1,009,000    $.77 - $3.81
                                         ---------------------------------------------------------------------

At December 31, 1995, 832,000 stock options are exercisable. In addition to the above stock option plans, the Company has the following stock options, granted outside of the plans, outstanding as of December 31, 1995:

                                            Options Option Price    Expiration
- --------------------------------------------------------------------------------
Granted in 1993                             500,000     $4.50     September 1998
Granted in 1994                              50,000     $2.85     June 1999
Granted in 1994                             150,000     $3.00     June 1997
                                            ------------------------------------
Outstanding at December 31, 1995            700,000
                                            =======

Note 10.  Business Combinations

On September 15, 1995, the Company acquired substantially all of the assets of Home Pharmacy, a division of Arc Ventures, Inc., an Illinois corporation (ARC). The terms of the purchase agreement have been subsequently amended twice. The final aggregate purchase price of $15,150,000 (plus $967,000 for purchasing certain inventories) was comprised of a cash down payment of $8,000,000, and two promissory notes for $2,500,000 and $4,650,000. The $8,000,000 down payment was obtained from the proceeds of private placements of common and preferred stock. The $2,500,000 promissory note is secured by 1,774,000 shares of the Company, issued to ARC and held in escrow. The $4,650,000 promissory note is secured by a pledge of 3,265,000 shares of the Company's common stock.

Under the agreement, ARC was to sell the escrow and pledge shares and apply the proceeds to pay the notes. None of the escrow shares are to be returned to the Company, however, proceeds or shares of the pledged shares in excess of the amount needed to pay the notes is returned to the Company. Accordingly, the fair value of the escrowed shares of $4,835,000 has been reflected as an advance payment against the notes.

Subsequent to December 31, 1995, the terms of the agreement were modified again and the balance on the $2,500,000 note, plus accrued interest, was paid in full in March, 1996. The 1,774,000 shares held in escrow which collateralized the note were returned to the Company, and were placed in the Company treasury. The due date on the $4,650,000 note was extended to October 15, 1996. In the event the note is not paid on June 1, 1996, ARC has the right to sell 277,000 shares per month of the pledged shares, and apply the proceeds to the note and accrued interest until it is paid in full, or the remaining is paid on October 15, 1996.

The acquisition was accounted for as a purchase, whereby the assets acquired were recorded at their fair market value. The excess of cost over net identifiable assets acquired is reflected as goodwill and is being amortized over twenty-five years using the straight-line method. The preliminary allocation of the purchase price was as follows:

Inventory ......................................................     $   967,000
Fixed assets ...................................................         238,000
Non-compete agreement ..........................................         100,000
Customer contracts .............................................       5,000,000
Goodwill .......................................................      12,249,000
                                                                     -----------
Total (including direct acquisition costs of $2,437,000) .......     $18,554,000
                                                                     ===========

The Company has consolidated operations of Home Pharmacy retroactively to January 1, 1995; therefore, the preacquisition income of Home Pharmacy of $982,000 has been deducted from the consolidated statement of operations for the year ended December 31, 1995. The effect of this consolidation of operations prior to acquisition was to increase net sales by approximately $30,629,000.

On November 19, 1994, the Company acquired substantially all of the assets of Medical Service Agency, Inc., a Pennsylvania corporation d/b/a MedNet, a privately-owned prescription benefits claims processing company. The cost of the acquisition is as follows:

Purchase price:
  Liabilities assumed ............................................    $5,710,000
  Issuance of 1,600,000 restricted shares of common stock ........     2,700,000
                                                                      ----------
                                                                      $8,410,000
  Costs of acquisition incurred ..................................        33,000
                                                                      ----------
                                                                      $8,443,000
                                                                      ==========

The acquisition was accounted for as a purchase, whereby the assets acquired were recorded at their fair market value. The excess of cost over net identifiable assets acquired is reflected as goodwill and is being amortized over twenty-five years under the straight-line method. The allocation of the purchase price was as follows:

Cash ............................................................     $  836,000
Accounts receivable, net of allowance for doubtful accounts .....      3,627,000
Other current assets ............................................        205,000
Property and equipment ..........................................         91,000
Customer contracts ..............................................      1,616,000
Customer list ...................................................        320,000
Non-compete agreement ...........................................        134,000
Tradename .......................................................        750,000
Goodwill ........................................................        864,000
                                                                      ----------
                                                                      $8,443,000
                                                                      ==========

The assets acquired and liabilities assumed were transferred to the Company's wholly-owned subsidiary, Medi-Claim, concurrent with the acquisition.

The Company has consolidated the operations of MedNet retroactively to January 1, 1994; therefore, the preacquisition loss of $577,000 has been added to the consolidated statement of operations for the year ended December 31, 1994. The effect of this consolidation of operations prior to acquisition was to increase net sales for the year ended December 31, 1994 by approximately $17,835,000.

On June 30, 1994 the Company acquired all of the outstanding common stock of Family Pharmaceuticals of America, Inc. (FPA), a South Carolina corporation. FPA was a privately-owned mail-order pharmacy. The cost of the acquisition is as follows:

Purchase price:
  Issuance of 400,000 restricted shares of common stock ..........    $2,000,000
  Liabilities assumed ............................................       101,000
  Cash paid ......................................................        57,000
                                                                      ----------
                                                                      $2,158,000
  Costs of acquisition incurred ..................................        46,000
                                                                      ----------
                                                                      $2,204,000
                                                                      ==========

The acquisition was accounted for as a purchase, whereby the assets acquired were recorded at their fair market value. The excess of cost over net identifiable assets acquired is reflected as goodwill and is being amortized over twenty-five years under the straight-line method. The allocation of the purchase price was as follows:

Cash ............................................................     $    2,000
Accounts receivable, net of allowance for doubtful accounts .....        140,000
Inventory .......................................................        103,000
Other current assets ............................................          7,000
Property and equipment ..........................................          7,000
Customer contracts ..............................................        853,000
Customer list ...................................................        169,000
Non-compete agreements ..........................................         71,000
Tradename .......................................................         70,000
Goodwill ........................................................        782,000
                                                                      ----------
                                                                      $2,204,000
                                                                      ==========

The Company guaranteed the value of the common stock issued to acquire FPA at $5.00 per share. During 1995, the Company paid the selling shareholders of FPA $957,000 representing the shortfall in this guarantee.

The Company has consolidated the operations of FPA retroactively to January 1, 1994; therefore, the preacquisition net income of $60,000 has been deducted from the consolidated statement of operations for the year ended December 31, 1994. The effect of this consolidation of operations prior to acquisition was to increase net sales by approximately $1,031,000.

On April 30, 1993, the Company acquired substantially all of the assets of GBK, Inc., a Maryland corporation d/b/a Mail-Rx ("Mail Rx"), a privately-owned mail-order pharmacy. The aggregate purchase price of $10,250,000 was comprised of cash payments totaling $6,600,000 (moneys raised from the net proceeds of several private placements), the execution of a note payable for $1,500,000, assumed liabilities of $1,949,000, and the issuance of 201,052 shares of the Company's common stock valued at approximately $201,000.

The $1,500,000 promissory note payable to the seller was paid in full within 30 days of the closing. The $1,500,000 was also obtained from the proceeds of the private placements.

The acquisition was accounted for as a purchase, whereby the assets acquired were recorded at their fair market value. The excess of cost over net identifiable assets acquired is reflected as goodwill and is being amortized over twenty-five years using the straight-line method. The allocation of the purchase price was as follows:

Cash and short-term investments .................................    $   518,000
Accounts receivable, net of allowance for doubtful accounts .....      1,471,000
Inventories .....................................................        414,000
Other current assets ............................................         26,000
Fixed assets, including software ................................        911,000
Other long-term assets ..........................................         14,000
Non-compete agreement ...........................................        250,000
Tradename .......................................................        250,000
Customer list ...................................................        600,000
Custom contracts ................................................      3,025,000
Goodwill ........................................................      2,771,000
                                                                     -----------
              Total .............................................    $10,250,000
                                                                     ===========

Unaudited pro forma results of operations of the Company, assuming the Home Pharmacy, MedNet and FPA acquisitions occurred on January 1, 1994, are presented below. Adjustments are made to reflect the accounting bases recognized in recording the combination. These adjustments to net loss consist principally of amortization of intangible assets ($2,146,000 in 1995 and $3,624,000 in 1994), interest expense on acquisition debt ($497,000 in 1995 and $628,000 in 1994), and the elimination of the results of the acquired business' operations for the period not owned ($982,000 in 1995 and ($517,000) in 1994).

                                                   Year Ended December 31,
                                                        (Unaudited)
                                            ------------------------------------
                                                   1995              1994
- --------------------------------------------------------------------------------

Net sales ..............................    $    114,297,000  $     119,143,000
                                            ===================================
Net loss ...............................    $    (14,993,000) $      (8,724,000)
                                            ===================================
Net loss per common share ..............    $          (0.56) $           (0.35)
                                            ===================================
Weighted average shares outstanding ....          26,838,858         24,729,214
                                            ===================================

Pro forma information does not purport to be indicative of the results that actually would have been obtained if the combined operations had been conducted during the periods presented and is not intended to be projection of future results.


Note 11. Claims Processing Revenues

On April 1, 1994, Medi-Claim assumed the obligation for payments to members of Medi-Claim's pharmacy network. Prior to April 1, 1994, Medi-Claim was only obligated to the extent payment was received from the sponsoring organization. This step was taken to standardize Medi-Claim's procedures with trends in the industry. As a result of this change, subsequent to April 1, 1994 the Company presents the sales and cost of sales as well as the related accounts receivable and accounts payable in its consolidated financial statements for prescriptions filled at participating network pharmacies by insureds covered under pharmacy plans offered by Medi-Claim's clients, the sponsoring organizations. Management estimates that sales and cost of sales are $4,000,000 lower for the year ended December 31, 1994 than if this change had been implemented at January 1, 1994.

Note 12.  Commitments

The Company leases certain facilities under noncancelable operating leases with terms ranging from two to fifteen years. Rental expense under these leases amounted to $1,240,730, $432,000 and $466,000 in 1995, 1994 and 1993,
respectively.

As of December 31, 1995, approximate future minimum lease payments are as follows:

- --------------------------------------------------------------------------------

1996                 $  431,000
1997                    366,000
1998                    215,000
1999                    211,000
2000                    218,000
Thereafter              816,000
                     ----------
                     $2,257,000
                     ==========

The Company has entered into an employment agreement ("Agreement") with its President through April 1998 with additional one-year extensions. The Agreement stipulates the annual salary and bonus to be paid to the President. The bonus is payable in cash and options and is calculated on the increase in consolidated gross sales or as a percentage of pretax profits.

Note 13.  Warrants Issued for Marketing Services

On April 27, 1994, the Company entered into a Consulting Agreement with a Consultant, with whom the Company has had previous similar arrangements, and a group of associated individuals (one of which is a director of the Company) (the "Consultants") to retain the services of the Consultants in obtaining contacts with potential accounts for managed prescription care services. Pursuant to the agreement with the Consultants, the Company issued 1,000,000 five-year warrants to purchase the Company's common stock at $3.00 per share. The warrants vested upon issuance and expire in June 1999. The exercise price of the warrants exceeded the market price of the Company's common stock on the date of the agreement. The Consultants may earn additional three-year warrants in the future based upon purchases by new customers introduced by the Consultants if total sales from these customers exceeds $50,000,000 in any twelve month period. The exercise price of the three-year warrants shall exceed the market price of the Company's common stock on the date of issuance by $0.17 per share. The Company will also pay the Consultants commissions on gross collected billings from sales generated to these customers. The commissions paid under this agreement have not been significant.

Note 14.  Restructuring and Merger Related Expenses

Restructuring Expenses

Prior to December 31, 1995, the Company began to implement a plan to close its South Carolina mail service facility in early 1996 and consolidate those business operations into its Las Vegas and Chicago facilities. The Company also began to implement a plan to close five of its retail pharmacy locations in early 1996. The Company has accrued $128,000 of incremental expenses, principally the costs of lease cancellation and severance expenses, at December 31, 1995.

Also, during 1995, the Company closed its Baltimore mail service facility and consolidated those business operations into its Las Vegas and South Carolina facilities. The Company incurred incremental expenses of $225,000 in connection with this closure. These restructuring expenses, totaling $353,000 for the year ended December 31, 1995, have been reflected as Restructuring Expenses in the accompanying consolidated statement of operations.

Merger Related Expenses

Incremental cost associated with the purchase of Home Pharmacy (See Note 10) during 1995 were incurred to modify its operations and fulfillment systems to be compatible with the Company. Incremental costs totaling $250,000 are reflected as Merger Related Expenses in the accompanying consolidated statement of operations.

Note 15.     Subsequent Events

On February 21, 1996, the Company closed a private placement under Regulation S to sell 105,000 shares of the Company's Series C Preferred stock for a total gross proceeds of $2,100,000 ($20 per share). Each of the Series C Preferred shares carries no annual dividend rate, and is convertible at the option of the holder, and in certain circumstances at the option of the Company, into shares of the Company's common stock based on 80% of the market value at the date of conversion. If the Series C Preferred shares are not previously converted, the Company is obligated to redeem them in the year 1998.

On or about February 23, 1995, the Company was served with a complaint against the Company and one of its executive officers alleging the omission of material public information. The complaint sought compensation damages in an unspecified amount for the class of certain purchases of the Company's stock who were allegedly damaged. On March 1, 1996, the parties agreed in principle to a settlement, which is subject to various conditions including preparation of formal settlement documents, notice to the class, and court approval. The Company has reflected as an expense in the accompanying 1995 statement of operations for the portion of the $800,000 settlement amount which will not be paid by its insurance carrier, which approximates $410,000.


Note 16. Major Customers

Net sales include sales to one major customer which accounted for approximately 14% of total net sales in 1995 and 13% of total net sales in 1994. Net sales include sales to another major customer which accounted for approximately 13% of total net sales in 1995.

                          INDEPENDENT AUDITOR'S REPORT
                                 ON THE SCHEDULE



To the Board of Directors
Mednet, MPC Corporation
Las Vegas, Nevada


Our  audit  of  the  financial   statements  of  Mednet,   MPC  Corporation  and
subsidiaries included schedule II contained herein, for each of the three years in the period ended December 31, 1995.

In our opinion, the schedule presents fairly the information required to be set forth therein in conformity with generally accepted accounting principles.


                                   /s/ McGladrey & Pullen, LLP
                                   ---------------------------


Las Vegas, Nevada
March 8,  1996,  except  for Note 6
  as to which the date is March  27, 1996

                             MEDNET, MPC CORPORATION

                        VALUATION AND QUALIFYING ACCOUNTS
                                   SCHEDULE II



                                                               Additions
                                              Balance at       Charged to                    Balance at
                                              Beginning         Cost and      Deductions       End of
               Description                    of Period         Expenses          (A)          Period
- ---------------------------------------------------------------------------------------------------------

Allowance for doubtful accounts:

   Year ended December 31, 1995            $       780,000 $      1,197,000 $     602,000 $    1,375,000

   Year ended December 31, 1994                    350,000          706,000       276,000        780,000

   Year ended December 31, 1993                     60,000          290,000             0        350,000


(A) Uncollectible accounts written off by charge to the allowance.

Mednet, MPC Corporation
Consolidated Balance Sheet

                                                                March 31,
                                                                   1996
                                                              -----------
Assets

Current assets:
   Cash and cash equivalents ..............................   $    415,000
   Accounts receivable, less allowance for doubtful
      accounts and return of and $1,375,000 at
      December 31, 1995 and $970,000 at March 31, 1996 ....     21,568,000
   Inventories ............................................      2,291,000
   Other current assets ...................................         35,000


      Total current assets ................................     24,309,000


Property, plant and equipment .............................      1,690,000
Intangible assets .........................................     18,034,000
Other assets ..............................................        820,000
                                                              ------------
                                                              $ 44,853,000
                                                              ============

Liabilities and Stockholders' Equity

Current liabilities:
   Revolving line of credit ...............................   $  7,621,000
   Accounts payable .......................................     16,590,000
   Accrued expenses .......................................      2,038,000
   Current portion of long-term debt ......................      4,593,000
                                                              ------------
                                                                30,842,000

Long-term debt ............................................      2,123,000

Redeemable convertible preferred stock-Series A ...........      5,350,000

Preferred stock: $.01 par value, (105,000 shares - Series C
 outstanding at March 31, 1996) ...........................      2,100,000
Common stock: $.001 par value, (42,000,000
   shares authorized, 27,625,019 at March 31, 1996
   and 29,149,118 at December 31, 1995
   issued and outstanding) ................................         28,000
Additional paid-in capital ................................     38,258,000
Accumulated deficit .......................................    (33,848,000)
                                                              ------------
Stockholders' equity ......................................      6,538,000
                                                              ------------
      Total liabilities and stockholders' equity ..........   $ 44,853,000
                                                              ============

Mednet, MPC Corporation
Consolidated Statement of Operations


                                                               For the Three Months Ended
                                                                        March 31,
                                                               ----------------------------
                                                                  1996             1995
                                                               ------------    ------------
Sales ......................................................   $ 25,720,000    $ 28,329,000
Less: cost of sales ........................................     21,852,000      24,278,000
                                                               ------------    ------------

Gross profit ...............................................      3,868,000       4,051,000
                                                               ------------    ------------

Selling, general and administrative expenses ...............      2,672,000       3,311,000
                                                               ------------    ------------

       Operating income before depreciation and amortization      1,196,000         740,000

Depreciation and amortization ..............................        742,000         925,000

       Operating income/(loss) .............................        454,000        (185,000)

Other income (expense):
   Interest and dividend income ............................         14,000          11,000
   Interest expense ........................................       (436,000)       (244,000)
   Subsidiary operations for period not owned ..............            -0-        (225,000)
   Other net ...............................................            -0-         (94,000)
                                                               ------------    ------------
     Total other income (expense) ..........................       (422,000)       (552,000)
                                                               ------------    ------------
   Net income/loss .........................................   $     32,000    $   (737,000)
                                                               ============    ============

   Net income (loss) per common share ......................           .001            (.03)
                                                               ============    ============

   Weighted average equivalent number of shares ............     28,761,953      23,816,836
                                                               ============    ============

Mednet, MPC Corporation
Consolidated Statements of Cash Flows

                                                                         For the Three Months Ended
                                                                                 March 31,
                                                                        ----------------------------
                                                                            1996            1995
                                                                        ------------    ------------
Cash flows from (used for) operating activities:
   Cash received from customers .....................................   $ 21,950,000    $ 16,960,000
   Cash paid to suppliers and employees .............................    (24,715,000)    (17,505,000)
   Net interest paid ................................................       (422,000)       (178,000)
                                                                        ------------    ------------
     Net cash used for operating activities .........................     (3,187,000)       (723,000)
                                                                        ------------    ------------
Cash flows from investing activities:
   Purchase of property and equipment ...............................       (352,000)       (260,000)
                                                                        ------------    ------------
     Net cash (used for) investing activities .......................       (352,000)       (260,000)
                                                                        ------------    ------------

Cash flows from (used for) financing activities:
   Proceeds from borrowings .........................................      3,912,000             -0-
   Repayment of borrowings ..........................................     (1,913,000)        (42,000)
   Net proceeds from issuance of common stock .......................      2,047,000         250,000
                                                                        ------------    ------------
       Net cash from financing activities ...........................      4,046,000         208,000
                                                                        ------------    ------------

Net increase (decrease) in cash .....................................        373,000        (775,000)
Cash balance, beginning of period ...................................         42,000       1,711,000
                                                                        ------------    ------------
Cash balance, end of period .........................................   $    415,000    $    936,000
                                                                        ============    ============


Reconciliation of net loss to net cash used for operating activities:
     Net income (loss) ..............................................   $     32,000    $   (737,000)
     Adjustments to reconcile net loss to net cash used
       for operating activities:
          Depreciation and amortization .............................        742,000         549,000
          Provision for doubtful accounts ...........................       (405,000)
     Change in assets and liabilities:
       (Increase) in accounts receivable ............................     (3,365,000)       (623,000)
       Decrease (Increase) in inventories ...........................        558,000        (243,000)
       Decrease (Increase) in other current assets ..................        208,000        (433,000)
       Decrease in other assets .....................................         37,000         397,000
       (Decrease)/Increase in accounts payable ......................       (893,000)        133,000
       (Decrease) in accrued expenses ...............................       (101,000)        234,000
                                                                        ------------    ------------
Net cash used for operating activities ..............................   $ (3,187,000)   $   (723,000)
                                                                        ============    ============

                             MEDNET, MPC CORPORATION
                   Notes to Consolidated Financial Statements
                                 March 31, 1996

(1)   Basis of Presentation

The consolidated financial statements included herein include the accounts of Mednet, MPC Corporation and its subsidiaries (the "Company"), Medi-Mail, Inc., Medi-Phar, Inc. and Medi-Claim, Inc. In the opinion of Management, all adjustments considered necessary for fair presentation have been reflected in the consolidated financial statements. These adjustments are of a normal, recurring nature. Operating results for the quarter ended March 31, 1996 are not necessarily indicative of those expected for the full year. Certain prior year amounts have been adjusted and reclassified to conform to the 1996 presentation.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and the rules and regulations of the Securities and Exchange Commission. These financial statements have been prepared under the presumption that users of the interim financial information have either read or have access to the Company's audited financial statements for the year ended December 31, 1995. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in the Company's December 31, 1995 audited financial statements have been omitted from these interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such instructions, rules and regulations. Although the Company believes that the disclosures are adequate to make information presented not misleading, it is suggested that these unaudited interim consolidated financial statements be read in conjunction with the audited consolidated financial statements and the note thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

(2)   Subsequent Event

In April, 1996, the 105,000 shares of the Company's Series C Preferred Stock were converted into 1,058,707 shares of Common Stock.

In April, 1996, the Company issued 300,000 shares of its Series D Preferred Stock to a limited number of foreign investors for which it received gross proceeds of $6,000,000. The Series D preferred Stock is convertible into Common Stock at the option of the holder and, under certain conditions, the Company. Prior to conversion, the Series D Preferred Stock votes a class with the Common Stock except on matters where class voting is mandated be Nevada law. The Series D preferred Stock does not have preferential dividend rights.

(3)   Commitments and Contingencies

The Company is not a party to any legal proceeding which, in its belief, could have a material adverse effect on the Company.

                 HOME PHARMACY (A Division of ArcVentures, Inc.)
                 UNAUDITED STATEMENTS OF ASSETS AND LIABILITIES


                                                 December 31,    September 15,
                                                    1994             1995
                                                 ------------    -------------
          ASSETS

CURRENT ASSETS
  Receivables:
    Trade, less allowance of approximately $300,000 and $279,000 at December 31,
      1994 and September 15, 1995,
      respectively                               $3,880,182      $3,505,374
    Other                                           626,159         473,033
  Inventories                                     3,417,957         967,179
  Prepaid expenses                                   76,404           8,900
                                                 ----------      ----------

          Total current assets                    8,000,702       4,954,486

Equipment and Leasehold Improvements:
  Office and pharmacy equipment                     813,840         825,413
  Minicomputer                                      223,245         223,245
  Computer software                                 100,000         100,000
  Leasehold improvements                             80,398          80,398

Accumulated depreciation                           (457,482)       (563,766)
                                                 ----------      ----------

Property and Equipment, net                         760,001         665,290
                                                 ----------      ----------

          Total Assets                           $8,760,703      $5,619,776
                                                 ==========      ==========

     LIABILITIES AND EQUITY

Current Liabilities:
  Accounts payable                               $2,260,305      $2,063,092
  Accrued compensation                              138,401          62,393
  Customer prepayments                              100,051         416,909
  Other accrued expenses                             51,984          16,076
                                                 ----------      ----------

          Total current liabilities               2,550,741       2,558,470

Deferred Rent, net                                  183,237         148,356

Equity, investment by and advances from
  ArcVentures, Inc.                               6,026,725       2,912,950
                                                 ----------      ----------

          Total liabilities and equity           $8,760,703      $5,619,776
                                                 ==========      ==========

                HOME PHARMACY (A Division of ArcVentures, Inc.)
     UNAUDITED STATEMENTS OF REVENUES AND EXPENSES (EXCLUDING INCOME TAXES)


                                                Nine          Twelve          Three          Three           Six         Eight 1/2
                                            Months Ended    Months Ended   Months Ended   Months Ended   Months Ended  Months Ended
                                            September 30,   December 31,     March 31,      June 30,       June 30,    September 15,
                                                1994            1994           1995           1995           1995           1995
                                            -------------   ------------   ------------   ------------   ------------  -------------

Net revenues                                 $38,278,587    $51,280,451    $10,618,132    $10,558,255    $21,176,387    $30,629,476

Cost of goods sold                           (32,557,606)   (43,786,665)    (9,064,611)    (8,779,753)   (17,844,364)   (26,030,628)
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Gross profit                         5,720,981      7,493,786      1,553,521      1,778,502      3,332,023      4,598,848

Selling, general and administrative
  expenses                                     4,609,767      6,188,155      1,273,293      1,183,365      2,456,658      3,520,714

Related-party expense allocations                472,882        619,570        167,436        226,030        393,466        587,402
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Operating income                       638,332        686,061        112,792        369,107        481,899        490,712

Allocated interest expense                       129,534        174,643         55,529         17,430         72,959         96,268
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Income before income taxes         $   508,798    $   511,418    $    57,263    $   351,677    $   408,940    $   394,444
                                             ===========    ===========    ===========    ===========    ===========    ===========


                 HOME PHARMACY (A Division of ArcVentures, Inc.)
                         UNAUDITED STATEMENT OF EQUITY
           FOR THE EIGHT AND ONE HALF MONTHS ENDED SEPTEMBER 15, 1995



Investment By and Advances From ArcVenture, Inc.:
  Beginning balance                                                  $6,026,725
    Income before income taxes for the period                           394,444
    Advances from (payments to) ArcVentures, Inc., net               (3,508,219)
                                                                     ----------
  Ending balance                                                     $2,912,950
                                                                     ==========

                                 HOME PHARMACY
                       (A Division of ArcVentures, Inc.)
                       UNAUDITED STATEMENTS OF CASH FLOWS


                                                         Three           Three           Six         Eight 1/2
                                                      Months Ended    Months Ended   Months Ended   Months Ended
                                                        March 31,       June 30,       June 30,     September 15,
                                                          1994            1995           1995           1995
                                                      ------------    ------------   ------------   -------------

Cash Flows from Operating Activities:
  Income before income taxes                           $   57,263     $  351,677     $  408,940     $  394,444
  Adjustments to reconcile net income before
    income taxes to net cash provided by
    (used for) operating activities:
    Depreciation and amortization                          43,397         42,524         85,921        121,735
    Changes in assets and liabilities:
      Receivables                                         404,631        181,200        585,831        527,934
      Inventories                                        (195,243)     2,730,957      2,535,714      2,450,778
      Prepaid expenses                                      9,798         34,224         44,022         67,504
      Accounts payable, customer prepayments,
        and other current liabilities                   1,031,314       (970,103)        61,211          7,729
      Deferred rent                                       (25,564)        (4,050)       (29,614)       (34,881)
                                                       ----------     ----------     ----------     ----------
          Net cash provided by (used for)
            operating activities                        1,325,596      2,366,429      3,692,025      3,535,243

Cash Flows Used for Investing Activities,
  purchases of property and equipment                      (6,243)       (20,781)       (27,024)       (27,024)

Cash Flows from Financing Activities,
  advances from (payments to) ArcVentures, Inc.        (1,319,353)    (2,345,648)    (3,665,001)     3,508,219)
                                                       ----------     ----------     ----------     ----------

          Net Change in Cash                                  - -            - -            - -            - -

Cash, beginning of year                                       - -            - -            - -            - -
                                                       ----------     ----------     ----------     ----------

Cash, end of year                                      $      - -     $      - -     $      - -     $      - -
                                                       ==========     ==========     ==========     ==========


                 HOME PHARMACY (A Division of ArcVentures, Inc.)
             NOTES TO UNAUDITED STATEMENTS OF ASSETS AND LIABILITIES




(1)  Basis of Presentation

The financial statements included herein the separate divisional accounts of Home Pharmacy, a division of ArcVentures, Inc. In the preparation of these divisional financial statements, management has allocated certain expenses incurred by ArcVentures, Inc. on behalf of the Home Pharmacy division. These allocations may not necessarily be indicative of the costs that may have incurred by Home Pharmacy during the periods presented had Home Pharmacy acquired those services on its own.

In management's opinion, all adjustments considered necessary for fair presentation have been reflected in these financial statements. These adjustments are of a normal, recurring nature. Operating results for the period ended September 15, 1995 are not necessarily indicative of those expected for a full year.

                                 HOME PHARMACY
                       (A DIVISION OF ARCVENTURES, INC.)


                              FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1995 AND 1994, AND FOR
                     EACH OF THE THREE YEARS ENDED JUNE 30,
                                      1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of ArcVentures, Inc.:

We have audited the accompanying statements of assets and liabilities of HOME PHARMACY (a division of ArcVentures, Inc., an Illinois corporation) as of June 30, 1995 and 1994, and the related statements of revenues and expenses (excluding income taxes), equity and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of Home Pharmacy's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The statements of assets and liabilities, revenues and expenses (excluding income taxes), equity and cash flows were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for filings pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934) as described in Note 1 and are not intended to be a complete presentation of Home Pharmacy's results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of Home Pharmacy as of June 30, 1995 and 1994, and its revenues and expenses (excluding income taxes) and its cash flows for each of the three years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.



                                                       /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois,
October 6, 1995

                                  HOME PHARMACY

                        (a division of ArcVentures, Inc.)


                      STATEMENTS OF ASSETS AND LIABILITIES

                          JUNE 30, 1995, 1994 AND 1993





                                                          1995           1994
                                                       ----------     ----------
          ASSETS

Current Assets:
  Receivables:
    Trade, less allowance of approximately
      $270,000, and $275,000 at June 30,
      1995 and 1994, respectively                      $3,411,156     $4,208,026
    Other                                                 509,354        435,072
  Inventories                                             882,243      1,542,995
  Prepaid expenses                                         32,382        118,595
                                                       ----------     ----------

          Total current assets                          4,835,135      6,304,688

Property and Equipment, net                               701,104        833,924
                                                       ----------     ----------

          Total assets                                 $5,536,239     $7,138,612
                                                       ==========     ==========


     LIABILITIES AND EQUITY

Current Liabilities:
  Accounts payable                                     $1,599,446     $1,314,581
  Accrued compensation                                    119,130        173,452
  Customer prepayments                                    874,670        431,435
  Other accrued expenses                                   18,706         57,221
                                                       ----------     ----------

          Total current liabilities                     2,611,952      1,976,689

Deferred Rent, net                                        153,623        182,803

Commitments and Contingencies (Note 9)

Equity, investment by and advances from
  ArcVentures, Inc.                                     2,770,664      4,979,120
                                                       ----------     ----------

          Total liabilities and equity                 $5,536,239     $7,138,612
                                                       ==========     ==========

The accompanying notes to financial statements are an integral part of these statements.

                HOME PHARMACY (A Division of ArcVentures, Inc.)
                              STATMENTS OF EQUITY
                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993


                                          1995           1994           1993
                                       ----------     ----------     ----------

Investments By and Advances
  from ArcVentures, Inc.:
  Beginning balance                    $4,979,120     $4,588,285     $5,475,625
  Income before income taxes for
    the year                              379,368        144,891        248,527
  Advances from (payments to)
    ArcVentures, Inc., net             (2,587,824)       245,944     (1,135,867)
                                       ----------     ----------     ----------
  Ending, balance                      $2,770,664     $4,979,120     $4,588,285
                                       ==========     ==========     ==========

The accompany notes to financial statements are an integral part of these statements.

                 HOME PHARMACY (A Division of ArcVentures, Inc.)
          STATEMENTS OF REVENUES AND EXPENSE (EXCLUDING INCOME TAXES)
                For the Years Ended June 30, 1995, 1994 and 1993



                                       1995           1994           1993
                                   -----------    -----------    -----------

Net revenues                       $46,887,645    $47,668,586    $39,155,047

Cost of goods sold                 (40,096,138)   (40,661,479)   (33,718,341)
                                   -----------    -----------    -----------
          Gross profit               6,791,507      7,007,107      5,436,706

Selling, general and
  administrative expenses            5,540,012      6,107,446      4,524,771

Related-party expense allocations      691,694        585,918        478,359
                                   -----------    -----------    -----------

          Operating income             559,801        313,743        433,576

Allocated interest expense             180,433        168,852        185,049
                                   -----------    -----------    -----------

          Income before income
            taxes                  $   379,368    $   144,891    $   248,527
                                   ===========    ===========    ===========

The accompanying notes to financial statements are an integral part of these statements.

                 HOME PHARMACY (A Division of ArcVentures, Inc.)
                STATEMENTS OF CASH FLOWS For the Years Ended June
                             30, 1995, 1994 and 1993


                                                1995        1994        1993
                                             ----------  ----------  ----------

Cash Flows from Operating Activities:
  Income before income taxes                 $  379,368  $  144,891  $  248,527
  Adjustments to reconcile income before
    income taxes to net cash provided
    by (used for) operating activities:
    Depreciation and amortization               170,623     126,755      66,607
    Changes in assets and liabilities:
      Receivables                               722,588  (1,777,933)  1,055,198
      Inventories                               660,752     836,423    (322,659)
      Prepaid expenses                           86,213     (13,867)    (56,266)
      Accounts payable, customer
        prepayments and other current
        liabilities                             635,263     577,231     609,167
      Deferred rent                             (29,180)     26,072      25,226
                                             ----------   ---------  ----------
               Net cash provided by
                 (used for) operating
                 activities                   2,625,627     (80,428)  1,625,800

Cash Flows Used for Investing
  Activities, purchases of property
  and equipment                                 (37,803)   (165,516)   (489,933)

Cash Flows from Financing Activities,
  advances from (payments to) ArcVentures,
  Inc., net                                  (2,587,824)    245,944  (1,135,867)
                                             ----------  ----------  ----------

               Net change in cash                   - -         - -         - -

Cash, beginning of year                             - -         - -         - -
                                             ----------  ----------  ----------

Cash, end of year                            $      - -  $      - -  $      - -
                                             ==========  ==========  ==========


The accompanying notes to financial statements are an integral part of these statements.

                 HOME PHARMACY (A Division of ArcVentures, Inc.)

                          NOTES TO FINANCIAL STATEMENTS
                             (NO DATES PER REQUEST)


1.   ORGANIZATION AND BASIS OF PRESENTATION:

General

Home Pharmacy, an operating division of ArcVentures, Inc. ("ARC"), is primarily in the business of operating a mail-order pharmacy. ARC is a wholly owned subsidiary of ArcVentures Development Corp., which is a wholly owned subsidiary of Access Health, Inc. Rush-Presbyterian-St. Lukes Medical Center ("RUSH") is the sole voting member of Access Health, Inc. On September 16, 1995, ARC sold Home Pharmacy (Note 9).

Basis of Presentation

These financial statements and the related footnotes have been prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission for filings pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

The accompanying financial statements, for all years presented, include those assets, liabilities, revenues and expenses (excluding income taxes) directly attributable to Home Pharmacy's operations. In addition, certain ARC and RUSH overhead expenses have been allocated to Home Pharmacy and included in the accompanying statements of revenues and expenses (excluding income taxes) as related-party allocations. The method of allocating costs has been deemed reasonable by management (Note 5).

As a result of Home Pharmacy's relationships with its affiliates, the financial information included herein does not necessarily reflect what the financial position and results of operations would have been had it operated as a stand-alone taxable entity during the years covered. Additionally, the accompanying financial statements may not be indicative of future operations or financial position.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Inventories

Inventories, primarily consisting of pharmaceutical drugs, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment

Property and equipment are capitalized and stated at cost, net of accumulated depreciation and amortization. Items of an ordinary maintenance or repair nature are charged directly to operations. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

        Asset Description                           Life
  -----------------------------              --------------------

  Office and pharmacy equipment                   10 years
  Minicomputer                                     5 years
  Computer software                                3 years
  Leasehold improvements                     Shorter of estimated
                                               useful lives or term
                                               of lease

Customer Prepayments

Prepayments   represent   advances  from  customers  for  future   shipments  of
pharmaceutical drugs.

Income Taxes

Home Pharmacy is not a separate tax-paying entity and does not have a tax-sharing agreement with ARC. As such, income taxes have not been allocated to Home Pharmacy.

Revenue Recognition

Revenue is recognized upon the shipment of pharmaceutical drugs.

3.       PROPERTY AND EQUIPMENT:

Property and equipment at June 30 consisted of the following:

                                                     1995           1994
                                                  ----------     ----------

  Office and pharmacy equipment                   $  825,413     $  805,761
  Minicomputer                                       223,245        223,245
  Computer software                                  100,000        100,000
  Leasehold improvements                              80,398         77,698
                                                  ----------     ----------
                                                   1,229,056      1,206,704

  Less, accumulated depreciation
    and amortization                                (527,952)      (372,780)
                                                  ----------     ----------
                                                  $  701,104     $  833,924
                                                  ==========     ==========


4.       DEFERRED RENT:

Home Pharmacy's office facility lease contains provisions for a rent-free period and scheduled rent increases. Deferred rent represents the difference between recognizing rent expense on a straight-line basis over the lease term and actual rent paid. This amount will be amortized over the life of the lease.

5.       TRANSACTIONS WITH RELATED PARTIES:

Beginning January 1, 1995, ARC assigned certain employees to Home Pharmacy; prior to that date Home Pharmacy leased its employees from RUSH. ARC and RUSH pay and provide for the employees' compensation (including all employee fringe benefits). ARC and RUSH charged Home Pharmacy for the wages and salaries at cost plus an additional 18% in 1995 and 17% in 1994 and 1993 to cover all employee fringe benefits. These rates may not be indicative of market rates. Home Pharmacy bears no ongoing liability for employee benefits as a result of this leasing arrangement with ARC.

ARC performs certain accounting, legal, communications, data processing, administrative and other services ("corporate services") that are not specifically attributable to Home Pharmacy. Charges for corporate services are allocated to Home Pharmacy on the basis of the underlying cost drivers in each area. Management believes that the ARC corporate services allocated to Home Pharmacy are reasonable estimates of the costs of services provided.

In addition, RUSH provides various services to ARC including accounting, legal, human resources, insurance and other administrative services ("administrative services"). RUSH and ARC negotiate the RUSH charges for these services based on RUSH's cost for providing these services. A portion of the RUSH administrative charges are then allocated to Home Pharmacy based on the same principles used to allocate ARC corporate services. Management believes that the RUSH charges allocated to Home Pharmacy are reasonable estimates of the costs of services provided.

In 1994 and 1993, ARC participated in a centralized cash management program administered by RUSH. Cash is sent to RUSH and advances were made by RUSH, as needed, to cover ARC's cash requirements. On July 1, 1994, ARC established its own centralized cash management system in which Home Pharmacy participates. Cash sent to ARC or RUSH and advances made by ARC or RUSH attributable to Home

Pharmacy have been treated as an adjustment to the "Equity-Investment By and Advances From ArcVentures, Inc." account in the accompanying financial statements. ARC allocates a portion of its interest expense to Home Pharmacy based on the ratio of Home Pharmacy's cumulative net cash advances to cumulative net cash advances for ARC as a whole. Management believes that the allocation of interest expense is representative of financing costs attributable to Home
Pharmacy and that the methodology used to allocate interest expense is reasonable.

Home Pharmacy fills mail-order pharmaceutical prescriptions for certain RUSH employees and bills RUSH at arm's length.

These transactions with related parties are included in the accompanying statements of revenues and expenses (excluding income taxes). These transactions (by caption) totaled as follows for the years ended June 30:

                                           1995           1994           1993
                                        ----------     ----------     ----------
  Related-party transactions:
    Net revenues--prescribtion
      services for RUSH employees       $  443,159     $  437,626     $  490,572
                                        ==========     ==========     ==========
    Selling, general and
      administration expenses,
      leased employee expenses:
      ARC                                1,434,014            - -            - -
      RUSH                               1,729,073      3,132,163      2,520,807
                                        ==========     ==========     ==========

  Related-party expense allocations:
    ARC corporate services              $  612,838     $  477,630     $  377,284
    RUSH administrative services            78,856        108,288        101,075
                                        ----------     ----------     ----------
                                        $  691,694     $  585,918     $  478,359
                                        ==========     ==========     ==========

  Allocated interest expense
    (interest rates at 4.7%, 3.5%,
    and 3.7% for 1995, 1994 and
    1993, respectively)                 $  180,433     $  168,852     $  185,049
                                        ==========     ==========     ==========


6.       OPERATING LEASES:

Home Pharmacy's office facilities are leased by ARC. The lease expires in the year 2000. ARC charges Home Pharmacy monthly based upon its estimated occupancy costs. Lease expense for the years ended June 30, 1995, 1994 and 1993, was $242,486, $257,948 and $166,336, respectively. These costs have been deemed reasonable by management and have been charged to selling, general and administrative expenses in the accompanying statements of revenues and expenses (excluding income taxes).

Home Pharmacy's allocation of ARC's future minimum lease payments are $47,000 through September 16, 1995, the date of the Home Pharmacy sale (Note 9).

7.       CONCENTRATION OF CREDIT RISK:

Home Pharmacy provides credit, in the normal course of business, to self-insured corporations, insurers and third-party administrators, entitlement programs, municipalities and individual patients. Home Pharmacy performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. When realized, these losses have been within management's expectations.

In 1995, three customers accounted for 52% of revenues. In 1994 and 1993, three and two customers accounted for 56% and 48%, respectively, of revenues.

One of the above customers opted not to renew its contract with Home Pharmacy. The contract expired in December, 1994. This customer accounted for approximately 12%, 19% and 17% of Home Pharmacy's revenue during 1995, 1994 and 1993, respectively.

8.       COMMITMENTS AND CONTINGENCIES:

In the ordinary course of conducting its business, Home Pharmacy may become subject to disputes from its customers concerning the distribution of pharmaceutical drugs. As of June 30, 1995, management believes that there is no material exposure in this area.

9.       SUBSEQUENT EVENT:

On September 16, 1995 Mednet, MPC Corporation (Mednet) acquired certain assets and assumed certain liabilities of Home Pharmacy for $8,000,000 in cash and two promissory notes for $2,500,000 and $4,650,000, respectively. The $4,650,000 promissory note is contingent on Home Pharmacy's meeting specified performance levels. Also, Mednet agreed to purchase the inventory on hand at the closing date.

                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Medical Service Agency, Inc.


         We have audited the accompanying consolidated balance sheets of Medical Service Agency, Inc. and subsidiary as of December 31, 1993, 1992 and 1991 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Service Agency, Inc. and subsidiary as of December 31, 1993, 1992 and 1991, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                                        /s/ McKonley-Asbury


Harrisburg, Pennsylvania
September 30, 1994

                   MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                        DECEMBER 31, 1993, 1992 AND 1991



                                     ASSETS


                                                                                1993                  1992                  1991
                                                                            -----------           -----------           ------------
Current assets
  Cash (note 2) ..................................................          $   960,850           $   636,423           $   303,970
  Accounts receivable
    Trade (note 1) ...............................................            1,943,428               834,204               386,559
    Employee .....................................................                  489                   241
  Loan receivable - officer (note 3) .............................              171,222               103,469               107,256
  Other receivables ..............................................               28,396                21,525
  Prepaid expenses ...............................................               56,845                59,493
                                                                            -----------           -----------           -----------

          Total current assets ...................................            3,161,230             1,655,355               797,785
                                                                            -----------           -----------           ------------

Office properties and equipment,
  at cost (notes 1 and 5) ........................................              246,958                63,896                14,900
Accumulated depreciation .........................................              (41,828)               (9,636)               (2,606)
                                                                            -----------           -----------           -----------

                                                                                205,130                54,260                12,294
                                                                            -----------           -----------           ------------

Other assets
  Customer contracts (net of amortization
    of $63,602 in 1993 and $23,432 in 1992)
    (note 4) .....................................................              538,945               579,115
  Deposits and advances ..........................................                1,295                                       1,000
                                                                            -----------           -----------           ------------

                           Total other assets ....................              540,240               579,115                 1,000
                                                                            -----------           -----------           ------------

                                                                            $ 3,906,600           $ 2,288,730           $   811,079
                                                                            ===========           ===========           ============


                                    The   accompanying  notes  are  an  integral
                                          part of these financial statements.


LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                               1993                   1992                   1991
                                                                           -----------              ---------           ------------
Current liabilities
  Current maturities of long-term
    obligations (note 5)
    Notes payable ..............................................           $   218,750             $                    $
    Notes payable - officer ....................................                78,549                 78,549
    Obligation under capital leases ............................                 7,021
  Accounts payable .............................................             2,414,217              1,097,459                156,333
  Accrued expenses .............................................                69,542                 38,977                 28,994
  Deferred income taxes (notes 1 and 7) ........................                                                              51,556
                                                                           -----------             ----------           ------------

          Total current liabilities ............................             2,788,079              1,214,985                236,883
                                                                           -----------             ----------           ------------

Long-term obligations (note 5)
  Notes payable ................................................               556,250                775,000                337,500
  Notes payable - officer ......................................               235,647                314,195
  Obligation under capital lease ...............................                71,514
  Commitments and contingencies (note 10)
                                                                           -----------             ----------           ------------

          Total long-term debt obligations .....................               863,411              1,089,195                337,500
                                                                           -----------             ----------           ------------

Stockholders' equity
  Preferred  stock,  $1  par  value;   authorized  25,000  shares,   issued  and
    outstanding 8,736 shares (carrying aggregate
    liquidation preferences of $449,904) .......................                 8,736
    (note 8)
  Common stock, $1 par value; authorized
    100,000 shares, issued and outstanding
    49,500 shares ..............................................                49,500                 49,500                 45,288
    Additional paid-in capital .................................               911,810                170,546                170,546
    Retained earnings ..........................................              (714,936)              (235,496)                20,862
                                                                           -----------            -----------           ------------

          Total stockholders' equity ...........................               255,110                (15,450)               236,696
                                                                           -----------            -----------           ------------

                                                                           $ 3,906,600            $ 2,288,730           $    811,079
                                                                           ===========            ===========           ============



                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991



                                                                             1993                   1992                   1991
                                                                         ------------           ------------           -------------

Income
         Plan administration ..................................          $ 23,454,372           $  7,723,456           $    129,266
         Manufacturer's reimbursements ........................             1,166,807                879,229                361,248
         Membership ...........................................                25,614                  3,702
         Consulting ...........................................                83,133                160,502                 59,984
         Auditing .............................................                                                              85,567
         Workman's compensation ...............................               111,872                 55,535
                                                                         ------------           ------------          --------------

Total income ..................................................            24,841,798              8,822,424                636,065
                                                                         ------------           ------------          --------------

Cost of goods sold
         Plan administration ..................................            22,815,233              7,409,360
         Manufacturer's reimbursements ........................               552,588                520,363                207,872
         Data processing costs ................................               240,120                 87,521
         Membership ...........................................                68,140                 24,737                    162
         Consulting ...........................................                70,581                117,977                 65,340
         Workman's compensation ...............................                93,608                 55,380
         Commissions ..........................................               130,966                 54,068                  2,500
                                                                         ------------             ----------            ------------

Total cost of sales ...........................................            23,971,236              8,269,406                275,874
                                                                         ------------             ----------            ------------

Gross profit ..................................................               870,562                553,018                360,191
                                                                         ------------             ----------            ------------

Operating expenses
         Selling expenses .....................................               219,822                109,384                 15,502
         General and administrative expenses ..................             1,049,170                660,115                189,480
                                                                         ------------             ----------            ------------

Total operating expenses ......................................             1,268,992                769,499                204,982
                                                                         ------------             ----------            ------------

Operating income ..............................................              (398,430)              (216,481)               155,209
                                                                         ------------             ----------            ------------

Other income (expense)
         Interest income ......................................                23,381                 22,804                  3,692
         Interest expense .....................................              (104,391)              (108,198)               (11,594)
                                                                         ------------            -----------            -----------

Total other income (expense) ..................................               (81,010)               (85,394)                (7,902)
                                                                         ------------            -----------            -----------

Net income before taxes .......................................              (479,440)              (301,875)               147,307

Income taxes (benefit) (notes 1 and 7) ........................                     0                (49,729)                53,728
                                                                         ------------           ------------            ------------

Net income ....................................................          $   (479,440)          $   (252,146)          $     93,579
                                                                         ============           ============           ============

Earnings per common share (note 11) ...........................          $      (7.70)          $      (5.33)          $       2.49
                                                                         ============           ============           ============



                                    The   accompanying  notes  are  an  integral
                                          part of these financial statements.

                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991




                                                                                        Additional
                                                   Preferred           Common           Paid-In           Retained
                                                      Stock              Stock           Capital           Earnings          Total


Balance - January 1, 1991 .................        $                  $  33,038         $  82,796         $ (72,717)      $  43,117
Net income ................................                                                                  93,579          93,579
Issuance of common stock ..................                              12,250            87,750                           100,000
                                                   ----------         ---------         ---------         ---------      ----------

Balance - December 31, 1991 ...............                              45,288           170,546            20,862         236,696

Net income (loss) .........................                                                                (252,146)       (252,146)
Common stock issued for no
 consideration ............................                               4,212                              (4,212)
                                                  ----------          ---------        ----------        ----------      -----------

Balance - December 31, 1992 ...............                              49,500           170,546          (235,496)        (15,450)

Net income (loss) .........................                                                                (479,440)       (479,440)

Issuance of preferred stock
 (note 8) .................................            8,736                             741,264                            750,000
                                                   ---------         ---------         ---------         ---------        ---------

Balance - December 31, 1993 ...............        $   8,736         $  49,500         $ 911,810         $(714,936)       $ 255,110
                                                   =========         =========         =========         =========        =========



                   The accompanying notes are an integral part
                          of these financial statements

                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                                              1993                   1992                   1991
                                                                          -----------            -----------            ------------

Cash flows from operating activities
  Net income (loss) ...........................................           $  (479,440)           $  (252,146)           $    93,579
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities
      Depreciation and amortization ...........................                72,362                 30,462                  1,462
      Deferred income taxes ...................................                                      (51,556)                53,728
      (Increase) decrease in
         Accounts receivable ..................................            (1,184,096)              (465,624)              (452,148)
         Prepaid expenses .....................................                 2,648                (59,493)
         Deposits and advances ................................                (1,295)                 1,000
       Increase (decrease) in
         Accounts payable .....................................             1,316,758                941,126                154,033
         Accrued liabilities ..................................                30,565                  9,983                 28,919
                                                                          -----------           ------------            -----------

               Net cash provided by (used
               in) operating activities .......................              (242,498)               153,752               (120,427)
                                                                          -----------           ------------            -----------

Cash flows from investing activities
  Purchase of property and equipment ..........................              (100,036)               (48,996)                (6,736)
  Acquisition of contracts ....................................                                     (602,547)
                                                                          -----------           ------------            -----------

               Net cash used in investing
               activities .....................................              (100,036)              (651,543)                (6,736)
                                                                          -----------           ------------            -----------

Cash flows from financing activities
  Long-term borrowings ........................................                                      830,244                337,500
  Debt reduction
    Long-term obligations .....................................               (78,549)                                       (6,695)
    Capital lease obligations .................................                (4,490)
  Proceeds from issuance of stock .............................               750,000                                       100,000
                                                                           ----------           ------------            -----------

               Net cash provided by
               financing activities ...........................               666,961                830,244                430,805
                                                                           ----------           ------------            -----------

Net increase in cash ..........................................               324,427                332,453                303,642

Cash - beginning ..............................................               636,423                303,970                    328
                                                                          -----------            -----------            -----------

Cash - ending .................................................           $   960,850            $   636,423            $   303,970
                                                                          ===========            ===========            ===========

Schedule of noncash investing and
  financing activities
  Purchase of equipment .......................................           $   183,062
  Capital lease obligations ...................................               (83,026)
                                                                          -----------
                                                                          $   100,036
                                                                          ===========


                                    The   accompanying  notes  are  an  integral
                                          part of these financial statements.

                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 1.      SUMMARY OF ACCOUNTING POLICIES

         Formation

         The Company was incorporated on June 7, 1989 under the laws of the Commonwealth of Pennsylvania and is engaged primarily in the business of administering prescription drug discount programs for corporations and other organizations. The Company extends credit to its clients which are located throughout the United States.

         Consolidated Basis of Presentation

         The 1993 and 1992 financial statements reflect the consolidated financial position and results of operations of Medical Service Agency, Inc. and its wholly-owned subsidiary, Sherman Management Group, Inc. Sherman Management Group, Inc. was acquired in a cash for stock transaction on June 5, 1992, and is engaged in the same line of business as the parent company. All material inter-company balances and transactions have been eliminated.

         Revenue Recognition

         The Company and its wholly-owned subsidiary recognize income under the accrual method of accounting, consistent with reporting for federal income tax purposes.

         Allowance for Doubtful Accounts

         The Company uses the direct write-off method to record bad debts. Accounts receivable at each balance sheet date represent balances deemed collectible by the Company, including a receivable $54,331 from Care Choices Health Plans and a receivable of $68,507 from RxChoice Preferred, both of which are under contention.

         Property and Equipment


         Property and equipment are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized and deductions are made for retirements resulting from renewals or betterments.

         Depreciation expense amounted to $32,192, $7,030 and $1,462 in 1993, 1992, and 1991.

         Amortization of Contracts

         The cost of contracts acquired in the purchase of Sherman Management Group, Inc. are being amortized on a straight-line basis over a period of 15 years (see notes 4 and 9).

         Income Taxes

         The Company has elected to adopt the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," retroactively for all periods presented. A provision for deferred income taxes has been made to reflect the income tax benefit of available net operating loss carryforwards. Similarly, an offsetting valuation allowance has been established since the generation of future profits to offset the loss carryforwards is uncertain.


 2.      UNINSURED CASH BALANCES

         The Company maintains operating account balances at a financial institution in excess of FDIC insurance limits. At December 31, 1993 the uninsured balances amounted to $562,293.

 3.      LOAN RECEIVABLE - OFFICER

         The Company has agreed to permit its majority shareholder to borrow up to $150,000 on an unsecured basis from the Company. At December 31, 1993, 1992 and 1991, a total of $171,222, $103,469 and $107,256 was outstanding under the agreement. Amounts so borrowed were due to be repaid on June 7, 1994, together with interest accrued thereon computed at a rate of 6% per annum. Because the Company simultaneously owes funds to the shareholder under a stock purchase agreement (see note 5), the due date for repayment of the advances has been extended indefinitely, and the requirement to limit advances to $150,000 has been waived.


4.      CONTRACTS

         On June 5, 1992, the Company acquired the assets of Sherman Management Group, Inc., which consisted of contracts with employers to provide administrative services for prescription drug programs (see note 9). These contracts are being amortized on a straight-line basis over a period of 15 years which, in management's opinion, approximates the expected economic life of the contracts (see note 1). Contracts at December 31, 1993, 1992 and 1991 consist of:



                                               1993         1992        1991


Contracts ............................      $602,547      $602,547    $      0
Less accumulated amortization ........        63,602        23,432
                                            --------      --------    ---------

                                            $538,945      $579,115    $      0
                                            ========      ========    ========


5.       LONG-TERM OBLIGATIONS

         Long-term obligations at December 31, 1993, 1992 and 1991 consist of the following:


                                               1993          1992        1991

Installment notes payable, unsecured, payable in annual installments of $218,750 each in 1994, 1996 and 1997 and $118,750 in 1995 plus interest at 9% per
annum ...................................   $  775,000   $  775,000   $  337,500

Installment notes payable officer, are due to the principal shareholder of the Company (see notes 9 and 12), unsecured, payable in annual installments of
$78,549  plus  interest at prime plus 1% (a total of 7% at December  31,  1993), with
maturities through April 1997  ..........      314,196      392,744
                                            ----------   ----------   ----------

        Total obligations ...............    1,089,196    1,167,744      337,500

        Less current maturities .........      297,299       78,549
                                            ----------   ----------   ----------

        Total long-term obligations .....   $  791,897   $1,089,195   $  337,500
                                            ==========   ==========   ==========


         Maturities of long-term obligations in each of the next five years are approximately as follows:

                  1994                          $  297,299
                  1995                          $  197,299
                  1996                          $  297,299
                  1997                          $  297,299
                  1998                          $        0

         Capital Lease Obligation
         ------------------------

         The Company entered into an agreement to lease an automobile under a capital lease arrangement. The lease agreement provides for a minimum monthly lease payment of $1,247 through April 1998 plus a lump-sum payment of $42,000 at the end of the lease period. The leased vehicle has a carrying value of $94,270 at December 31, 1993.

         At December 31, 1993, the future minimum lease payments under the capital lease were as follows:

     1994                                                             $ 14,964
     1995                                                               14,964
     1996                                                               14,964
     1997                                                               14,964
     1998                                                               46,988
                                                                      --------
                                                                       106,844
     Less amount representing interest                                  28,309
                                                                      --------
     Net present value of minimum
       capital lease payments                                           78,535

     Less current portion                                                7,021
                                                                      --------

     Long-term portion                                                $ 71,514
                                                                      ========

         The Company is depreciating the net present value of minimum capital lease payments by the straight-line method over the useful life of the vehicle.

         Interest Costs

         Total interest costs incurred in 1993, 1992 and 1991 for all notes and agreements were $104,391, $108,198 and $11,594. Total interest costs paid in 1993, 1992 and 1991 were $85,312, $90,648 and $11,594.


 6.      LEASES

         The Company leases its office facility and certain equipment under noncancellable lease arrangements. The facility lease has a renewal option for an additional 5-year period, the rental to be adjusted by the annual percentage change in the consumer price index.

         At December 31, 1993, the future minimum lease payments under these operating leases were approximately as follows:

                  1994              $   45,708
                  1995              $   47,787
                  1996              $   50,585
                  1997              $    4,711
                  1998              $        0

         Rental expense under these agreements amounted to $42,278, $22,366, and none for the years ended December 31, 1993, 1992 and 1991.


         Income taxes for the years ended December 31, 1993, 1992 and 1991 consist of the following:

                                           1993           1992            1991
                                         --------       --------       ---------
Taxes currently payable
  Federal ..........................     $      0       $      0       $      0
  State ............................            0          1,827              0
                                         --------       --------       --------
                                                0          1,827              0
                                         --------       --------       --------
Deferred taxes
  Federal ..........................            0        (32,990)        35,162
  State ............................            0        (18,566)        18,566
                                         --------       --------       --------
                                                0        (51,556)        53,728
                                         --------       --------       --------
                                         $      0       $(49,729)      $ 53,728
                                         ========       ========       ========
     Effective income tax rate
      (before effect of timing
      difference reversals) ........            0%             0%            36%
                                         =========      =========      =========

 7.         INCOME TAXES

         The differences between the statutory federal income tax rate and the effective income tax rates are as follows:

                                         1993            1992             1991


Pre-tax income (loss) ..........      $(479,440)      $(301,875)      $ 147,307

Tax at statutory rate ..........      $(163,010)      $(102,638)      $  50,084
Federal surtax exemption .......                                         (9,385)
State income tax ...............                                         18,556
Timing differences .............        163,010         102,638          (5,527)

                                      $       0       $       0       $  53,728

         Deferred income tax expense at December 31, 1993, 1992 and 1991 consisted of the following tax effects of timing differences:

                                            1993           1992           1991


Income recognition .................      $      0       $(51,556)      $ 53,239
Depreciation deduction .............             0              0            489

                                          $      0       $(51,556)      $ 53,728

         The net deferred tax benefits in the accompanying balance sheets include the following components:

                                           1993           1992           1991


Deferred tax assets ...............      $ 73,856       $ 84,160       $  3,075
Deferred tax liabilities ..........       (26,281)        (6,222)             0
Deferred tax asset valuation
 allowance ........................       (47,575)       (77,938)        (3,075)

                                         $      0       $      0       $      0

         A valuation allowance of 100% of the net of deferred tax assets and liabilities has been established since the generation of future taxable income against which to offset the net operating loss carryforwards cannot be predicted with reasonable certainty.

         The Company has net  operating  losses of $563,961  available to offset future federal income through 2008, and net operating losses of $578,140 available to offset future Pennsylvania taxable income through 1998.

         The Company paid income taxes of $1,827 in 1993, and none in 1992 and 1991.

 8.         PREFERRED STOCK ISSUE

         On March 24, 1993, the Company entered into an agreement with Health Care Services, Inc. (HCS) whereby HCS agreed to purchase 8,736 shares of Series A Preferred Stock, representing 15% of all outstanding stock, for consideration of $450,000. In addition, HCS purchased an option to increase its total stock holdings to 25% of total outstanding stock for consideration of $300,000. This option agreement, which is exercisable from April 1, 1994 through March 31, 1999, allows HCS to acquire the additional preferred shares for a total price of $1,000. The purchase agreement also allows HCS to name one director to the Board of Directors, and requires the Company to market and promote (under the supervision and direction of HCS) the RxChoice prescription drug program of HCS. The Company is required to spend at least $250,000 within one year of March 24, 1993 to promote the program.

         The Series A Preferred Stock has the same voting rights as the common stock. It is convertible into common stock on a one-for-one basis; this conversion rate is to be adjusted to equal the ratio of preferred stock to common stock as of March 24, 1993 should additional common shares be issued prior to the exchange privilege being exercised. The Series A Preferred shareholders are to be paid $51.50 per share plus all declared but unpaid dividends upon the liquidation or dissolution of the Company. These payments are to be made after satisfaction of all creditors, but before any payment to common shareholders. After such payments are made to the preferred shareholders, the preferred and common shareholders will share any remaining assets and distributions on a pro-rata basis. A merger or consolidation involving the Company will be deemed a liquidation for purposes of the agreement with HCS, unless the holders of the Series A Preferred Stock receive in exchange preferred stock having terms and conditions no less favorable, as determined by a majority of the holders of the Series A Preferred Stock, than the terms and conditions of the Series A Preferred Stock.


 9.         ACQUISITION OF SUBSIDIARY

         On June 5, 1992, the Company acquired the stock of Sherman Management Group, Inc. (SMG) for $105,000 in cash and a long-term note of $392,744 (see notes 1, 4, 5 and 12) and forgiveness of debt of $98,906. The purchase method was used to account for the acquisition, and the purchase price was allocated as follows:
            Cash                                                   $   78,555
            Accounts receivable                                       749,182
            Contracts                                                 602,547
            Accounts payable                                         (833,634)

                                                                   $  596,650

         The Company is presently operating the business as a subsidiary under the Sherman Management Group, Inc. name. The accompanying financial statements include the operation of Sherman Management Group, Inc. from June 5, 1992 through December 31, 1992 and for the 1993 calendar year.

         Prior to acquisition, Sherman Management Group, Inc. was owned 100% by the majority shareholder of Medical Service Agency, Inc.

         The costs of acquired contracts is being amortized over the expected economic life of the contracts (see notes 1 and 4).

    Supplemental Pro-Forma Information (Unaudited)

         Presented below is a schedule showing results of operations on a pro-forma basis to reflect the activity of the Company and SMG as though SMG were consolidated with the Company for all of 1992 and 1991:

                                                      1992             1991
                                                   (Unaudited)      (Unaudited)

Revenue .....................................     $ 11,539,468      $  2,950,117
Income (loss) before extraordinary items ....     $   (251,534)     $     91,760
Net income (loss) ...........................     $   (251,534)     $     91,760
Earnings (loss) per share ...................     $      (5.32)     $       2.44


10.         COMMITMENTS AND CONTINGENCIES

         The Company has an employment agreement with its majority shareholder, and a second employment agreement with another officer/shareholder which provide for salary continuation, life insurance, and medical insurance. The agreements have provisions which require the continuation of these benefits for each unexpired year through December 31, 2002, should certain events occur and employment is terminated. These events include termination for cause, disability of the individual(s), or termination by agreement. In addition, in the event of death of either individual, the Company will continue to pay the spouse of that individual the then-current compensation for the remaining term of the contract, however not less than for a one-year period.

         Assuming the occurrence of qualifying events for both individuals, the following amounts, expressed in dollar amounts in effect as of the date of these financial statements, would be payable for salaries, life insurance and medical insurance:

             If Activated             Amount         If Activated       Amount
             On January 1            Payable         On January 1       Payable

                      1994          $2,013,804          1999          $  895,024
                      1995          $1,790,048          2000          $  671,268
                      1996          $1,566,292          2001          $  447,512
                      1997          $1,342,536          2002          $  223,756
                      1998          $1,118,780


11.         EARNINGS PER COMMON SHARE

         Earnings per common share is based on the weighted average number of common stock and Series A Preferred Stock outstanding as follows:

                                                   1993        1992        1991
Common stock
   Shares outstanding from
    beginning of period ....................      49,500      45,288      33,038
   Issuance of common stock in third
    quarter, 1991 ..........................                               4,594
   Issuance of common stock in 1992 ........                   1,998
                                                  49,500      47,286      37,632
Common stock equivalents
   8,736 shares Series A Preferred
    Stock, issued March 24, 1993,
    with option to acquire 7,764
    additional shares ......................      12,748

Weighted average number of shares ..........      62,248      47,286      37,632

         Since there were no other potentially dilutive securities, fully diluted earnings per share was not reported.


12.         RELATED PARTY TRANSACTIONS

         The Company has a note payable to its principal shareholder in the amount of $314,196 at December 31, 1993 and $392,744 at December 31, 1992 (see
note 5). At the same time, the shareholder owed the Company $171,222, $103,469 and $107,256 at December 31, 1993, 1992 and 1991 (see note 3). The shareholder owned 49%, 66% and 72% of the outstanding common stock and common stock equivalents at December 31, 1993, 1992 and 1991.


13.         SUBSEQUENT EVENT

         On August 30, 1994, the Company received an offer to purchase substantially all of its assets. The offer was extended by an unrelated corporation engaged in the same industry as the Company. The Company intends to consider this offer, but a definitive agreement had not been signed as of the date of these financial statements.

                             FAMILY PHARMACEUTICALS
                                OF AMERICA, INC.

                                FINANCIAL REPORT

                                DECEMBER 31, 1993

                         T A B L E O F C O N T E N T S


                                                                          PAGE

INDEPENDENT AUDITOR'S REPORT
FINANCIAL STATEMENTS

         Balance sheets ....................................................

         Statements of income ..............................................
         Statement of stockholders' equity .................................
         Statements of cash flows ..........................................
         Notes to financial statements .....................................

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Family Pharmaceuticals of America, Inc.
Mt. Pleasant, South Carolina


We have audited the accompanying balance sheet of Family Pharmaceuticals of America, Inc. as of December 31, 1993, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Pharmaceuticals of America, Inc. as of December 31, 1993, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As explained in Note 5 to the financial statements, on June 30, 1994, Medi-Mail, Inc. acquired all of the Company's outstanding common stock.



                                                  /s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
July 29, 1994

                                                  BALANCE SHEETS
                                        December 31, 1993 and June 30, 1994


                                                             December 31,    June 30,
          ASSETS                                                 1993         1994
- --------------------------------------------------------------------------------------

CURRENT ASSETS .............................................               (Unaudited)
  Cash .....................................................   $  66,807   $   1,839
  Accounts receivables, less allowance for doubtful accounts
    $15,000 1993 and 1994 ..................................     115,638     120,601
  Other receivable .........................................        --        20,000
  Inventories ..............................................     140,196     102,964

  Investment in partnership (Note 2) .......................     181,782        --
  Other current assets .....................................      10,359       6,769

          Total current assets .............................   $ 514,782   $ 252,173


EQUIPMENT, less accumulated depreciation of $84,137 in 1993;
  $82,597 in 1994 ..........................................   $   5,312   $   7,196


                                                               $ 520,094   $ 259,369

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Shareholder note payable (Note 3) ........................   $  50,000   $    --
  Accounts payable and accrued expenses ....................     244,882     100,742


          Total current liabilities ........................   $ 294,882   $ 100,742


COMMITMENT (Note 4)


STOCKHOLDERS' EQUITY
  Common stock, $1.00 par value; 250,000 shares authorized,
    185,925 shares issued and outstanding ..................   $ 185,925   $ 185,925
  Additional paid-in capital ...............................      21,268      21,268

  Retained earnings (deficit) ..............................      18,019     (48,566)


                                                               $ 225,212   $ 158,627


                                                               $ 520,094   $ 259,369


See Notes to Financial Statements.

                    FAMILY PHARMACEUTICALS OF AMERICA, INC.

                              STATEMENTS OF INCOME Year Ended December 31, 1993 and Six Months Ended June 30,
                                 1994 and 1993



                                                     December 31,    June 30,       June 30,
                                                         1993          1994           1993
- -----------------------------------------------------------------------------------------------
                                                                    (Unaudited)    (Unaudited)

Net sales ........................................   $ 2,451,427    $ 1,030,686    $ 1,092,144
Cost of goods sold ...............................     2,021,031        796,654        852,595


          Gross profit .                             $   430,396    $   234,032    $   239,549

Selling, general, and administrative expenses ....       615,965        280,125        271,009


          Operating loss                             $  (185,569)   $   (46,093)   $   (31,460)

Other income (expense):
         Partnership income (Note 2) .............       259,421           --          165,821
         Gain on partnership termination (Note 2)           --          100,000           --
         Interest income .........................         2,905          1,952          1,748

         Interest expense ........................        (6,475)        (2,230)        (4,411)


         Net income ...                              $    70,282    $    53,629    $   131,698


See Notes to Financial Statements.

                    FAMILY PHARMACEUTICALS OF AMERICA, INC.

                     STATEMENT OF  STOCKHOLDERS'  EQUITY Year Ended December 31,
              1993 and Six Months Ended June 30,
                                      1994





                                                                           Additional
                                                   Common Stock             Paid-In           Retained
                                                Shares        Dollars        Capital           Earnings       Total
- -------------------------------------------------------------------------------------------------------------------


Balance, December 31, 1992 .............        185,925       $185,925       $ 21,268        $ 97,205      $304,398

  Net income ...........................           --             --             --            70,282        70,282

  Distribution to stockholders .........           --             --             --          (149,468)     (149,468)


Balance, December 31, 1993 .............        185,925       $185,925       $ 21,268       $  18,019      $225,212



See Notes to Financial Statements.

                    FAMILY PHARMACEUTICALS OF AMERICA, INC.

                            STATEMENTS OF CASH FLOWS Year Ended December 31, 1993 and Six Months Ended June 30,
                                 1994 and 1993



                                                                                          December 31,      June 30,       June 30,
                                                                                             1993            1994           1993


                                                                                                         (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
         Net income ................................................................      $  70,282       $  53,629       $ 131,698
         Adjustments to reconcile net income to net cash
                  provided by (used in) operating activities:
                  Depreciation .....................................................          2,302           1,150           1,152
                  Undistributed earnings of partnership ............................       (218,199)           --          (104,321)
                  Gain on partnership termination ..................................           --          (100,000)           --
                  Change in assets and liabilities:
                           (Increase) decrease in:
                             Accounts receivable ...................................        (34,023)         (4,963)        (13,655)
                             Inventories ...........................................        (13,030)         37,232          (9,452)
                             Other assets ..........................................           (124)            556           2,966
                           Increase (decrease) in accounts payable and
                             accrued expenses ......................................        184,760        (144,140)         23,056



                                    Net cash provided by (used in) operating
                                            activities .............................      $  (8,032)      $(156,536)      $  31,444


CASH FLOWS FROM INVESTING ACTIVITIES,
         Distributions received from partnership ...................................      $ 280,946       $ 261,782       $ 105,000


CASH FLOWS FROM FINANCING ACTIVITIES
         Principal payments on line of credit ......................................      $ (75,000)      $    --         $ (75,000)
         Principal payments on shareholder note payable ............................        (75,250)        (50,000)        (75,250)
         Distributions to shareholders .............................................       (149,468)       (120,214)        (64,001)
         Proceeds from note payable ................................................        143,250            --           143,520
         Payments on note payable ..................................................       (143,250)           --              --


                                    Net cash (used in) financing activities ........      $(299,718)      $(170,214)      $ (70,731)


                                    Increase (decrease) in cash ....................      $ (26,804)      $ (64,968)      $  65,713

         Beginning .................................................................         93,611          66,807          93,611

         Ending ....................................................................      $  66,807       $   1,839       $ 159,324


         Cash payments for interest ................................................      $   6,475       $   2,230       $   4,411


See Notes to Financial Statements.

                    FAMILY PHARMACEUTICALS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS


                                     NOTE 1
             NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES


                               Nature of business

The Company primarily operates a mail order pharmacy dispensing prescription drugs to customers throughout the United States.


       A summary of the Company's significant accounting policies follows:


                            Investment in partnership

The investment in the partnership is accounted for by the equity method. Under this method, the Company's proportionate share of the partnership's net income is recognized as income and added to the investment account, and distributions received from the partnership are treated as a reduction of the investment account. As described in Note 2, the partnership was terminated effective December 31, 1993.


                                   Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist primarily of prescription drugs.


                                    Equipment

Equipment is recorded at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets.


                                  Income taxes

The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal income tax law which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.


                         Unaudited financial statements

The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles. The unaudited financial statements contain all adjustments (which include only normal and recurring adjustments) necessary to present fairly the Company's financial position at June 30, 1994 and the results of operations and its cash flows for the six months ended June 30, 1994 and 1993.


                                     NOTE 2
                            PARTNERSHIP TRANSACTIONS


The Company is one of two partners in Family Biomedical Health Services, a partnership. The Company has a 50% interest in the partnership which primarily provides infusion therapy supplies and services and other home health care services. During the year ended December 31, 1993, the Company recorded $259,421 of other income from its interest in the partnership. On January 24, 1994, the partnership was terminated effective December 31, 1993. Under terms of the termination agreement, the Company will receive its basis in the partnership as of December 31, 1993, $181,782, plus an additional $100,000 from the other partner. As of July 29, 1994, the Company had received $261,782 of the $281,782 it is scheduled to receive under the termination agreement.

The Company has elected to omit disclosure of summarized financial information of the partnership because it is not part of the Company's continuing operations due to the termination of the partnership.

                                     NOTE 3
                            SHAREHOLDER NOTE PAYABLE


As of December 31, 1993, the Company owed $50,000 to the majority shareholder under the terms of an unsecured note payable due on demand and bearing interest at prime (6% at December 31, 1993) plus 1%. The note was paid in full prior to June 30, 1994.


                                     NOTE 4
                                LEASE COMMITMENT


The Company leases its facility under the terms of an operating lease which expires in January 1997. Total rent expense under this lease was $30,812 for the year ended December 31, 1993.

The approximate future minimum lease payments under the lease as of December 31, 1993 are as follows:

         Year Ending
         December 31,

            1994                                  $ 30,684
            1995                                    31,511
            1996                                    32,477
            1997                                     2,713


            Total minimum lease payments         $  97,385


                                     NOTE 5
                                SUBSEQUENT EVENT

On June 30, 1994, all of the Company's outstanding common stock was acquired by Medi-Mail, Inc., a Las Vegas corporation primarily engaged in the managed prescription care industry.

                                     PART II

                   Information Not Required in the Prospectus

Item 13.  Other expenses of issuance and distribution.

   All expenses of the offering will be paid by the Company. Total estimated expenses in connection with the issuance and distribution of the Common Shares are as follows:


SEC Registration Fee                                                     $11,041
Legal Fees and Expenses                                                   40,000
Accounting Fees and Expenses                                              30,000
Miscellaneous                                                             18,959

Total:                                                                  $100,000

Item 14.  Indemnification of Directors and Officers.

   Under Sections 78.385 and 78.403 of the Nevada Revised Statutes and Article IX and Article XI of the Company's Second Amended and Restated Articles of Incorporation, the Company's directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such.

Item 15.  Recent Sales of Unregistered Securities.

                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================

1992 (commencing June 30, 1992)
- -------------------------------

Options to purchase           9/92                 86,000  Six Directors of Medi-  Directors Stock Option at     Section 4(2)
Common Shares                                              Mail, Inc.1             exercise price of $2.95
                                                                                   per share
Options to purchase           9/92                 70,500  Seven employees of      Employee Stock Option         Section 4(2)
Common Shares                                              Medi-Mail, Inc.2        at exercise price of $2.95
                                                                                   per share
Common Stock                 10/92                 13,333  Alan Springer           Buyout of Commission          Section 4(2)
$0.01 par value                                                                    Agreements
Common Stock $0.01           12/92                333,333  Avesis Pharmacy         Acquisition of Avesis         Section 4(2)
par value                                                                          Pharmacy Assets

1993
- ----

Options to purchase           1/93                 80,000  Directors of Medi-      Directors Stock Option at     Section 4(2)
Common Shares                                              Mail, Inc.              exercise price of $2.50
                                                                                   per share
Options to purchase           1/93                 35,000  M.B. Merryman           Employee Stock Options        Section 4(2)
Common Shares                                                                      to purchase 15,000
                                                                                   shares at exercise price
                                                                                   of $2.76 per share and
                                                                                   20,000 shares at exercise
                                                                                   price of $2.50 per share
Warrants to purchase          1/93                 50,000  Ladenburg Thalmann      Issued pursuant to            Section 4(2)
Common Shares at                                                                   investment banking
$3.00 per share                                                                    agreement

Warrants to purchase          3/93                 40,000  Gabriel Wisdom          Issued pursuant to            Section 4(2)
Common Shares at                                                                   agreement to extend First
$2.75 per share                                                                    Trust Deed dated 3/2/93

Common Stock                  3/93                 13,000  Ralph and Betty         Rent and Settlement           Section 4(2)
$0.01 par value                                            Engelstead              Agreement

Common Stock                  4/93                 31,000  Howard Hassman          $31,000                          Reg. D
$0.01 par value

Common Stock                  4/93              4,053,600  Four overseas           $3,702,946                       Reg. S
$0.01 par value               5/93                         distributors: U.S.
                                                           Milestone, Alliance
                                                           Global, Prime Net and
                                                           Spenser Trask

                                      119


                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================

Common Stock                  5/93                237,872  Ralph DeFay             Conversion of debt            Section 4(2)
$0.01 par value                                            Jon Kurtin              issued in exchange for
                                                           Mike Fisher             acquisition of assets of
                                                                                   various retail pharmacies
                                                                                   in San Diego, CA

Common Stock                  5/93              1,500,000  Edward Heil             $1,500,000                       Reg. D
$0.01 par value

Options to purchase           6/93                300,000  Directors of Medi-      Director Stock Options at     Section 4(2)
Common Shares                                              Mail, Inc.              exercise price of $1.75
                                                                                   per share

Options to purchase           6/93                 20,000  M.B. Merryman           Employee Stock Options        Section 4(2)
Common Shares                                                                      at exercise price of $1.75
                                                                                   per share

Options to purchase           7/93                 18,000  Five Employees of       Employee Stock Options        Section 4(2)
Common Shares                                              Medi-Mail, Inc.         at exercise price of $1.91
                                                                                   per share.

Common Stock                  8/93                 13,333  Alan Springer           Buyout of Commission          Section 4(2)
$0.01 par value                                                                    Agreement

Common Stock                  8/93                201,052  GBK, Inc.               Acquisition of GBK,           Section 4(2)
$0.01 par value                                                                    Inc.'s assets

Options to purchase           9/93                500,000  M.B. Merryman           Stock Options issued          Section 4(2)
Common Shares                                                                      outside of Plans at
                                                                                   exercise price of $4.50
                                                                                      per share
1994
- ----

Common Stock                  1/94              1,100,000  Alliance Global         $3,025,000.00                    Reg. S
$0.01 par value                                            (Underwriter)

Options to purchase           1/94                 37,500  M.B. Merryman           Employee Incentive            Section 4(2)
Common Shares                                                                      Stock Options at exercise
                                                                                   price of $3.52 per share

Warrants to purchase          1/94                100,000  MK Gerinda              Consulting services in        Section 4(2)
Common Shares at                                           Management              connection with Reg. S
$4.50 per share                                                                    placement

Options to purchase           3/94                 96,000  Thirteen Employees of   Employee Incentive            Section 4(2)
Common Shares                                              Medi-Mail, Inc.3        Stock Options at exercise
                                                                                   price of $3.50 per share

Warrants to purchase          3/94                 61,415  John Horton and         Issued in connection with     Section 4(2)
Common Shares at                                           Horton Trading          an agreement with a
$2.44 per share                                                                    marketing consultant

Warrants to purchase          3/94                 37,585  Anthony Riker Ltd.      Issued in connection with     Section 4(2)
Common Shares at                                                                   an agreement with a
$2.44 per share                                                                    marketing consultant

Warrants to purchase          6/94                202,858  Edward T. Hanley, Jr.   Issued in connection with     Section 4(2)
Common Shares at                                                                   an agreement with a
$3.00 per share                                                                    marketing consultant

Warrants to purchase          6/94                358,571  Irwin Jann              Issued in connection with     Section 4(2)
Common Shares at                                                                   an agreement with a
$3.00 per share                                                                    marketing consultant

Warrants to purchase          6/94                398,571  Anthony Riker Ltd.      Issued in connection with     Section 4(2)
Common Shares at                                                                   an agreement with a
$3.00 per share                                                                    marketing consultant

Common Stock                  6/94                  3,000  Ralph and Betty         Rent                          Section 4(2)
$0.01 par value                                            Engelstead

                                      120


                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================

Common Stock                  6/94                400,000  Twelve investors who    Acquisition of FPA            Section 4(2)
$0.01 par value                                            owned FPA prior to
                                                           Medi-Mail's
                                                           acquisition4

Options to purchase           6/94                 50,000  W.K. Richardson         Employee Incentive            Section 4(2)
Common Shares                                                                      Stock Option at exercise
                                                                                   price of $2.29 per share

Options to purchase           6/94                200,000  Three Members of        Stock Options issued          Section 4(2)
Common Shares                                              Medi-Mail's Audit       outside of the Plans at
                                                           Committee5              exercise price of $2.85
                                                                                   per share

Options to purchase           6/94                 50,000  Leo T. McCarthy         Stock Options issued          Section 4(2)
Common Shares                                                                      outside of the Plans at
                                                                                   exercise price of $3.00
                                                                                   per share

Options to purchase           6/94                180,000  Leo T. McCarthy         Directors Stock Options       Section 4(2)
Common Shares                                                                      at exercise price of $2.85
                                                                                   per share

Options to purchase           8/94                120,000  Robert W. Quick and     Directors Stock Options       Section 4(2)
Common Shares                                              Lincoln R. Ward         at exercise price of $3.81
                                                                                   per share

Common Stock                  8/94                 13,333  Alan Springer           Buyout of Commission          Section 4(2)
$0.01 par value                                                                    Agreement

Common Stock                  9/94                800,000  Alliance Global, as an  $2,397,675                       Reg. S
$0.01 par value              10/94                         overseas distributor

Common Stock                 11/94              1,600,000  Medical Service         Acquisition of Mednet            Reg. D
$0.01 par value                                            Agency, Inc.

Common Stock                 12/94                110,771  Twenty-two investors    Termination of                Section 4(2)
$0.01 par value                                            who owned interests in  Medi-Mail marketing
                                                              marketing partnerships6 partnerships
1995
- ----

Warrants to purchase          1/95                 82,548  Wall Street Group       Issued in connection with     Section 4(2)
17,978 Common Shares                                                               public relations
at $5.56 per share;                                                                agreement
38,554 shares at $2.59
per share; and, 26,016
shares at $3.84 per
share

Options to purchase           5/95                120,000  Edward T. Hanley, Jr.   Services rendered to          Section 4(2)
Common Shares                                              and Matthew Strauss as  Medi-Mail, Inc. as
                                                           directors of Medi-Mail, directors
                                                           Inc.

Warrants to purchase          5/95                100,000  Former shareholders of  Settlement of contractual     Section 4(2)
Common Shares at                                           FPA, Inc.               obligations
$5.00 per share

Common Stock                  5/95              1,000,000  Cole Taylor Bank, as    Acquisition of Home           Section 4(2)
$0.01 par value                                            Escrow Agent            Pharmacy

Common Stock, $0.01           5/95                408,020  Three accredited        Convertible Notes issued      Section 4(2)
par value issuable on                                      investors7              in settlement of FPA
conversion of debt                                                                 Shortfall

Common Stock, $0.01           5/95                400,000  Four accredited         $1,000,000                    Section 4(2)
par value issuable on                                      investors8
conversion of debt

Warrant to purchase           5/95                115,000  Gordon Summer           Settlement of Litigation      Section 4(2)
110,000 Common                 9
Shares at $2.75 per
share; and 5,000
Common Shares at
$3.00 per share

                                      121


                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================

Series B Preferred            5/95                100,000  Non-U.S. Investors      $2,000,000                    Regulation S
Stock

Common Stock, $0.01           9/95              1,060,000  Accredited Investors    $2,120,000                    Section 4(2)
par value

Series A Preferred            9/95                267,500  Accredited Investors    $5,350,000                    Section 4(2)
Stock

Warrants to Purchase          9/95                857,283  3 Accredited Investors10Purchase of Series A          Section 4(2)
857,283 shares for                                                                 Preferred and Consulting
aggregate of                                                                       Services
$1,086,023

Common Stock, $0.01           9/95              1,744,099  Arc Ventures as         Acquisition of Home           Section 4(2)
purchase                                                   pledgee                 Pharmacy

Common Stock, $0.01          12/95              3,216,178  Arc Ventures as         Acquisition of Home           Section 4(2)
purchase                                                   pledgee                 Pharmacy

Series C Preferred            2/96                105,000  Non-US Investors        $2,100,000                    Regulation S
Stock

Series D Preferred            4/96                300,000  Non-US Investors        $6,000,000                    Regulation S
Stock

Common Stock $.01             2/96                250,000  3 Accredited            $500,000                      Section 4(2)
purchase                                                   Investors (11)

(1) The directors granted options pursuant to Medi-Mail's Non-Qualifying Stock Option Plan are: Michael Ehrenfeld, Byron S. Georgiou, Gerald Green, Sol Lizerbram, Robert W. Quick and Lincoln Ward.

(2) The seven employees granted options pursuant to Medi-Mail's Incentive Stock Option Plan are: Jane E. Freeman, Betsy Loureiro, M.B. Merryman, S.E. Roberts, Margaret Robinson, Paul Roller and Dennis T. Smith.

(3) The thirteen employees granted options pursuant to Medi-Mail's Incentive Stock Option Plan are: Pedro Perez, S.E. Roberts, Margaret Robinson, Dennis Smith, Barbara J. Thompson, Henrietta Beaudoin, Jacqueline D. Busa, Shari
     S. Colunga, Karen K. Curtis, Jane E. Freeman, Joyce Heller-Zuenia, Julie A. Ledbetter and Sherry M. Mack-Miksek.

(4) The twelve accredited investors are: Lee M. McDow; Brent A. Blue; Daniel W. Pfyfer; Thomas A. Dodd and/or Sally L. Dodd; Thomas A. Dodd and/or Sally L. Dodd as joint tenants; Luis Quintero; John W. Richards Sr. and Dorothy T. Richards; John W. Richards Jr.; Walter Kim Richardson; Paul M. Fischer and Asma Fisher as joint tenants; Edmund J. Elder, Jr.

(5) The three members of the Audit Committee granted options outside of the Plan are: Byron S. Georgiou, Matthew C. Strauss and Lincoln R. Ward.

(6) The twenty-two accredited investors are: Barry Bellport; Robert De Summa; Michael Feinstein, Murray Rosenthal; Alan Springer, Albert Barbabes; Rosenthal Pension Plan; Herman Wetsman; Maneck Wadia; Stephen Ficci; Seth Flam; Katzman Family Trust; Steven Katzman; David Matus; Michael Rodriguez; Larry Ender; Derezin; Brier; Totalsen; Michael Coscinga; Michael Axelrod; Lincoln Ward.

(7) The three accredited investors are: John W. Richards, Jr.; W. Kim Richardson; Thomas A. Dodd.
(8) The four accredited investors are: Hassman, L.P.; Steven M. Lash; Kevin Ellis; Seth Flam.
(9)  Issued pursuant to the record of proceeding of May 24, 1995.

(10) The three accredited investors are Steven F. Mayer, Norton Herrick and James Argyropoulos.

(11) The three accredited investors are Matthew Strauss, Steve Strauss and Craig Sopin.

* Unless otherwise indicated, the sales were made without an underwriter and the persons listed are the investors.

Item 16.  Exhibits and Financial Statement Schedules.



          (a)      Exhibits


Exhibit
Number         Description
- -------        -----------

3.1 Articles of Incorporation of the Company as filed September 17, 1985 with the Secretary of State of the State of Nevada.(1)

3.1.1 Amendment to the Articles of Incorporation of the Company as filed April 8, 1988 with the Secretary of State of the State of Nevada.(1)


3.1.2 Amended and Restated Articles of Incorporation of the Company as filed May 20, 1988 with the Secretary of State of the State of Nevada.(1)


3.1.3 Second Amended and Restated Articles of Incorporation of the Company, as filed May 19, 1989 with the Secretary of State of the State of Nevada.(2)


3.1.4 Certificate of Amendment to Articles of Incorporation of the Company as filed March 2, 1990 with the Secretary of State of the State of Nevada.(3)


3.1.5 Certificate of Amendment to Articles of Incorporation of the Company as filed December 15, 1993 with the Secretary of State of the State of Nevada.(3)


3.1.6 Certificate of Amendment to Articles of Incorporation of the Company as filed November 9, 1994.(4)


3.1.7 Certificate of Amendment to Articles of Incorporation of the Company as filed June 29, 1995.(4)


3.2.1 Certificate of Designation of the 10% Series A Convertible Exchangeable Preferred Stock.(14)


3.2.2          Certificate of Designation Series B-1 Preferred Shares.(5)


3.2.3          Certificate of Designation Series B-2 Preferred Shares.(5)


3.2.4          Certificate of Designation Series B-3 Preferred Shares.(5)


3.2.5          Certificate of Designation Series C Preferred Shares.(5)


3.3.1          By-laws.(1)


3.3.2          Amended and Restated By-laws.(3)


3.3.3 Certificate of Amendment to Amended and Restated By-laws dated January 27, 1992.(3)


3.3.4          Second Amended and Restated By-laws.(4)


4.1 Specimen certificate for Common Shares, $.001 par value per share.(1)


4.2            Form of Underwriter's Warrant.(1)

5.1 Form of Opinion of Ballard Spahr Andrews & Ingersoll regarding the legality of the securities registered under this Registration Statement. (16)

10.1           1988 Incentive Stock Option Plan.(2)

10.1.1         1992 Amended and Restated Incentive Stock Option Plan.(6)

10.1.2 Amendment No. 1 to 1992 Amended and Restated Incentive Stock Option Plan.(3)

10.2           1988 Nonqualifying Stock Option Plan.(2)

10.2.1         1992 Amended and Restated Nonqualifying Stock Option Plan.(6)

10.2.2 Amendment No. 1 to 1992 Amended and Restated Nonqualifying Stock Option Plan.(3)

10.3 Employment Agreement between the Company and M.B. Merryman, dated May 1, 1992.(6)

10.3.1 First Amendment to Employment Agreement between the Company and M.B. Merryman, dated as of September 12, 1993.(3)

10.4 Letter Agreement between the Company and Gordon Summer dated March 13, 1992.(6)

10.5 Sublease between the Company and Rocky Mountain Bank Note company dated March 9, 1992.(6)

10.6 Asset Purchase Agreement between the Company, Medi-Claim, Inc., and Avesis, Incorporated, dated December 30, 1992.(6)

10.7           Purchase and Sale Agreement between the Company,  Medi-Phar, Inc.
               and Medco Drugs, dated January 17, 1992.(7)

10.8           Agreement  between Avesis,  Incorporated  and National  Insurance
               Services, Inc. dated September 1, 1992 acknowledging that the Company is to provide mail pharmacy services.(6)

10.9           Pharmaceutical   Services  Agreement  between  Union  Labor  Life
               Insurance company and the Company, effective March 1, 1992.(6)

10.10 Specimen form of Indemnification Agreement between the Company and all of its officers and Directors, signed in 1992.(6)

10.11          Asset  Purchase  Agreement  between the Company and G.B.K.,  Inc.
               d/b/a Mail Rx, dated April 15, 1993.(9)

10.12 Consultant Agreement by and between the Company and Irwin G. Jann & Associates, P.C., dated June 1, 1994.(10)

10.13 Share Exchange Agreement by and among Family Pharmaceuticals of America, Inc. ("FPA"), the former stockholders of FPA and the Company, dated June 30, 1994.(11)

10.14 Agreement and Plan of Reorganization by and among Medical Service Agency, Inc. (doing business as Mednet), Medi-Claim, Inc. and the Company, dated November 19, 1994.(12)

10.15 Employment Agreement between the Company and David L. Dalton, dated November 9, 1994.(4)

10.16 Asset Purchase Agreement between the Company and ArcVentures, Inc. (Home Pharmacy) (14)

10.17          Foothill Revolving Loan Agreement (15)

21.1           Subsidiaries of the Registrant.(5)

23.1           Consent  of   McGladrey  &  Pullen,   LLP,   independent   public
               accountants of the Company.*

23.2           Consent  of   McGladrey  &  Pullen,   LLP,   independent   public
               accountants of FPA.*

23.3 Consent of McKonly & Asbury, independent public accountants of Medical Service Agency, Inc.*

23.4           Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit
               5.1).(16)

23.5 Consent of Arthur Andersen, LLP, independent public accountants of Home Pharmacy*

99.1           Complaint, Mark Christiansen v. Medi-Mail, Inc. et al., Civil No.
               940052B(LSP), filed January 12, 1995 (S.D. Calif.).(12)

*        Filed herewith.

(1) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's Registration Statement on Form S-18, as amended, originally filed on May 3, 1988, Registration No. 33-21599.

(2) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's Registration Statement on Form S-1, as amended, originally filed on December 22, 1988, Registration No. 33-26282.

(3) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's current report on Form 10-K for the period ended December 31, 1993.

(4) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's current report on Form 10-K for the period ended December 31, 1994.

(5) Pursuant to Rule 12b-32, this Exhibit is incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

(6) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's annual report on Form 10-K for the period ended December 31, 1992.

(7) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 7(c) of the Company's current report on Form 8-K dated January 31, 1992.

(8) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 7(c) of the Company's current report on Form 8-K dated October 14, 1988.

(9) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 2 of the Company's current report on Form 8-K dated April 30, 1993.

(10) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 5 of the Company's current reports on Form 8-K, dated April 28, 1994.

(11) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 2 of the Company's current report on Form 8-K and Form 8-K/A, dated June 30, 1994.

(12) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 2 of the Company's current report on Form 8-K and Form 8-K/A, dated November 19, 1994.

(13) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 2 of the Company's current report on Form 8-K, dated February 23, 1995.

(14) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed with the Company's current report on Form 8-K, dated September 15, 1995.

(15) Pursuant to Rule 12b-32, this exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's Registration Statement on Form S-1, as amended, originally filed on January 31, 1996.

(16)     Previously filed.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled be controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(c)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, May 24, 1996.


                                      MEDNET, MPC CORPORATION


                                      By:  /s/ M. B. Merryman
                                           -------------------------------------
                                           M. B. Merryman
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. B. Merryman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                               Date


/s/ M.B. Merryman
- --------------------------    President, Chief                   May 24, 1996
M. B. Merryman                Executive Officer
                              and Director (Principal
                              Executive Officer)


/s/ Thomas Warren
- -------------------------     Chief Financial Officer            May 24, 1996
Thomas Warren                 (Principal Financial and
                              Accounting Officer)


/s/ M. B. Merryman
- -------------------------    Director                           May 24, 1996
Leo T. McCarthy
by M. B. Merryman, Attorney in Fact

/s/ M. B. Meyyyman
- -------------------------    Director                           May 24, 1996
Sol Lizerbram
by M. B. Merryman, Attorney in Fact

/s/ M. B. Merryman
- -------------------------    Director                           May 24, 1996
Byron S. Georgiou
by M. B. Merryman, Attorney in Fact

/s/ M. B. Merryman
- --------------------------   Director                           May 24, 1996
Lincoln R. Ward
by M. B. Merryman, Attorney in Fact


- --------------------------   Director
Edward F. Heil



- --------------------------   Director
Robert W. Quick

/s/ M. B. Merryman
- --------------------------   Director                           May 24, 1996
Matthew C. Strauss
by M. B. Merryman, Attorney in Fact

/s/ M. B. Merryman
- -------------------------    Director                           May 24, 1996
Edward T. Hanley, Jr.
by M. B. Merryman, Attorney in Fact


- -------------------------    Director
Donald Kirsch



- -------------------------    Director
Steven F. Mayer